As filed with the Securities and Exchange Commission on August 29, 2005.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

NATURADE, INC.
(Name of small business issuer in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	2834 (Primary Standard Industrial Classification Code Number)	25-2442709 (I.R.S. Employer Identification No.)
14370 Myford Road
Irvine, California 92606
(714) 573-4800
(Address and telephone number of principal executive offices)
(Address of principal place of business or intended principal place of business)
Stephen M. Kasprisin
Chief Financial Officer
Naturade, Inc.
14370 Myford Road
Irvine, California 92606
(714) 573-4800
(Name, address and telephone number of agent for service)
Copies to:
Su Lian Lu, Esq.
Sheppard, Mullin, Richter & Hampton LLP.
333 South Hope Street, 48th Floor
Los Angeles, California 90071
(213) 620-1780
     Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement.
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
	Amount to be	offering price per	aggregate offering	Amount of
Title of each class of securities to be registered	registered	share(1)	price(1)	registration fee
Common Stock, par value $0.0001 per share	12,096,375 shares	$0.26	$3,145,057.50	$370.17

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Registrant’s common stock as reported in the over-the-counter market on August 25, 2005.
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus may change. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is neither an offer to sell these securities nor a solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED AUGUST 29, 2005
PROSPECTUS
NATURADE, INC.
12,096,375 Shares
Common Stock
($0.0001 par value)

     This is an offering of common stock of Naturade, Inc. All of the shares are being offered by the selling stockholder listed in the section of this prospectus entitled “Principal and Selling Stockholders.” We will not receive any of the proceeds from the sale of the 12,096,375 shares being offered by the selling stockholder.
     Our common stock trades on the over-the-counter market under the symbol “NRDC.OB.” On August 26, 2005, the closing sales price for our common stock in the over-the-counter market was $0.26 per share.

     Investment in our common stock involves a high degree of risk. Please carefully consider the “Risk Factors” beginning on page 5 of this prospectus.

     Neither the Securities and Exchange Commission, nor any state securities commission, has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August  , 2005.

     You should rely only on the information contained in this prospectus or to which we have referred you. We have not authorized anyone to provide you with different information. This document may be used only where it is legal to offer or sell these securities. The information in this prospectus may only be accurate on the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

     Unless the context otherwise requires, the terms “we,” “our,” “us” and “Naturade” refer to Naturade, Inc. and its subsidiaries.

PROSPECTUS SUMMARY
          This summary highlights information contained elsewhere in this prospectus, and it may not contain all of the information that is important to you. You should read the entire prospectus carefully, including the section entitled “Risk Factors,” and the financial statements and the related notes included elsewhere in this prospectus, before making an investment decision.
Our Company
          We develop and market branded natural products. We are focused on profitable growth through the sale of innovative, scientifically supported products designed to nourish the health and well-being of consumers.
          We compete primarily in the market for natural, nutritional supplements. Our products include:
•	Naturade Total Soy®, a full line of nutritionally complete meal replacements for weight loss and cholesterol reduction available in several flavors of powders;

•	Naturade® protein powders;

•	ReVivex™ healthy joint and arthritis pain relief products;

•	Diet Lean® products focused on the low carb dieter;

•	SportPharma® sports nutrition products; and

•	Other niche dietary supplements.
          Our products are sold to the mass market, the health food market and the military in the United States, Canada and selected international markets. The mass market consists of supermarkets (such as Kroger, Fred Meyer, Safeway, Albertson’s and Ahold), mass merchandisers (such as Wal-Mart and Shopko), club stores (such as Sam’s Club, Costco and BJ’s Wholesale) and drug stores (such as American Drug, Walgreen’s Drug and Snyder Drug). The health food market consists of natural food supermarkets (such as Whole Foods and Wild Oats) and over 5,000 independent health food stores.
          We also provide private label products to a limited number of customers.
          We were incorporated in 1986 under the laws of the state of Delaware. Our principal executive offices are located at 14370 Myford Road, Irvine, California 92606, and our telephone number is (714) 573-4800.
The Offering
          The selling stockholder listed in the section of this prospectus entitled “Principal and Selling Stockholders” may offer and sell up to 12,096,375 shares of our common stock.

          Under this prospectus, the selling stockholder may sell its shares of common stock in the open market at prevailing market prices or in private transactions at negotiated prices. They may sell the shares directly, or may sell them through underwriters, brokers or dealers. Underwriters, brokers or dealers may receive discounts, concessions or commissions from the selling stockholder or from the purchaser, and this compensation might be in excess of the compensation customary in the type of transaction involved. See the section of this prospectus entitled “Plan of Distribution.”
          We will not receive any proceeds from the sale of common stock offered by the selling stockholder.
Summary Financial Data
          The following table presents summary historical consolidated financial data as of, and for the years ended, December 31, 2000, 2001, 2002, 2003 and 2004, which has been derived from our audited consolidated financial statements. The consolidated financial statements of operations data for each of the six months ended, June 30, 2004 and 2005, and the consolidated balance sheet data as of June 30, 2005 are derived from our unaudited consolidated financial statements. Our consolidated financial statements as of, and for the years ended, December 31, 2001, 2002, 2003 and 2004 were audited by BDO Seidman, LLP, and our consolidated financial statements as of, and for the year ended, December 31, 2000 were audited by another independent registered public accounting firm. You should read this information together with “Selected Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our consolidated financial statements and related notes for the years ended December 31, 2002, 2003 and 2004 and the six months ended June 30, 2004 and 2005, which are included in this prospectus. Historical results are not necessarily indicative of the results to be expected in the future.
Statement of Operations Data

	Years Ended December 31,					Six Months Ended June 30,
	2000	2001	2002	2003	2004	2004	2005
						(Unaudited)
Net sales	$15,503,182	$16,641,109	$14,416,351	$16,326,296	$14,141,481	$6,896,530	$5,675,342
Gross profit	7,157,279	7,350,882	6,258,744	7,663,997	6,338,679	3,107,862	2,588,308
Selling, general and administrative expenses	8,626,072	9,522,932	8,069,382	7,883,398	7,216,930	3,787,305	3,068,951

Operating loss	(1,468,793)	(2,172,050)	(1,810,638)	(219,401)	(878,251)	(714,921)	(510,946)
Other income (loss):
Gain on sale of brand	-0-	-0-	-0-	-0-	1,055,647	-0-	-0-
Gain on expiration of warrants	-0-	-0-	-0-	-0-	500,000	-0-	-0-
Interest expense and other	(661,499)	(549,172)	(85,180)	(181,514)	(308,122)	139,110	169,929

Income (loss) before provision for income taxes	(2,130,292)	(2,721,222)	(1,895,818)	(400,915)	369,274	(854,031)	(680,875)
Provision for income taxes	800	5,931	800	800	800	800	800

Net income (loss)	(2,131,092)	(2,727,153)	(1,896,618)	(401,715)	368,474	(854,831)	(681,675)
Less:
Preferred stock dividends	-0-	-0-	(205,000)	(228,908)	(252,670)	(123,217)	(136,008)
Deemed dividends	-0-	-0-	(285,714)	(285,714)	(285,714)	(142,857)	(142,857)

Net loss attributable to common shares	$(2,131,092)	$(2,727,153)	$(2,387,332)	$(916,337)	$(169,910)	$(1,120,905)	$(960,540)

Basic and diluted net loss per share	$(0.30)	$(0.36)	$(0.05)	$(0.02)	$(0.00)	$(0.03)	$(0.02)
Weighted average number of shares used in computation of basic and diluted net loss per share	7,000,000	7,600,000	44,117,284	44,651,170	44,651,170	44,523,886	44,651,170

Balance Sheet Data

	As of December 31,					As of
	2000	2001	2002	2003	2004	June 30, 2005
						(Unaudited)
Cash and cash equivalents	$202,648	$55,388	$722,583	$144,102	$210,573	$260,428
Working capital (deficiency)	226,869	(1,864,116)	(1,429,771)	(1,789,482)	(1,859,320)	(2,510,693)
Total assets	5,389,819	3,993,495	4,222,224	4,076,557	4,401,391	3,208,390
Long term debt	5,049,770	5,507,382	37,735	5,609	-0-	-0-

Total stockholders’ deficit	$(4,472,397)	$(7,009,373)	$(1,945,301)	$(2,861,638)	$(3,301,548)	$(3,992,088)

RISK FACTORS
          An investment in our common stock involves a high degree of risk. In addition to the other information contained in this prospectus, you should carefully consider the following risks and uncertainties before purchasing our common stock. If any of these risks or uncertainties were to occur, our business, financial condition and operating results could suffer serious harm. In that case, the trading price of our common stock could decline and you could lose all or part of your investment.
We may incur future losses which may affect our ability to continue as a going concern.
     At June 30, 2005, we had an accumulated deficit of $22,984,011, a net working capital deficit of $2,510,693 and a stockholders’ capital deficiency of $3,992,088. We anticipate that we will incur net losses for the foreseeable future and will need access to additional financing for working capital and to expand our business. If unsuccessful in those efforts, we could be forced to cease operations and investors in our common stock could lose their entire investment. Based on this situation, our independent registered public accounting firm qualified their opinion on our December 31, 2004 financial statements by including an explanatory paragraph in which they expressed substantial doubt about our ability to continue as a going concern. Our December 31, 2004 financial statements have been prepared on the assumption that we will continue as a going concern and do not include material adjustments that would be necessary if we were to cease operation.
Our success depends on current and ongoing financing.
     Our success is dependent on our current financing as well as new financing to support our working capital requirements and fund our operating losses. Additional financing is made more difficult by the issuance of a going concern opinion since such opinion may lower creditor confidence in our company and lending entities may refuse to grant us a loan or line of credit, or if such loan or line of credit is granted, it may be granted only at a higher than average rate of interest.
     On July 26, 2005, we entered into a Security and Purchase Agreement (the “Financing Agreement”) with Laurus Master Fund, Ltd. (“Laurus”), pursuant to which Laurus provided us with a $4,000,000 convertible financing facility composed of a $3,000,000 revolving facility and a $1,000,000 term facility. (See “Business-Recapitalization”). We believe that the financing under the Agreement is sufficient to meet current financing needs, however, additional financing may be required during the next 12 months.

Our revenues depend on the integration and continued revenues of acquired businesses.
     On July 28, 2005, pursuant to an Assignment and Assumption Agreement, Quincy Investments Corp. (“Quincy”) assigned to us all of its right, title and interest in and to the Symco/Symbiotics Agreement and the Ageless Agreement described below, and we agreed to perform all of Quincy’s obligations under the Symco/Symbiotics Agreement and the Ageless Agreement. Our success depends on the integration of these acquired companies and their continued revenues. If we are not successful in integrating these acquisition or future acquisitions, our future growth may be hindered which may have a material adverse effect on our business and financial condition. See “Business-Acquisitions”.
Our revenues depend on continued business from our key customers.
     Our three largest customers together account for 59% of net sales for the three months ended June 30, 2005. One mass market customer represented approximately 26% of our net sales, and two health food distributors accounted for 33% of our net sales, during the three months ended June 30, 2005. The loss of any of these customers could have a material adverse effect on our results of operations. From time to time, major customers have experienced financial difficulties. Additionally, the issuance of a going concern opinion by our independent registered public accounting firm may create concern among existing and potential customers that we may be unable to fulfill product needs. As a result, existing and potential customers may determine not to do business with us, or only do so on less favorable terms, which cause our net sales to decline. We do not have long-term contracts with any of our customers and, accordingly, there can be no assurance that any customer will continue to place orders with us to the same extent it has in the past, or at all.
If our third-party manufacturers raise prices or do not comply with FDA manufacturing guidelines, our profits may be affected.
     The use of contract manufacturers and the resulting loss of direct control over production could result in our failure to receive timely delivery of products of acceptable quality. Although we believe that alternative sources of contract manufacturing services are available, the loss of one or more contract manufacturers could have a material adverse effect on our results of operations until an alternative source is located and has commenced producing our products. Our use of contract manufacturers could also reduce our gross profits if the manufacturers raise prices and we cannot find alternative, less costly sources or pass price increases on to customers.
We depend upon third-party suppliers and manufacturers for our products.
     We depend on third party suppliers and manufacturers for our products. Any failure by third-party suppliers or manufacturers to deliver products may adversely affect our ability to deliver products to our customers in a timely manner. If we fail to deliver products in a timely manner, our customers may seek alternative sources for products provided by us. In addition, the issuance of a going concern opinion by our independent registered public accounting firm may lower vendor confidence in us and they may refuse to provide products or do business with us, or may do so only on less favorable terms, which could cause our net sales to decline.

     Although we require that our contract manufacturers comply with the U.S. Food and Drug Administration (the “FDA”) manufacturing guidelines, we cannot assure that these third-party companies will always act in accordance to these regulations. If the manufacturing facilities used by our third-party manufacturers did not meet those standards, the production of our products could be delayed until the necessary modifications are made to comply with those standards or alternate manufacturers are located. Furthermore, the potential exists for circumstances to arise which would require us to seek out alternate manufacturers who operate in compliance with the FDA’s requirements.
Restrictions or requirements imposed by government regulation could result in material harm to our results of operations and financial condition.
     Our operations, properties and products are subject to regulation by various foreign, federal, state and local government entities and agencies, including the FDA and the U.S. Federal Trade Commission (the “FTC”). Among other matters, such regulation is concerned with statements and claims made in connection with the packaging, labeling, marketing and advertising of our products. The governmental agencies have a variety of processes and remedies available to them, including initiating investigations, issuing warning letters and cease and desist orders, requiring corrective labeling or advertising, requiring consumer redress, seeking injunctive relief or product seizure, imposing civil penalties and commencing criminal prosecution.
     Weight loss products are subject to increased regulatory scrutiny due to intensified campaigns by both FTC and FDA. FTC has specifically launched a nation-wide law enforcement sweep against companies making false weight-loss claims. This initiative was created to stop deceptive advertising, provide refunds to consumers harmed by unscrupulous weight-loss advertisers, encourage media outlets not to carry advertisements containing bogus weight-loss claims and to educate consumers to be on their guard against companies promising miraculous weight loss without diet or exercise. The FTC campaign identifies seven specific claims that they consider suspect, including: “Lose weight without diet or exercise”; “Eat what you want and lose weight”; “Weight loss will be permanent” (even when the user stops using the product); “Block the absorption of fat or calories, and lose substantial weight”; “Safely lose more than three pounds per week for a period of more than four weeks”; “Substantial weight loss for all users”; and “Diet patches, creams, wraps, earrings and other products worn on the body or rubbed into the skin that cause substantial weight loss.” If the FDA and FTC move beyond their current focus and more closely scrutinize weight loss products in the retail marketplace, there can be no assurance that this change in focus would not have an adverse effect on the sale of our products.
     As a result of our efforts to comply with changes in applicable statutes and regulations, we have from time to time reformulated, eliminated or relabeled certain of our products and revised certain aspects of our sales, marketing and advertising programs. We may be subject in the future to additional laws or regulations administered by federal, state, local or foreign regulatory authorities, the repeal or amendment of laws or regulations which we consider favorable, such as the Dietary Supplement Health and Education Act (“DSHEA”), or more stringent interpretations of current laws or regulations. We cannot predict the nature of future laws, regulations, interpretations or applications, nor can we predict what effect additional governmental regulations or administrative orders, when and if promulgated, would have on our business in the future. Such future laws and regulations could, however, require the reformulation of products to meet new standards, the recall or discontinuance of products that cannot be reformulated, the imposition of additional record keeping requirements, expanded documentation of product efficacy, expanded or modified labeling and scientific substantiation, including health warnings or restrictions on benefits described for our products. Any of or all of such requirements could hurt sales of our products or increase our costs, resulting in material harm to our results of operations and financial condition.
We may not be able to identify suitable strategic partners to realize our growth strategy.
     In addition to internal expansion of its existing business, we have a strategy to expand our business externally by identifying compatible companies for strategic alliances and strategic investments in us. We may not succeed in identifying these potential strategic partners or may be unable to conclude agreements with them. If so, our future growth may be limited, and we may be unable to achieve profitability.
Our competitors may develop products that are more effective or less costly.
     The market for nutraceutical products is highly competitive. Many of our competitors have substantially greater capital resources, research and development capabilities, and manufacturing and marketing resources, capabilities and experience than we do. Our competitors may succeed in developing products that are more effective or less costly than any products developed by us.
Future sales of equity securities could dilute our common stock.
     We may seek to obtain new financing from various sources, including the sale of our securities. Future sales of common stock or securities convertible into common stock at or below recent market prices could result in dilution of the common stock. In addition, the potential conversion of the outstanding Series C Convertible Preferred Stock or warrants to purchase common stock could result in dilution of the common stock. The perceived risk of dilution may cause some of our stockholders to sell their shares, which could further reduce the market price of our common stock.
Our success depends on our ability to attract and retain qualified personnel.
     Our success depends upon our ability to attract and retain qualified sales, marketing, scientific and executive management personnel. To commercialize our products and product candidates, we must maintain and expand our personnel, particularly in the areas of product sales and marketing. We face intense competition for such personnel from other companies, academic institutions, government entities and other research organizations. There can be no assurance that we will be successful in hiring or retaining qualified personnel. Moreover, managing the integration of new personnel could pose significant risks to our development and progress and increase our operating expenses.

Expanding our sales in the mass market resulted in less stable demand for our products.
     Although traditionally we have been a marketer for the health food market, we recently built a presence in the mass market. While yielding increased revenue, selling to the mass market has also resulted in significant risks for us. Compared to sales in the health food market, the aggregate volume of mass market orders can vary significantly from period to period and tends to be more sensitive to short-term or local variations in market conditions. The instability can make planning difficult and can cause unexpected reductions in sales, or in orders that exceed our short-term capacity, in either case resulting in lost revenue. Failure to manage the costs and risks associated with the mass market could cause material adverse harm to our business.
A limited number of shareholders have majority control over our common stock.
     At August 15, 2005, Quincy beneficially owned approximately 78.9% of our Common Stock and 20.0% of our Series C Convertible Preferred Stock, which is convertible into one share of Common Stock at any time at the option of the holder, Health Holdings and Botanical LLC (“Health Holdings”) beneficially owned 60.0% of our Series C Convertible Preferred Stock, Laurus Master Fund, Ltd. beneficially owned 23.6% of our Common Stock and our executive officers and directors as a group beneficially owned 81.9% of our Common Stock.
     Shares “beneficially owned” include shares that a person owns or has a right to acquire within 60 days, either directly or through affiliates. Accordingly, Quincy, Laurus and Health Holdings have the ability to control the outcome on all matters requiring stockholder approval, including, but not limited to, the election and removal of directors, any merger, sale, consolidation or sale of substantially all of our assets, and to control our management and affairs.
Our future success depends on our ability to develop and commercialize products.
     We currently are engaged in developing nutraceuticals, which are characterized by extensive and costly research and rapid technological progress and change. New process developments are expected to continue at a rapid pace in both industry and academia. Our future success will depend on our ability to develop and commercialize our existing product candidates and to develop new products. There can be no assurance that we will successfully complete the development of any of our existing product candidates or that any of our future products will be commercially viable or achieve market acceptance. In addition, research and development and discoveries by others could render some or all of our programs or potential product candidates uncompetitive or obsolete.
We may face interruption of production and services due to increased security measures in response to terrorism.
     Our business depends on the free flow of products and services through the channels of commerce. If there are terrorist activities and threats aimed at the United States, transportation, mail, financial and other services may be slowed or stopped altogether. Such delays or stoppages in transportation, mail, financial or other services could have a material adverse effect on our business, results of operations and financial condition. Furthermore, we may experience an increase in operating costs, such as costs for transportation, insurance and security, as a result of the terrorist activities and potential terrorist activities. We may also experience delays in receiving payments from payers that have been affected by terrorist activities and potential terrorist activities. The U.S. economy in general is being adversely affected by the terrorist activities and potential terrorist activities and any economic downturn could adversely impact our results of operations, impair our ability to raise capital or otherwise adversely affect our ability to grow our business.
We are subject to variability of quarterly results and, therefore, our results of operations for any period may not be indicative of future periods.
     We have experienced, and expect to continue to experience, variations in our net sales and operating results from quarter to quarter. We believe that the factors that influence this variability of quarterly results include the timing of our introduction of new product lines, the level of consumer acceptance of each product line, general economic and industry conditions that affect consumer spending and retailer purchasing, the availability of manufacturing capacity, the timing of trade shows, the product mix of customer orders, the timing of placement or cancellation of customer orders, the weather, transportation delays, the occurrence of chargebacks in excess of reserves and the timing of expenditures in anticipation of increased sales and actions of competitors. Accordingly, a comparison of our results of operations from period to period is not necessarily meaningful, and our results of operations for any period are not necessarily indicative of future performance.
We may not have sufficient resources to address product liability exposure.
     Product liability risk is inherent in the testing, manufacture, marketing and sale of our products and product candidates, and there can be no assurance that we will be able to avoid significant product liability exposure. We may be subject to various product liability claims, including, among others, that our products include inadequate instructions for use or inadequate warnings concerning possible side effects and interactions with other substances. We currently maintain a general liability insurance policy and a product liability insurance policy. There can be no assurance that we will be able to maintain insurance in sufficient amounts to protect us against such liabilities at a reasonable cost. Any future product liability claim against us could result in our paying substantial damages, which may not be covered by insurance and may have a material adverse effect on our business and financial condition.
The dietary supplement industry as a whole is experiencing a decline in sales.
     Our business consists primarily of selling natural products and functional foods, including soy protein-based products. The soy foods category as a whole has recently experienced decreased sales. Other categories of dietary supplements have experienced reduced sales in recent periods after several years of dramatic growth. In particular, revenues in both the herbal and health food store categories have had periods of significant decline. There can be no assurance that this general consumer trend will not be experienced by our product categories as well. Even if we are successful in increasing sales within our market category, a decline in the overall market for natural products or functional foods could have a material adverse affect on our business.

Adverse publicity may affect our ability to attract and retain distributors.
     Our products are formulated with vitamins, minerals, herbs and other ingredients that we regard as safe when taken as recommended by us and that scientific studies have suggested may involve health benefits. While we conduct extensive quality control testing on our products, we generally do not conduct or sponsor clinical studies relating to the benefits of our products. We are highly dependent upon consumers’ perception of the overall integrity of our business, as well as the safety and quality of our products and similar products distributed by other companies that may not adhere to the same quality standards as we do. We could be adversely affected if any of our products, or any similar products distributed by other companies, should prove harmful or be asserted to be harmful to consumers, or should scientific studies provide unfavorable findings regarding the effectiveness of such products. Our ability to attract and retain distributors could be adversely affected by negative publicity relating to us or to other direct sales organizations or by the announcement by any governmental agency of investigatory proceedings regarding the business practices of us or other direct sales organizations.
We may not be able to protect our intellectual property which could enable other companies to replicate our products.
     Our success depends in part on our ability to preserve our trade secrets and know-how, and operate without infringing on the property rights of third parties. We do not have any patents, and as a result another company could replicate one or more of our products. Our policy is to pursue registrations for all of the trademarks associated with our key products. We rely on common law trademark rights to protect our unregistered trademarks as well as our trade dress rights. Common law trademark rights generally are limited to the geographic area in which the trademark is actually used, while a U.S. federal registration of a trademark enables the registrant to stop the unauthorized use of the trademark by any third party anywhere in the United States. We intend to register our trademarks in certain foreign jurisdictions where our products are sold. However, the protection available, if any, in such jurisdictions may not be as extensive as the protection available to us in the United States.
     Currently, we have 20 U.S. trademarks as well as a California registration on two trademarks. We also maintain trademark registrations in approximately 11 foreign countries. Because of our limited financial resources, we cannot in all cases exhaustively monitor the marketplace for trademark violations. We will evaluate and pursue potential infringement on a case-by-case basis in accordance with our business needs and financial resources. If we are not aware of some infringing uses or elect not to pursue them, the value of our trademarks could be substantially weakened. If we take action to enforce our intellectual property rights, litigation may be necessary. Any such litigation could be very costly and could distract our personnel. Due to limited financial resources, we may be unable to pursue some litigation matters. In matters we do pursue, we can provide no assurance of a favorable outcome. An unfavorable outcome in any proceeding could have a material adverse effect on our business, financial condition and results of operations.

New products are expensive to introduce and may not be successful.
     Each year, we introduce new products to meet consumer demands and counter competitive threats. These new products include product line extensions, such as new flavors of currently existing products, as well as new formulations or configurations such as Diet Lean® and ReVivex®. We experience significant costs in formulating new products, designing packaging and merchandising. While we conduct extensive market research to determine consumer trends in both the mass market and health food market, there can be no assurance that consumers and retailers will accept our new products. In addition, there can be no assurance that once new products are initially distributed to mass market and health food retailers, there will be repeat orders for these new products. Furthermore, expensive introductory retailer charges for additional shelf space may negate any initial increase in sales.
Our stock price may be subject to significant fluctuations.
     Trading in our common stock is low in volume. The market price of our common stock is likely to be volatile and could be subject to significant fluctuations in response to factors such as quarterly variations in operating results, operating results which vary from the expectations of securities analysts and investors, changes in financial estimates, changes in market valuations of competitors, announcements by us or our competitors of a material nature, loss of one or more customers, additions or departures of key personnel, future sales of common stock and stock market price and volume fluctuations. Additionally, investor confidence may be adversely affected by issuance of a going concern opinion by our independent registered public accounting firm, which may cause our stock price to fall. Also, general political and economic conditions such as recession, or interest rate or currency rate fluctuations, may adversely affect the market price of our common stock.
We may not be able to comply in a timely manner with Section 404 of the Sarbanes-Oxley Act of 2002, which could harm our operating results.
     Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, we will be required, beginning in its fiscal year 2006, to perform an evaluation of our internal control over financial reporting and have our independent registered public accounting firm test and evaluate the design and operating effectiveness of such internal controls and publicly attest to such evaluation. We have prepared an internal plan of action for compliance with the requirements of Section 404, although as of the date of this filing, we have not yet completed our effectiveness evaluation. Although we believe our internal controls are operating effectively, we cannot guarantee that we will not have a material weakness as reported by our independent registered public accounting firm. If we fail to complete this evaluation in a timely manner, or if our independent registered public accounting firm cannot timely attest to our evaluation, we could be subject to regulatory scrutiny and a loss of public confidence in our internal controls. In addition, any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
          Except for the historical information contained herein, the matters addressed in this prospectus constitute “forward-looking statements.” Forward-looking statements may be identified by the use of the words “anticipates,” “expects,” “intends,” “plans,” and variations or similar expressions. These forward-looking statements are subject to a variety of risks and uncertainties, many of which are beyond our control, including those discussed above under “Risk Factors” and elsewhere in this prospectus, which could cause actual results to differ materially from those anticipated by us. In addition, the information set forth in the reports we file from time to time with the SEC describe certain additional risks and uncertainties that could cause actual results to vary materially from the future results covered in such forward-looking statements. You should not place undue reliance on any of these forward-looking statements, which speak only as of the date of this prospectus. We undertake no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unexpected events.
USE OF PROCEEDS
          We will not receive any proceeds from the sale of up to 12,096,375 shares of our common stock being offered by the selling stockholder.
PRICE RANGE OF COMMON STOCK
          Our common stock began trading in the over-the-counter market in 1991 under the symbol NRDC.OB. The over-the-counter market quotations reflect interdealer bid prices, without retail markup, markdown or commission, and may not necessarily represent actual transactions. The prices appearing below were obtained from the National Quotation Bureau.

Fiscal 2005	High	Low
First Quarter	$0.07	$0.04
Second Quarter	0.08	0.05
Third Quarter (through August 26, 2005)	0.43	0.05

Fiscal 2004	High	Low
First Quarter	$0.35	$0.01
Second Quarter	0.40	0.06
Third Quarter	0.07	0.01
Fourth Quarter	0.12	0.02

Fiscal 2003	High	Low
First Quarter	$0.07	$0.06
Second Quarter	0.03	0.03
Third Quarter	0.03	0.01
Fourth Quarter	0.04	0.01
          On August 26, 2005, the last reported price for our common stock was $0.26. Prospective investors are urged to obtain current market quotations for our common stock.

          The number of record holders of our common stock as of August 26, 2005 was 514.
DIVIDEND POLICY
          We did not pay a cash dividend on our common stock during 2003 and 2004, and we do not anticipate paying any cash dividends in the foreseeable future. We intend to retain any future earnings to provide funds for the expansion of our business. The declaration and payment of cash dividends in the future will depend upon our earnings, financial condition, capital needs and other factors deemed relevant by our board of directors. Our ability to pay dividends is limited by the provisions of Delaware law and the Certificate of Designation of the Series C Convertible Preferred Stock.
SELECTED FINANCIAL DATA
          The following table presents selected historical consolidated financial data as of, and for the years ended, December 31, 2000, 2001, 2002, 2003 and 2004, which has been derived from our audited consolidated financial statements. The consolidated financial statements of operations data for each of the six months ended, June 30, 2004 and 2005, and the consolidated balance sheet data as of June 30, 2005 are derived from our unaudited consolidated financial statements. Our consolidated financial statements as of, and for the years ended, December 31, 2001, 2002, 2003 and 2004 were audited by BDO Seidman, LLP, and our consolidated financial statements as of, and for the year ended December 31, 2000 were audited by another independent registered public accounting firm. You should read this information together with “Summary Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our consolidated financial statements and related notes for the years ended December 31, 2002, 2003 and 2004 and the six months ended June 30, 2004 and 2005, which are included in this prospectus. Historical results are not necessarily indicative of the results to be expected in the future.
Statement of Operations Data

	Years Ended December 31,					Six Months Ended June 30,
	2000	2001	2002	2003	2004	2004	2005 _
						(Unaudited)
Net sales	$15,503,182	$16,641,109	$14,416,351	$16,326,296	$14,141,481	$6,896,530	$5,675,342
Gross profit	7,157,279	7,350,882	6,258,744	7,663,997	6,338,679	3,107,862	2,588,308
Selling, general and administrative expenses	8,626,072	9,522,932	8,069,382	7,883,398	7,216,930	3,787,305	3,068,951

Operating loss	(1,468,793)	(2,172,050)	(1,810,638)	(219,401)	(878,251)	(714,921)	(510,946)
Other income (loss):
Gain on sale of brand	-0-	-0-	-0-	-0-	1,055,647	-0-	-0-
Gain on expiration of warrants	-0-	-0-	-0-	-0-	500,000	-0-	-0-
Interest expense and other	(661,499)	(549,172)	(85,180)	(181,514)	(308,122)	139,110	169,929

Income (loss) before provision for income taxes	(2,130,292)	(2,721,222)	(1,895,818)	(400,915)	369,274	(854,031)	(680,875)
Provision for income taxes	800	5,931	800	800	800	800	800

Net income (loss)	(2,131,092)	(2,727,153)	(1,896,618)	(401,715)	368,474	(854,831)	(681,675)
Less:
Preferred stock dividends	-0-	-0-	(205,000)	(228,908)	(252,670)	(123,217)	(136,008)
Deemed dividends	-0-	-0-	(285,714)	(285,714)	(285,714)	(142,857)	(142,857)

Net loss attributable to common shares	$(2,131,092)	$(2,727,153)	$(2,387,332)	$(916,337)	$(169,910)	$(1,120,905)	$(960,540)

Basic and diluted net loss per share	$(0.30)	$(0.36)	$(0.05)	$(0.02)	$(0.00)	$(0.03)	$(0.02)
Weighted average number of shares used in computation of basic and diluted net loss per share	7,000,000	7,600,000	44,117,284	44,651,170	44,651,170	44,523,886	44,651,170

Balance Sheet Data

	As of December 31,					As of
	2000	2001	2002	2003	2004	June 30, 2005
						(Unaudited)
Cash and cash equivalents	$202,648	$55,388	$722,583	$144,102	$210,573	$260,428
Working capital (deficiency)	226,869	(1,864,116)	(1,429,771)	(1,789,482)	(1,859,320)	(2,510,693)
Total assets	5,389,819	3,993,495	4,222,224	4,076,557	4,401,391	3,208,390
Long term debt	5,049,770	5,507,382	37,735	5,609	-0-	-0-

Total stockholders’ deficit	$(4,472,397)	$(7,009,373)	$(1,945,301)	$(2,861,638)	$(3,301,548)	$(3,992,088)
MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
          This discussion contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Although we believe that the expectations reflected in such forward-looking statements are reasonable, such statements are inherently subject to risk and we can give no assurances that such expectations will prove to be correct. Such forward-looking statements involve risks and uncertainties, and actual results could differ from those described herein. Future results may be subject to numerous factors, many of which are beyond our control. Such risk factors include, without limitation, the risks set forth above under “Risk Factors.” We undertake no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unexpected events.
Overview
          We develop and market branded natural products. We are focused on profitable growth through the sale of innovative, scientifically supported products designed to nourish the health and well-being of consumers.
          We compete primarily in the market for natural, nutritional supplements. Our products include:
•	Naturade Total Soy®, a full line of nutritionally complete meal replacements for weight loss and cholesterol reduction available in several flavors of powders;

•	Naturade® protein powders;

•	ReVivex™ healthy joint and arthritis pain relief products;

•	Diet Lean® products focused on the low carb dieter;

•	SportPharma® sports nutrition products; and

•	Other niche dietary supplements.

          Our products are sold to the mass market, the health food market and the military in the United States, Canada and selected international markets. The mass market consists of supermarkets (such as Kroger, Fred Meyer, Safeway, Albertson’s and Ahold), mass merchandisers (such as Wal-Mart and Shopko), club stores (such as Sam’s Club, Costco and BJ’s Wholesale) and drug stores (such as American Drug, Walgreen’s Drug and Snyder Drug). The health food market consists of natural food supermarkets (such as Whole Foods and Wild Oats) and over 5,000 independent health food stores.
          We also provide private label products to a limited number of customers.
          The major trends of our results of operations in the first six months ended June 30, 2005 included the following:
•	The sale of the Aloe Vera brand in November 2004 resulted in the elimination of approximately $497,790 and $911,923 in net sales for these products from the three months and the six months ended June 30, 2005, respectively.

•	The general softness in the grocery segment related to competition from Wal-Mart and club stores continued to move consumers from historical purchasing patterns.

•	The discontinuance of the ready-to-drink line resulted in a reduction of $106,770 and $243,661 in net sales for the three months and the six months ended June 30, 2005, respectively.

•	The emergence and subsequent decline in consumer demand for low carbohydrate products resulted in a modification of our Naturade Total Soy® line to a low carbohydrate formula in late 2004 and the subsequent re-introduction of our original formula in May 2005. This resulted in restocking charges, product returns and declines in our net sales related to conversion of retailer inventory back to the original formula.

•	The removal of Cox-2 inhibitor prescription arthritis medications by the FDA resulted in consumer demand for natural pain relief products. We responded to this demand with the introduction of the ReVivex® line of products into approximately 20,000 retail outlets by June 30, 2005.
          The major trends that affected our results of operations in 2004 included the following:
•	The low carbohydrate trend driving consumer purchasing patterns throughout most of 2004 required us to modify certain product formulations to lower carbohydrate content

•	General softness in the grocery segment related to competition from Wal-Mart and club stores moved consumers from historical purchasing patterns

•	Brand support and promotional spending was focused on areas that provide a direct return, resulting in reduced promotional costs per dollar of net sales generated.
Results of Operations
Six Months Ended June 30, 2004 Compared to Six Months Ended June 30, 2005
          The following table sets forth, for the periods indicated, the percentage which certain items in the statement of operations data bear to net sales and the percentage dollar increase (decrease) of such items from period to period.

	Percent of Net Sales		Percentage Dollar Increase (Decrease)
	Six months Ended June 30,		Six months Ended June 30,
	2005	2004	2005	2004
Net sales	100.0%	100.0%	(17.7%)	(13.2%)
Gross profit	45.6%	45.1%	(16.7%)	(14.3%)
Selling, general and administrative expenses	54.1%	54.9%	(19.0%)	(3.9%)
Operating loss	(9.0%)	(10.4%)	(28.5%)	(103.3%)
Loss before provision for income taxes	(12.0%)	(12.4%)	(20.3%)	(100.7%)
Provision for income taxes	0.0%	0.0%	0.0%	0.0%
Net loss	(12.0%)	(12.4%)	(20.3%)	(100.5%)
          Net Sales
          Net sales for three months ended June 30, 2005 decreased $582,095, or 17.4%, to $2,761,811 from $3,343,906 for the same period in 2004. For the six months ended June 30, 2005, net sales decreased $1,221,188, or 17.7%, to $5,675,342 from $6,896,530 for the same period in 2004. The decrease in net sales was due principally to the lack of sales related to Aloe Vera products, which totaled $497,800 and $911,923, respectively, in the three and six month periods ended June 30, 2004, as a direct result of the sale of this brand in November 2004. In addition, our ready-to-drink line, which accounted for $106,770 and $243,661, respectively, in the three and six month periods ended June 30, 2004, was discontinued in mid 2004 due to slow turns at retail.
          Mass Market Net Sales. For the three months ended June 30, 2005, mass market net sales decreased $79,911, or 5.3%, to $1,432,855 from $1,512,766 for the three months ended June 30, 2004. For the six months ended June 30, 2005, mass market net sales decreased $321,603, or 10.3%, to $2,806,584 from $3,128,187 for the same period in 2004. The decrease in net sales during the period is principally related to softness in the grocery channel partially offset by new product sales of ReVivex ®during the period.
          Health Food Net Sales. For the three months ended June 30, 2005, health food channel net sales decreased $502,183, or 27.4%, to $1,328,956 from $1,831,139 for the three months ended June 30, 2004. For the six months ended June 30, 2005, health food net sales decreased $899,585, or 23.9%, to $2,868,758 from $3,768,345 for the same period in 2004. The decline in net sales was principally related to the lack of sales of Aloe Vera products, which accounted for $497,800 for the three months ended June 30, 2004 and $911,923 for the six months ended June

30, 2004, as a result of the sale of this brand in November 2004 partially offset by new product sales of ReVivex® during the period.
          Channels of Distribution. On a percent of net sales basis, the breakdown of sales between the mass market and health food channels was 48.1% for the health food channel and 51.9% for the mass market channel for the three months ended June 30, 2005 as compared to 54.8 % and 45.2%, respectively, for the same period in 2004. For the six months ended June 30, 2005, health food channel sales were 50.5% and mass market channel sales were 49.5% as compared to 54.6% and 45.4%, respectively, for the same period in 2004. The change in sales by channel was principally related to the lack of Aloe Vera products which are principally sold in the health food channel.
          For the three months ended June 30, 2005, domestic net sales decreased $559,648, or 17.1%, to $2,722,719 from $3,282,367 for the three months ended June 30, 2004. For the six months ended June 30, 2005, domestic net sales decreased $1,053,637, or 15.8%, to $5,595,552 from $6,649,189 for the same period in 2004. The decrease in domestic net sales was principally due to the softness in the mass market channel, the lack of Aloe Vera product sales and the discontinuance of our ready-to-drink line, offset by new product sales of ReVivex®. For the three months ended June 30, 2005, international sales decreased $22,447, or 36.5%, to $39,092 from $61,539 for the same period of 2004. International sales for the three months ended June 30, 2005 decreased principally due to softness in the Canadian market for our products. We are currently investigating alternatives to our current distributors in order to expand the Canadian market. For the six months ended June 30, 2005, international net sales decreased $167,551, or 67.7%, to $79,790 from $247,341 for the same period of 2004. International sales decreased in the six months due principally to pipeline fill related to a new distributor in Canada during the same period of 2004 coupled with the softness of the Canadian market described above.
          Gross Profit
          Gross profit as a percentage of net sales for the three months ended June 30, 2005 decreased 0.9% to 43.9% of net sales, from 44.8% for the three months ended June 30, 2004. The decrease for the quarter was due principally to higher vendor costs for raw material as a result of our cash position during the quarter. Gross profit for the six months ended June 30, 2005 increased 0.5% to 45.6% from 45.1% for the same period in 2004. The increase in gross profit as a percentage of net sales is related to the higher gross margin on new ReVivex® products introduced during the first six months of 2005 as compared to the products sold during the same period of 2004.
          Operating Costs and Expenses
          Operating costs and expenses for the three months ended June 30, 2005 decreased $316,992 to $1,491,571, or 54.0% of net sales, from $1,808,563, or 54.1% of net sales, for the three months ended June 30, 2004. For the six months ended June 30, 2005, operating costs and expenses decreased $723,529 to $3,099,254, or 54.6% of net sales, from $3,822,783, or 55.4% of net sales, for the same period in 2004. This decrease is primarily due to an aggressive cost reduction program undertaken by us during the six months ended June 30, 2005 in order to partially offset the effects of reduced net sales. Operating expenses, before brand expenses, declined $581,500, or 27.0%, from $2,168,700 to $1,587,200 as result of the elimination of cost principally in the area of head count. In addition, our senior management team voluntarily reduced their salaries by 10% for an indefinite period of time.
          Interest Expense
          Interest expense for the three and six months ended June 30, 2005 increased $10,291 and $29,177, respectively, compared to the same period in June 30, 2004 principally due to increased borrowings on the Loan Agreement with related parties, more fully explained in Note 4 to our June 30, 2005 financial statements included elsewhere in this prospectus, partially offset by decreased average borrowings on our credit facility during the three months ended June 30, 2005.
          2003 Compared to 2004
          The following table sets forth, for the periods indicated, the percentage which certain items in the statement of operations data bear to net sales and the percentage dollar increase (decrease) of such items from period to period.

	Percent of Net Sales			Percentage Dollar Increase (Decrease)
	Year Ended December 31			Year Ended December 31,
	2002	2003	2004	2002	2003	2004
Net sales	100.0%	100.0%	100.0%	(13.4)%	13.2%	(13.4)%
Gross profit	43.4%	46.9%	44.8%	(14.9)%	22.5%	(17.3)%
Selling, general and administrative expenses	56.0%	48.3%	51.0%	(15.3)%	(2.3)%	(8.4)%
Operating loss	(12.6)%	(1.3)%	(6.2)%	(16.6)%	(87.9)%	(300.3)%
Interest expense	(0.8)%	(1.2)%	(2.2)%	(79.6)%	67.0%	61.1%
Gain on sale of brand	0.0%	0.0%	7.5%	0.0%	0.0%	—
Gain on expiration of warrants	0.0%	0.0%	3.5%	0.0%	0.0%	—
Other income (loss)	0.1%	0.0%	0.0%	(84.5)%	113.1%	61.1%
Income (loss) before provision for income taxes	(13.2)%	(2.5)%	2.6%	(30.3)%	(78.9)%	192.1%
Provision for income taxes	0.0%	0.0%	0.0%	0.3%	0.0%	0.0%
Net income (loss)	(13.2)%	(2.5)%	2.6%	(30.5)%	(78.8)%	191.7%
          Net Sales
          Net sales for 2004 decreased $2,184,815, or 13.4%, to $14,141,481 from $16,326,296 for 2003 reflecting a general decline in sales of core protein powders related to low carbohydrate consumer trends in 2004. The decline in core protein powder purchasing by consumers resulted in our losing distribution to one key mass market customer and a reduction in promotional programs by a second key mass market customer in 2004. This combined for a $2,100,200 decline in net sales from 2003 or 96% of the total decline for the period. Domestic net sales for 2004 decreased $2,344,751, or 14.6%, to $13,747,245 from $16,091,996 for 2003 principally due to the loss of distribution referred to above. International sales for 2004 increased $159,936, or 68.3%, to $394,237 from $234,300 for 2003.
          Mass market net sales for 2004 decreased $1,828,371, or 24.1%, to $6,921,198 from $8,749,569 for 2003. This decrease was primarily a result of the loss of distribution in the mass market described above. For 2004, the percentage of mass market net sales to our total net sales decreased to 48.9% as compared to 53.6% in 2003. For 2004, health food net sales decreased

$356,444, or 4.7%, to $7,220,283 from $7,576,727 for 2003 primarily as a result of a reduction in core protein powder consumption related to low carbohydrate consumer trends during 2004. For 2004, the percentage of health food net sales to our total net sales increased to 51.1% as compared to 46.4% in 2003.
          For 2004, the top 40 customers accounted for $12,946,000, or 91.6%, of net sales, with 21 health food customers contributing $6,326,100, or 44.7% of net sales, 18 mass market customers contributing $6,528,900, or 46.2% of net sales, and one international customer contributing $91,000, or 0.7% of net sales. This compares to the top 40 customers accounting for $15,478,500, or 94.8% of net sales, with 21 health food customers contributing $7,123,000, or 43.6% of net sales, 17 mass market customers contributing $8,163,300, or 50.0% of net sales, and two international customers contributing $192,200, or 1.2% of net sales, for 2003.
          For both periods, we consider the 10 divisions of one major health food distributor and the 17 divisions of a second major health food distributor as separate customers for purposes of this top 40 list, because of their ability to make independent purchasing decisions regarding our products. In addition, although two divisions of a mass market customer are one corporate legal entity, they operate independently with separate buying departments and, thus, we consider them separate customers for purposes of this top 40 list. This analysis differs from that shown in “Business—General” in which the divisions of these three entities are combined under their corporate parent to reflect three major customers.
          For 2004, the top 40 products represented $10,767,900, or 76.1% of net sales, with 15 Naturade Total Soy® products contributing $5,706,900, or 40.4% of net sales, 12 protein powders contributing $3,059,000, or 21.6% of net sales, three ReVivex™ products contributing $605,100, or 4.3% of net sales, two Diet Lean™ products contributing $513,200, or 3.6% of net sales, and eight Aloe Vera and other products representing $883,700, or 6.2% of net sales. The Aloe Vera brands were sold in November 2004 and represented approximately 10% of net sales for 2004. This compares to the top 40 products representing $12,965,100, or 79.4% of net sales, with 19 Naturade Total Soy® products contributing $8,522,400, or 52.2% of net sales, 11 protein powders contributing $2,910,800, or 17.8% of net sales, and 10 Aloe Vera and other products representing $1,513,900, or 9.4% of net sales, for 2003.
          Gross Profit
          Gross profit as a percentage of net sales for 2004 decreased to 44.8% from 46.9% in 2003. This decrease in gross profit percentage is primarily due to lower fixed cost absorption related to lower net sales partially offset by product cost reductions related to the change in third party manufacturers in the three months ended June 30, 2004.
          Selling, General and Administrative Expenses
          Selling, general and administrative expenses for 2004 decreased $666,468, or 8.5%, to $7,216,930, or 51.0% of net sales, from $7,883,398, or 48.3% of net sales, for 2003. This decrease was principally related to a reduction in brand expenses executed to offset revenue reductions during the year. For 2004, brand expenses decreased $460,400, or 21.3%, compared to 2003, to $1,701,100, or 12.0% of net sales, for 2004 from $2,161,500, or 13.2% of net sales, for 2003. Our focus on the support of retail programs that provide direct consumer consumption benefits resulted in this decrease as a percent of sales. This decrease was coupled with a decrease of $206,068 in overhead expenses, principally related to lower freight expense of $185,500, and a decrease in commissions expense of $117,100 related to revenue reductions, partially offset by an increase in marketing of $20,600, new product development of $62,900 and administrative expenses of $13,032.
         Other Income (Expense)
         Other income (expense) consists of two components, interest expense and other expense.
         Interest expense consists of bank and other interest related to notes as shown in Note 4 to the financial statements included elsewhere in this prospectus. For 2004, interest expense increased $115,803 to $305,265, or 2.2% of net sales, as compared to 2003 of $189,462, or 1.2% of net sales. This increase was principally related to an increase in the borrowing rate on our line of credit and interest on the loan agreement entered into among us, Health Holdings and other lenders in April 2003 (the “Loan Agreement”) as more fully explained in Note 4 to our December 31, 2004 financial statements included elsewhere in this prospectus.
         The other expense category consists of unusual or non-recurring charges net of other income. For 2004 this other income was principally composed of a $1,055,647 gain on sale of the Aloe Vera brands, and a $500,000 gain on the expiration of warrants as more fully explained in Note 4 to our December 31, 2004 financial statements included elsewhere in this prospectus as compared to other income for 2003 of $7,948 for a net increase of $1,544,843.
2002 Compared to 2003
         Net Sales
         Net sales for 2003 increased $1,909,945, or 13.2%, to $16,326,296 from $14,416,351 for 2002 reflecting a turnaround in the health food channel coupled with consistent growth in the mass market channel. Domestic sales for 2003 increased $1,897,937, or 13.4%, to $16,091,995 from $14,194,058 for 2002. International sales for 2002 increased $12,008, or 5.4%, to $234,301 from $222,293 for 2002.
         Mass market net sales for 2003 increased $1,699,351, or 24.1%, to $8,749,569 from $7,050,218 for 2002. This increase was primarily a result of an increase in turn distribution sales in 2003 as compared to 2002 coupled with an increase in club business in 2003. For 2003, the percentage of mass market net sales to our total net sales increased to 53.6%, as compared to 48.9% in 2002.
         For 2003, health food net sales increased $210,591, or 2.9%, to $7,576,727 from $7,366,133 for 2002 primarily as a result of our strong relationships with key health food distributors and retailers. These relationships have provided us with the ability to introduce new product sku’s into distribution and ultimately into retail. For 2003, the percentage of health food net sales to our total net sales decreased to 46.4% as compared to 51.1% in 2002.

     For 2003, the top 40 customers accounted for $15,478,500, or 94.8% of net sales, with 21 health food customers contributing $7,123,000, or 43.6% of net sales, 17 mass market customers contributing $8,163,300, or 50.0% of net sales, and two international customers contributing $192,200, or 1.2% of net sales. This compares to the top 40 customers accounting for $13,857,300, or 96.1% of net sales, with 22 health food customers contributing $7,155,200, or 49.6% of net sales, 17 mass market customers contributing $6,603,600, or 45.8% of net sales, and one international customer contributing $98,500, or 0.7% of net sales for 2002.
     For both periods, we considered the eight divisions of one major health food distributor and the seven divisions of a second major health food distributor as separate customers for purposes of this top 40 list, because of their ability to make independent purchasing decisions regarding our products. In addition, although two divisions of a mass market customer are one corporate legal entity, they operate independently with separate buying departments and, thus, we considered them separate customers for purposes of this top 40 list. This analysis differs from that shown in “Business—General” in which the divisions of these three entities are combined under their corporate parent to reflect three major customers.
     For 2003, the top 40 products represented $12,965,100, or 79.4% of net sales, with 19 Naturade Total Soy® products contributing $8,522,400, or 52.2% of net sales, 11 protein powders contributing $2,910,800, or 17.8% of net sales, and ten Aloe Vera and other products representing $1,513,900, or 9.4% of net sales. This compares to the top 40 products representing $12,129,900, or 84.1% of net sales, with 17 Naturade Total Soy® products contributing $7,555,700, or 52.4% of net sales, 13 protein powders contributing $3,015,600, or 20.9% of net sales, and ten Aloe Vera and other products representing $1,558,600, or 10.8% of net sales, for 2002.
     Gross Profit
     Gross profit as a percentage of net sales for 2003 increased to 46.9% from 43.4% in 2002. This increase in gross profit percentage was primarily due to the reformulation of Naturade Total Soy® and several other products which resulted in a product cost decrease which more than offset small price increases implemented by a key supplier. In addition, increased efficiencies in distribution related to increased consistency of order flow resulted in lower product distribution costs.
     Selling, General and Administrative Expenses
     Selling, general and administrative expenses for 2003 decreased $185,984, or 2.3%, to $7,886,398, or 48.3% of net sales, from $8,069,382, or 56.0% of net sales, for 2002. For 2003, brand expenses decreased $52,100, or 2.4%, compared to 2002, to $2,161,500, or 13.2% of net sales, for 2003 from $2,213,600, or 15.4% of net sales, for 2002. Our focus on the support of retail programs that provide direct consumer consumption benefits resulted in this decrease as a percent of sales. This decrease was coupled with a decrease of $256,100 in overhead expenses, principally from manpower and consulting fee reductions partially offset by increases related to freight and commission expense of $95,200 and $37,700, respectively, resulting from increased sales volume.

     Other Income (Expense)
     Other income (expense) consisted of two components, interest expense and other expense.
     Interest expense consisted of bank and other interest related to notes as shown in Note 4 to our December 31, 2004 financial statements included elsewhere in this prospectus. For 2003, interest expense increased $75,982 to $189,462, or 1.2% of net sales, as compared to $113,480, or 0.8% of net sales, in 2002. This increase was principally related to an increase in the borrowing rate on our line of credit and interest on the Loan Agreement as more fully explained in Note 4 to our December 31, 2004 financial statements included elsewhere in this prospectus.
     The other expense category consists of unusual or non-recurring charges net of other income. For 2003 this other income was $7,948 compared to other income for 2002 of $28,300 for a net decrease of $20,352.
Liquidity and Capital Resources
     Our operating activities provided cash of $585,622 in the six months ended June 30, 2005, compared to cash provided of $372,782 from operating activities in the six months ended June 30, 2004. This increase in cash provided from operating activities was primarily due to the reduction in our operating loss of $173,156 and a decrease in inventories providing an increase in cash of $791,615, partially offset by an decrease in cash provided by accounts receivable of $400,966. We used cash of $1,223,943 in operating activities in the year ended December 31, 2004.
     Net cash provided by inventories was $647,643 for the six months ended June 30, 2005, compared with net cash used in inventories of $143,972 for the six month ended June 30, 2004. We elected to reduce inventories during the six months ended June 30, 2005 in order to offset reduced sales forecasted for the period. Net cash used by inventories was $614,284 for the year ended December 31, 2004.
     Net cash provided by accounts receivable was $610,064 for the six months ended June 30, 2005 compared to net cash provided from accounts receivable of $1,011,030 for the same period of 2004, principally due to lower sales in the last quarter of 2004 as compared to the last quarter of 2003 coupled with lower sales during the six months ended June 30, 2005 as compared to the six months ended June 30, 2004. General customer terms and our collection policies have remained constant. Net cash provided by accounts receivable was $171,963 for the year ended December 31, 2004.
     Net cash provided by accounts payable and accrued expenses was $24,441 for the six months ended June 30, 2005 compared to net cash provided of $463,174 for the same period of 2004, principally due to the continued planned reduction of inventories during the period which resulted in a reduction of vendor account balances. Net cash provided by accounts payable and accrued expenses was $394,365 for the year ended December 31, 2004.

          There were no changes in the provision for excess and obsolete inventory for the six month periods ended June 30, 2005 and 2004. The provision for excess and obsolete inventory provided $59,197 for the year ended December 31, 2004.
          Our working capital deficit increased $651,372 from $1,859,321 at December 31, 2004 to $2,510,693 at June 30, 2005. This increase was largely due to the decrease in receivables and inventory as a result of decreased sales and a concentrated inventory reduction program partially offset by a decrease in borrowings ($705,158) on our credit facility partially offset by additional borrowings on the Loan Agreement.
          Our cash used in financing activities was $535,767 for the six months ended June 30, 2005, compared to cash used in financing activities of $498,497 for the same period of 2004. The increase in cash used in financing activities was the result of a net repayment under our credit facility of $705,158, coupled by borrowings of $175,000 on the Loan Agreement partially offset by reduced payments on related party loans during the six months ending June 30, 2005 as compared to the same period in 2004. Our cash provided by financing activities was $61,994 for the year ended December 31, 2004.
          As of June 30, 2005, we were in compliance with all of the covenants of the credit agreement with Wells Fargo Business Credit, Inc., (“Wells Fargo”) which was paid in full as a result of the refinancing with Laurus described in Note 10 to our June 30, 2005 financial statements included elsewhere in this prospectus.
          Our financial statements included elsewhere in this prospectus have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. At June 30, 2005, we had an accumulated deficit of $22,984,011, a net working capital deficit of $2,510,693 and a stockholders’ capital deficiency of $3,992,088, and had incurred recurring net losses. These factors, among others, raise substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our independent registered public accounting firm qualified their opinion on our December 31, 2004 financial statements by including an explanatory paragraph in which they expressed substantial doubt about our ability to continue as a going concern.
          Our liquidity would be adversely affected if we continue to incur declines in net sales. This could result in our being unable to obtain products necessary to fulfill customer orders. We have raised additional capital through the financing with Laurus as described in Note 10 to our June 30, 2005 financial statements included elsewhere in this prospectus and under “Business — Financing.” We are seeking to raise additional funds through the sale of public or private equity and/or debt financings or from other sources. No assurance can be given that additional financing will be available in the future or that, if available, such financing will be obtainable on terms acceptable to us or our stockholders.
          On July 22, 2005, we entered into the Master Investment Agreement by and among us, Westgate Equity Partners, L.P. (“Westgate”), Quincy, Bill D. Stewart (“Stewart”) and David A. Weil (“Weil”), pursuant to which we will issue to Quincy (1) 30,972,345 shares of common stock, (2) warrants to purchase 14,000,000 shares of common stock (the “Quincy Warrants”), and

(3) 4,200,000 shares of Series C Convertible Preferred Stock (the “Series C”), all in consideration of Quincy negotiating, and arranging the financing for our acquisition of selected assets of Ageless, Symco and Symbiotics and guaranteeing the payment of a portion of the purchase price of each such transaction. Health Holdings will surrender the 41,054,267 shares of common stock held by it for conversion into (1) 12,600,000 shares of Series C and (2) a warrant to purchase 10,000,000 shares of common stock (the “HHB Warrant”). Westgate will surrender the 13,540,723 shares of Series B Convertible Preferred Stock (the “Series B”) held by it, including any accrued and unpaid dividends, for conversion into 4,200,000 shares of Series C. Health Holdings, Stewart and Weil will extend the term of the secured promissory notes issued to them pursuant to that certain Loan Agreement dated April 23, 2003, from December 31, 2005 to December 31, 2006. (See “Business-Recapitalization”).
          On July 26, 2005, we entered into the Financing Agreement, pursuant to which Laurus provided us with a $4,000,000 convertible financing facility composed of a $3,000,000 revolving facility and a $1,000,000 term facility. (See “Business-Recapitalization”).
Impact of Contractual Obligations and Commercial Commitments
          The following summarizes our contractual obligations at June 30, 2005 and the effects such obligations are expected to have on liquidity and cash flow in future periods.

	Payments Due by Period
Contractual Obligations	Total	Less than 1 Year	1-3 Years	4-5 Years	After 5 Years
Long-term debt	$2,408,084	$2,408,084	$-0-	$-0-	$-0-
Operating leases	556,028	241,150	314,878	-0-	-0-

Employment agreements (1)	1,777,500	445,500	666,000	666,000	(a	)

Consulting agreements (2)	800,000	-0-	-0-	800,000	-0-
Total contractual cash obligations	5,541,612	3,094,734	980,878	1,466,000	-0-
Series B Convertible Redeemable Preferred Stock	2,000,000	-0-	-0-	2,000,000	-0-

Total	$7,541,612	$3,094,734	$980,878	$3,466,000	$-0-

(1)	Employment agreement for Chief Operating Officer/Chief Financial Officer and Executive Vice President of Sales have indefinite terms.

(2)	The consulting agreements and Series B Convertible Redeemable Preferred Stock have been retired pursuant to our recapitalization on July 22, 2005. (See “Business-Recapitalization”).
Critical Accounting Policies and Use of Estimates
          In preparing our financial statements, we are required to make estimates and judgments that affect the results of our operations and the reported value of assets and liabilities. Actual results may differ from these estimates. We believe that the following summarizes the critical accounting policies that require significant judgments and estimates in the preparation of our financial statements.
          Revenue Recognition. We recognize revenue in accordance with SEC Staff Accounting Bulletin (“SAB”) No. 101, Revenue Recognition in Financial Statements, as amended by SAB No. 101A, No. 101B and No. 104. SAB No. 101 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services rendered; (3) the fee is fixed and determinable; and (4) collectibility is reasonably assured. Determination of criteria (3) and (4) require management’s judgments regarding the fixed nature of the fee charged for services rendered and products delivered and the collectibility of those fees. To satisfy the criteria, we: (1) input orders based upon receipt of a customer purchase order; (2) record revenue upon shipment of goods when risk of loss and title transfer under our arrangements with customers or otherwise comply with the terms of the purchase order; (3) confirm pricing through the customer purchase order and; (4) validate creditworthiness through past payment history, credit agency reports and other financial data. Other than through warranty rights, our customers do not have explicit or implicit rights of return. Should changes in conditions cause us to determine the revenue recognition criteria are not met for certain future transactions, such as a determination that an outstanding account receivable has become uncollectible, revenue recognized for any reporting period could be adversely affected.
          Inventory Valuation. Merchandise inventories are stated at the lower of cost (first-in, first-out basis) or market. We consider cost to include the direct cost of finished goods provided by co-packers as well as the cost of those components supplied to the co-packers. At each balance sheet date, we evaluate our ending inventories for excess quantities and obsolescence. This evaluation includes analyses of forecast sales levels by product and historical demand. We write off inventories that are considered obsolete. Remaining inventory balances are adjusted to approximate the lower of our cost or market value and result in a new cost basis in such inventory until sold. If future demand or market conditions are less favorable than our projections, additional inventory write-down may be required, and would be reflected in cost of sales in the period the revision is made.
          Accounts Receivable and Allowances for Uncollectible Accounts. Accounts receivable are unsecured, and we are at risk to the extent such amounts become uncollectible. Accounts receivable are stated net of applicable reserves for returns and allowances, billbacks and doubtful accounts. We regularly review and monitor individual account receivable balances to determine if the reserve amounts are appropriate and provides for an allowance for uncollectible accounts by considering historical customer buying patterns, invoice aging, specific promotions and seasonal factors.
New Accounting Pronouncements
          In December 2004, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard (“SFAS”) No. 123R, Share Based Payment. This statement is a revision of SFAS Statement No. 123, Accounting for Stock-Based Compensation, and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and its related implementation guidance. SFAS 123R addresses all forms of share based payment (“SBP”) awards including shares issued under employee stock purchase plans, stock options, restricted stock and stock appreciation rights. Under SFAS 123R, SBP awards result in a cost that will be measured at fair value on the awards’ grant date, based on the estimated number of awards that are expected to vest. This statement is effective as of the beginning of the first annual reporting period after December 15, 2005. The adoption of this pronouncement will increase compensation expense under the modified prospective approach (e.g., the impact of outstanding grants which continue to vest plus future grants will result in more compensation expense relative to their previous approach under APB 25). We are still evaluating the amount of the increase to compensation expense.
          In March 2005, the SEC issued Staff Accounting Bulletin No. 107 (“SAB 107”) which provides guidance regarding the application of SFAS 123R. SAB 107 expresses views of the Staff, regarding the interaction between SFAS No. 123R and certain SEC rules and regulations, and provides the Staff’s views regarding the valuation of share-based payment arrangements for public companies. In particular, SAB 107 provides guidance related to share-based payment transactions with non-employees, the transition from nonpublic to public entity status, valuation methods (including assumptions such as expected volatility and expected term), the accounting for certain redeemable financial instruments issued under share-based payment arrangements, the classification of compensation expense, non-GAAP financial measures, first-time adoption of SFAS 123R in an interim period, capitalization of compensation cost related to share-based payment arrangements, the accounting for income tax effects of share-based payment arrangements upon the adoption of SFAS 123R, the modification of employee share options to adoption of SFAS 123R, and disclosures in Management’s Discussion and Analysis subsequent to adoption of SFAS 123R.
          In November 2004, the FASB issued SFAS No. 151, Inventory Costs. This statement amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). SFAS 151 requires that those items be recognized as current-period charges. In addition, this statement requires that allocation of fixed production overheads to costs of conversion be based upon the normal capacity of the production facilities. The provisions of SF AS 151 are effective for inventory cost incurred in fiscal years beginning after June 15, 2005. As such, we are required to adopt these provisions at the beginning of fiscal 2006. The adoption of this pronouncement is not expected to have material effect on our financial statements.
          In December 2004, FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets. This statement amends Accounting Principals Bulletin Opinion (“APB”) Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of this statement are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in fiscal periods beginning after December 16, 2004. The provisions of this statement should be applied prospectively. The adoption of this pronouncement is not expected to have material effect on our financial statements.
          In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Correction (“SFAS 154”). SFAS 154 establishes new standards on accounting for changes in accounting principals. Pursuant to the new rules, all such changes must be accounted for by retrospective application to the financial statement in the prior periods unless it is impractical to do so. SFAS 154 completely replaces APB No. 20 and SFAS 3, though it carries forward guidance in those pronouncements with respect to accounting for changes in estimates, changes in the reporting entity and error corrections made in fiscal years beginning after December 15, 2005, with early adoption beginning after May 2005. The adoption of SFAS 154 is not expected to have a material effect on our financial condition or results of operations.
          In October 2004, the American Jobs Creation Act of 2004 (the “Act”) became effective in the United States. Two provisions of the Act may impact our provision (benefit) for income taxes in future periods, namely those related to the Qualified Production Activities Deduction (“QPA”) and Foreign Earnings Repatriation (“FER”).
          The QPA will be effective for our U.S. federal tax return year beginning after December 31, 2004. In summary, the Act provides for a percentage deduction of earnings from qualified production activities, as defined, commencing with an initial deduction of three percent for tax years beginning in 2005 and increasing to nine percent for tax years beginning after 2009, with the result that the statutory federal tax rate currently applicable to our qualified production activities of 35 percent could be reduced initially to 33.95 percent and ultimately to 31.85 percent. However, the Act also provides for the phased elimination of the Extraterritorial Income Exclusion provisions of the Internal Revenue Code. Due to the interaction of the law provisions noted above as well as the particulars of our tax position, the ultimate effect of the QPA on our future provision (benefit) for income taxes has not been determined at this time. FASB issued FASB Staff Position FAS 109-1, Application of FASB Statement No. 109, Accounting for Income Taxes, to the Tax Deduction on Qualified Production Activities Provided by the American Jobs Creation Act of 2004 (“FSP 109-1”), in December 2004. FSP 109-1 requires that tax benefits resulting from the QPA should be recognized no earlier than the year in which they are reported in the entity’s tax return, and that there is to be no revaluation of recorded deferred tax assets and liabilities as would be the case had there been a change in an applicable statutory rate.
          The FER provision of the Act provides generally for a one-time 85 percent dividends received deduction for qualifying repatriations of foreign earnings to the United States. Qualified repatriated funds must be reinvested in the United States in certain qualifying activities and expenditures, as defined by the Act. In December 2004, the FASB issued FASB Staff Position FAS 109-2, Accounting and Disclosure Guidance for the Foreign Earnings Repatriation Provision within the American Jobs Creation Act of 2004 (FSP 109-2). FSP 109-2 allows additional time for entities potentially impacted by the FER provision to determine whether any foreign earnings will be repatriated under said provisions. We have no foreign earnings at this time and, accordingly, have not undertaken an evaluation of the application of the FER provision and any potential benefits of effecting repatriations under this provision. Numerous factors, including previous actual and deemed repatriations under federal tax law provisions, are factors impacting the availability of the FER provision to us and potential benefit to us, if any. We will examine this issue prior to undertaking any operations resulting in foreign source earnings. The adoption of FIN 46R did not have a material impact on our financial statements.

BUSINESS
General
     We develop and market branded natural products. We are focused on profitable growth through the sale of innovative, scientifically supported products designed to nourish the health and well-being of consumers.
     We compete primarily in the market for natural, nutritional supplements. Our products include:
•	Naturade Total Soy®, a full line of nutritionally complete meal replacements for weight loss and cholesterol reduction available in several flavors of powders;

•	Naturade® protein powders;

•	ReVivex™ healthy joint and arthritis pain relief products;

•	Diet Lean® products focused on the low carb dieter;

•	SportPharma® sports nutrition products; and

•	Other niche dietary supplements.
     Our products are sold to the mass market, the health food market and the military in the United States, Canada and selected international markets. The mass market consists of supermarkets (such as Kroger, Fred Meyer, Safeway, Albertson’s and Ahold), mass merchandisers (such as Wal-Mart and Shopko), club stores (such as Sam’s Club, Costco and BJ’s Wholesale) and drug stores (such as American Drug, Walgreen’s Drug and Snyder Drug). The health food market consists of natural food supermarkets (such as Whole Foods and Wild Oats) and over 5,000 independent health food stores.
     We also provide private label products to a limited number of customers.
History and Recent Developments
     Product Introductions
     We pioneered the introduction of soy protein powders in the 1950’s and we believe we have long held a leading market share in these products sold through health food distributors.
     In 1999, the FDA, authorized qualifying products to claim on their label that “25 grams of soy protein daily, in a diet low in saturated fat and cholesterol, may reduce the risk of heart disease.” We introduced our Naturade Total Soy® meal replacement powders featuring this claim on the first day allowed by the FDA. By 2000 we had become a leading brand name in soy protein powders for all channels of distribution combined. We currently market 26 SKUs featuring this claim.

     In 2002, we broadened our focus to target the weight loss market with the introduction of the Naturade Total Soy® line of meal replacements for cholesterol reduction and weight management. In 2003, we introduced the Diet Lean™ carbohydrate blocker, a product to help reduce the absorption of starch calories. In 2004, this line was extended with additional meal replacement powders and dietary supplements.
     In 2004, we introduced the SportPharma® line of sports nutrition products. This line is targeted to sports enthusiasts who want an all-natural alternative. The SportPharma® brand is licensed under an exclusive agreement for sales to health food stores and the natural food section of supermarkets.
     In order to focus our resources on our core soy powder brands and new products and to raise working capital, we sold our Aloe Vera brands in 2004. The Aloe Vera products were focused primarily on the natural health and beauty segment which we determined were outside our current strategic focus.
     In October 2004, we introduced the ReVivex™ family of dietary supplements containing Celadrin®, Celedrin® has been shown to promote joint health and mobility. We also introduced ReVivex™ Pain Relief Lotion, a menthol-based topical analgesic for arthritis pain and backache, as well as pain from overexertion or injuries.
     Recapitalization
     On July 22, 2005, we entered into a recapitalization with Quincy Investments Corp. (“Quincy”) and our principal stockholders, Health Holdings & Botanicals, LLC (“Health Holdings”) and Westgate Capital Equity Partners, L.P. (“Westgate”). For a description of the recapitalization, see "-Recapitalization” below.
     Financing
     On July 22, 2005, we obtained from Laurus a $4,000,000 convertible financing facility composed of a $3,000,000 revolving credit facility and a $1,000,000 term facility. For a description of this financing, see “-Financing” below.
     Acquisitions
     On August 3, 2005, we acquired certain assets relating to the health products retail business of Symco, Inc. and Symbiotics, Inc. On August 5, 2005, we acquired certain assets relating to the health products retail business of The Ageless Foundation, Inc. For a description of these acquisitions, see “-Acquisitions” below.
     Election of Directors
     On August 10, 2005, Lionel P. Boissiere, Jr., William B. Doyle, Jr., Jay W. Brown, Robert V. Vitale, and David A. Weil resigned as directors in connection with the recapitalization and the financing described above. Messrs. Boissiere and Doyle are principals and managing members of Doyle & Boissiere Fund I, LLC, a controlling shareholder of Health Holdings. Messrs. Brown and Vitale are principals of Westgate Group, LLC, the general partner of

Westgate. On August 10, 2005, Peter H. Pocklington, a principal shareholder of Quincy, and Stephen M. Kasprisin, our Chief Financial Officer, were elected as directors. See “Management” below.
     Business Strategy
     We are focused on profitable growth through the sale of innovative, scientifically supported products designed to nourish the health and well being of consumers. The key elements of our growth strategy include the following.
     Increase focus on weight loss
     We are focused on the growth potential of the weight loss category. Clinical studies demonstrate weight management benefits for soy protein as part of a reduced calorie diet. Our Diet Lean™ brand of products, which includes products that assist weight loss by helping to block the absorption of starch calories, offers a product line for new, complementary weight loss products.
     Capitalize on the health benefits of soy protein
     We believe significant growth potential exists in the soy protein foods category with numerous clinical studies demonstrating that soy protein reduces cholesterol, while consumer awareness of this important benefit remains well below 50%. The FDA, the American Heart Association and the Mayo Clinic all support daily intake of 25 grams of soy protein as part of a diet low in saturated fat and cholesterol. In addition, the FDA is currently reviewing a petition for a health claim for soy protein-based foods and reduced risk of breast, prostate and colon cancer.
     Become a leader in all natural joint health and arthritis pain relief
     Our introduction of the ReVivex™ line is focused on providing safe, all natural ingredients backed by science as alternatives to current joint health products. ReVivex™ joint support products were the first products to market the dietary supplement ingredient Celadrin® in major retail stores throughout the United States. We believe the market for joint health is currently in a growth stage. ReVivex™ Pain Relief Lotion, which contains the active ingredient menthol, works quickly to temporarily relieve joint, muscle and tissue pain from backache, sprains, strains, over-exertion and arthritis.
     Excel in relationships with consumers and retailers
     We have used our expertise in consumer packaged goods to build a strong relationship with our retail customers. We complement our broad sales and marketing efforts with programs focused on direct-to-consumer communication to generate trial use, cross-promote products and build brand loyalty.
     Focus resources on nutraceutical supplements
     We focus our resources on nutraceutical supplements. As a result, we sold our Aloe Vera brand in 2004 that was primarily targeted to the natural health and beauty segment.

     Pursue innovation through science-based new products
     We continue to emphasize new products as a long-term growth strategy. These include further exploitation of soy protein’s demonstrated ability to lower cholesterol, support weight loss, reduce bone loss, reduce hot flashes and enhance performance. In addition, we intend to investigate future products based on other promising health benefits verified by scientific investigations in the weight loss and joint health categories. Our marketing and research and development departments spearhead new product development, overseeing product formulation, testing and sample production runs carried out by our third-party manufacturers.
     Focus promotional spending to improve profitability by account
     We maintain account-by-account profit and loss budgets to improve the efficiency of promotional spending. We manage our spending plans based on each account’s potential, and then develop our promotional programs to optimize sales growth while limiting our brand expense. We selectively pursue new distribution where initial investment in start-up costs has a strong expectation of delivering a near-term return. Similarly, we have elected to exit accounts where minimum profit standards cannot be met. As a result, we are currently selling to a consolidated U.S. account base of approximately 20,000 stores compared to approximately 11,000 in 2003 and 15,000 in 2002. Expansion into the Canadian market with a streamlined offering of best selling products is being pursued with the same targeted spending strategy.
     Identify and solicit strategic partners for growth
     We continue to focus on external growth, making use of the resources of our principal shareholders to help identify compatible companies for strategic alliances, investments in us or acquisitions by us. The effort to identify additional funding in support of internal and external growth is ongoing.
Brands and Product Lines
     Weight loss brands
     Naturade Total Soy® is our largest selling brand, positioned for weight loss and cholesterol reduction. It is distributed in virtually all of the retail outlets serviced by us or our distributors. These products include shake mix powder products available in a variety of flavors in all natural and low carbohydrate formulation including original Naturade Total Soy® powder, Calcium Shake™ and Naturade Low Carb Dieters Shake®.
     First introduced in 1950, Naturade protein boosters are high protein, low carbohydrate powders offering consumers a range of protein choices. These powders are typically added to smoothies to make high protein drinks, but are also used to add protein to other foods prepared at home such as cereal, sauces or casseroles. We offer a broad selection of protein booster powders based on alternate protein sources, including Naturade 100% Soy™, Naturade Veg™, Naturade N-R-G™, Naturade 100% Whey™, Naturade Soy-Free Veg™ and Naturade Milk & Eggwhite™.
     Diet Lean™ is a new Naturade weight loss brand introduced in 2003. Diet Lean™ offers four different SKUs of dietary supplement plus two meal replacement powders that can be used to support any weight loss plan. The dietary supplement products are backed by scientific research in support of benefits such as blocking digestion of carbohydrates and stimulating metabolism to helping to reduce fat. These products include Diet Lean® Body Fat Regulator with CLA®, Diet Lean® Weight Loss Multivitamin, Diet Lean® Fiber Supplement and Diet Lean® Low Carb Dieters Shake. The introduction of this brand and the subsequent introduction of products focused on the low carbohydrate dieter addresses the needs of consumers who will no longer be able to purchase ephedra-based products and will be looking for safe and effective dietary supplements that will help them lose weight.
     Calcium Shake is a soy protein-based meal replacement for weight loss that is positioned to support bone health with the full daily value of 1000 mg of Calcium per serving.
     Soy protein-based products for heart health
     In 1999, the FDA authorized a heart health claim for soy protein. Naturade markets 26 different soy protein SKUs that qualify to carry the FDA approved claim that “25 grams of soy protein daily, in a diet low in saturated fat and cholesterol, may reduce the risk of heart disease.” These products accounted for approximately 53% of our net sales in 2004. Naturade Total Soy® was the first soy protein powder brand in the United States to carry this claim on the front of retail package labels and differentiates itself from competitors by continuing to emphasize this life-saving health message on its packages as well as in its advertising and promotional messages as “the delicious cholesterol fighter®.” We offer two soy protein-based nutritional supplement products positioned as energy enhancers, Power Shake® and Ribo-tein™, plus Naturade Pure Soy™, the only widely distributed meal replacement powder made with certified organic ingredients. In addition, three of the six low carbohydrate protein boosters are made with soy protein and carry the FDA heart health claim.
     Joint health care products
     In late 2004, we introduced ReVivex™, a line of joint health products that utilize Celadrin®, a proprietary compound that studies show offers benefits not found in glucosamine based products, currently the standard for natural joint health supplements. The active ingredient in the ReVivex™ line, available in several oral (tablet) applications, has properties which cushions bones and joints to increase mobility and promote flexibility.
     Arthritis Pain Relief Products
     In 2004, we introduced ReVivex™ Pain Relief Lotion. ReVivex™ lotion contains menthol and has demonstrated in clinical studies to temporarily relieve pain from arthritis, muscle soreness and backache. ReVivex™ lotion expands our target market to consumers who suffer from arthritis.
     Aloe vera-based products
     During 2004, we sold our Aloe Vera brands for approximately $1.2 million in cash in order to raise working capital and focus our resources on meal replacements, diet products, sports nutrition and joint health care products. The aloe vera based products accounted for approximately 10%, of our 2003 and 2004 net sales.

     Other products and private label
     We offer additional all-natural brands and product lines including sports nutrition powders, laxatives, digestive aids, cough/cold products and a healthy breakfast product (Head Start™) which, cumulatively, account for approximately 15% of 2004 net sales. These products are distributed almost exclusively through independent health food stores and natural supermarkets. In addition, we provide private label products to a limited number of customers.
Competition
     In light of the 2004 withdrawal of Slim Fast’s soy protein powders, we face only one significant competitor in the mass market powder sector, Genisoy® from MLO Products, Inc. Many other companies have entered the category since 1999 but hold only small market shares, including Twinlab, Amerifit, Kashi, Balance, EAS, Natrol, Rexall Sundown, Schiff (Weider) and Country Life (Hain). We also compete with Genisoy® and Kashi in the health food segment where we believe we hold the leading share of soy protein products positioned for weight loss and heart health. In the health food sector, we compete indirectly with Spiru-tein®, a brand from Nature’s Plus, Inc. Unlike Naturade Total Soy®, Spiru-tein® does not emphasize soy protein content in marketing its products and positions them as energy boosters rather than products for weight loss or cholesterol reduction. Spiru-tein® holds a substantial lead over our entries in the energy category, Power Shake® and Ribo-tein™.
     Although we were first to market with our Celadrin™ based brand, ReVivex™, we do not have exclusive rights to the active ingredient and it is possible that other companies will introduce Celadrin™ based products. ReVivex™ currently competes with a wide array of dietary supplement products for joint health. The market leader is the glucosamine based Osteo-BiFlex brand from NBTY (Rexall). Other competitors include Weider (Move Free), Pharmavite (Nature Made), Natrol, Arthritis Research Corporation (Flexamin), Contract Pharmacal Corporation (ArthX) and Nutramax Labs (Cosamin DS). These companies all offer glucosamine based product lines while most also offer alternate products with MSM or SAMe. Weider has recently introduced a new product under the Lubriflex brand name which offers a novel joint health ingredient, hylauronic acid.
     ReVivex™ Pain Relief Lotion is a topical analgesic competing with numerous companies in this over-the-counter drug category. Topical competitors include Naturopathic Labs (Joint-ritis), Pfizer (BenGay), Chattem (Capzasin, Icy Hot & Aspercreme) and Haw Par Healthcare Ltd. (Tiger Balm). Numerous small companies offer similar products for joint health and arthritis pain relief through health food stores.
Sales, Marketing and Distribution
     In fiscal 2004, our sales by distribution channel was 46.1% to the mass market, 51.1% to the health food market and 2.8% in international channels. Our products are sold to both the health food market and the mass market using a sales management team augmented by independent brokers. Health food sales are primarily through distributors, while most mass market sales are direct to retailers. Our sales and distribution in Canada is also handled through distributors and brokers. Our major customers include:

Major Customers by Channel

Mass Market	Health Food Market
Kroger, Fred Meyer, Safeway, Wal-Mart Albertson’s, American Drug Sam’s Club, Costco, BJ’s Wholesale	The Vitamin Shoppe, Whole Foods Wild Oats, Nature’s Best Tree of Life, United Natural Foods
     Our direct sales force supervises broker sales organizations in the health food market and mass market. While headquarters sales calls are primarily the responsibility of our sales management, over 76 health food broker personnel and an additional 35 mass market broker personnel carry out follow-up calls and retail activity. We maintain brokerage agreements with our health food and mass market brokers throughout the United States. These agreements have a term of one year and may be terminated on 30 days prior written notice by either party. In addition, these agreements grant the brokers exclusive territories to represent us and receive commissions on sales generated in these territories. Brokers do not take title to our products.
     We sell our products in the health food market through a network of 20 key distributors and approximately 15 smaller distributors, who together service approximately 5,000 retail health food stores and natural supermarkets in the United States. These distributors take title to our products, combining these products with other companies’ products to serve the health food stores in their geographic area. Ten of these key distributors are divisions of United Natural Foods, Inc. (UNFI), a national health food distributor, while 17 other distributors are divisions of Tree of Life, Inc, another national health food distributor. Combined, these two principal health food distributors accounted for 31% of our net sales during 2004. Our direct sales force, along with brokers, often will solicit business from health food stores who then acquire our products from these distributors. While each of these national health food distributors is a corporate legal entity, their divisions independently make purchasing decisions on our products and are separately invoiced by us. Accordingly, in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” we treat these divisions as separate customers for purposes of determining the top 40 customers. In 2004, we broke distribution with GNC stores on several different brands. Our direct sales force sells this account and product is shipped direct to GNC distribution points throughout the country.
     Mass market products are sold directly to mass market retailers or their designated distributors. One mass market customer, Wal-Mart, represented approximately 23% of our net sales in 2004. While this mass market customer is part of a single corporate legal entity, its retail operations are independent operations, have separate buying departments and are separately invoiced by us. Thus, in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” we treat them as separate customers for purposes of determining the top 40 customers.
     In the six months ended December 31, 2003, the Wal-Mart stores division, one of our top ten customers, revamped its weight loss shelving to make room for additional low carbohydrate products. In the process, they eliminated their entire soy protein powder offering including both Naturade and the major competitor, Slim Fast. The lost business accounted for approximately 6% of our 2003 net sales. We have focused on re-establishing distribution of our products in the

Wal-Mart division and were successful in late 2004 with the introduction of the ReVivex™ line of joint health care products. The loss of any one of our major customers could have a material adverse effect on our business.
Third-Party Manufacturers
     We outsource all of our manufacturing and, as a result, are significantly dependent on third-party manufacturers. We currently contract with third-party manufacturers who specialize in powder, liquid, tablet/capsule, bar and over-the counter drug production. We select our third-party manufacturers based upon several criteria, including quality, capacity, location and cost. Under the direction of our product development team, these third-party manufacturers create product formulations and develop sample production runs of prototype products. We require that a certificate of analysis, that indicates tested levels of key microbiological measures, accompany every batch of product received from a third-party manufacturer.
Raw Material Supplies
     Due to outsourcing of production, we have eliminated most of our raw material inventory. At June 30, 2005, raw material inventory approximated $216,017. This amount includes bottles, labels, corrugated boxes and shippers. We believe that the raw materials used by our third-party manufacturers are readily available from multiple supply sources. We have not experienced significant delays due to supply problems.
Quality Control
     We have established quality control standards for our third-party manufacturers, including lists of approved raw material suppliers, agreed upon production batch sizes, microbiological and other contaminant testing criteria, utilization of industry-specific independent laboratories for sample analysis and a formal incubation period for finished products, among other requirements.
Seasonal Fluctuations
     As the Naturade Total Soy® brand has emphasized weight loss in connection with its meal replacement products, sales have become somewhat more seasonal, affected by higher December and first quarter demand due to intense consumer interest in dieting and healthy lifestyle following the holiday season, with a softening of sales in the beginning of the fourth quarter. Because individual products have seasonal variations, as our product mix changes, we may experience more seasonality in the future. In addition, international sales tend to fluctuate depending upon economic conditions, seasonal patterns and cultural differences within each country.
Trademarks, Copyrights and Other Intellectual Property
     We maintain registrations on 20 trademarks with the United States Patent and Trademark Office and have applied for four additional trademarks. We also maintain trademark registrations for a variety of marks in approximately eleven foreign countries. In addition, we hold other intellectual property rights. Federally registered trademarks have perpetual life, provided they are renewed on a timely basis and used properly as trademarks, subject to the rights of third parties to seek cancellation of the marks. We regard our trademarks and other proprietary rights as valuable assets and believe that they have significant value in the marketing of our products. Because of our limited financial resources, we cannot in all cases exhaustively monitor the marketplace for trademark violations. We will evaluate and pursue potential infringements on a case-by-case basis in accordance with our business needs and financial resources. If we are not aware of some infringing uses or elect not to pursue them, the value of our trademarks could be substantially weakened. In 2004, we sold our aloe vera brands including the rights to the Aloe Vera80™ trademark.
Recapitalization
     On July 22, 2005, we entered into a Master Investment Agreement (the “Master Investment Agreement”), with Health Holdings, Westgate, Quincy, Bill D. Stewart (“Stewart”) and David A. Weil (“Weil”), pursuant to which :
•	Quincy would negotiate, and arrange the financing for, the acquisition by us of selected assets of The Ageless Foundation, Inc. (“Ageless”), Symco, Inc. (“Symco”) and Symbiotics, Inc. (“Symbiotics”);

•	Quincy would remain a co-obligor on, and a principal of Quincy would personally guarantee, the payment of a portion of the purchase price of each such acquisition;

•	We would issue to Quincy (i) 30,972,345 shares of Common Stock, (ii) warrants to purchase 14,000,000 shares of Common Stock (the “Quincy Warrants”), and (iii) 4,200,000 shares of Series C Convertible Preferred Stock (the “Series C”) all in consideration of Quincy negotiating, and arranging the financing for our acquisition of the selected assets of Ageless, Symco and Symbiotics and guaranteeing the payment of a portion of the purchase price of each such transaction;

•	Health Holdings would surrender the 41,054,267 shares of Common Stock held by it for conversion into (i) 12,600,000 shares of Series C and (ii) a warrant to purchase 10,000,000 shares of Common Stock (the “HHB Warrant”);

•	Westgate would surrender the 13,540,723 shares of Series B Convertible Preferred Stock (the “Series B”) held by it, including any accrued and unpaid dividends, for conversion into 4,200,000 shares of Series C;

•	Health Holdings, Stewart and Weil would extend the term of the Secured Promissory Notes issued to them pursuant to that certain Loan Agreement dated April 23, 2003, from December 31, 2005 to December 31, 2006;

•	We would grant to Health Holdings, Westgate and Quincy certain registration rights with respect to the common stock issuable upon conversion of the Series C or exercise of the HHB Warrant or the Quincy Warrants; and

•	Quincy would grant to Health Holdings and Westgate certain co-sale rights.

     On a liquidation or sale of Naturade, the holders of Series C will be entitled to receive a preferential payment equal to $1.00 per share (subject to adjustment), plus accrued but unpaid dividends.
     For each fiscal year, the holders of Series C will be entitled to receive a cash dividend equal to 20% of the amount, if any, by which our pre-tax profits for such year exceed $10 million, which dividend will be distributed within 120 days of the end of such fiscal year.
     We will have the right to require the conversion of all shares of Series C into common stock at any time within ten days following a period of 20 consecutive trading days for which the closing bid price of the common stock equals or exceeds $1.50 per share (as adjusted).
     Each holder of Series C will have the right, at such holder’s option, at any time after July 22, 2006, to convert any such shares initially into one share of common stock at $1.00 per share. The number of shares of common stock will be increased to protect the holder against dilution in the event of a stock dividend, stock split, combination or reclassification or the issuance of common stock at a price less than $1.00 per share (as adjusted).
     On December 31, 2012, we will redeem the Series C for $1.00 per share (subject to adjustment), plus accrued but unpaid dividends, provided we are then legally able to do so.
     Before the transactions contemplated by the Master Investment Agreement:
•	Health Holdings owned 41,054,267 shares of common stock (or 92.2% of the outstanding common stock) and warrants to purchase 600,000 shares of non-voting common stock, none of which are outstanding. In addition, William B. Doyle, Jr. and Lionel P. Boissiere, each of whom was, until August 10, 2005, a director of Naturade, is a principal and a managing member of Doyle & Boissiere Fund I, LLC, a controlling shareholder of Health Holdings.

•	Westgate owned 13,540,723 shares of Series B (or 100% of the outstanding Series B), which was convertible into 13,540,723 shares of common stock. In addition, Jay W. Brown and Robert V. Vitale, each of whom was, until August 10, 2005, a director of Naturade, is a principal with Westgate Group, LLC, the general partner of Westgate. Bill D. Stewart is the Chairman of the Board and the Chief Executive Officer of Naturade, and David A. Weil was, until August 10, 2005, a director of Naturade.

•	We were indebted to Health Holdings, Stewart and Weil in the amount of $1,075,000, $100,000, and $75,000, respectively, under the Loan Agreement dated April 23, 2003.
Financing
     On July 26, 2005, we entered into a Security and Purchase Agreement (the “Financing Agreement”), with Laurus Master Fund, Ltd. (“Laurus”), pursuant to which:

•	Laurus provided us with a $4,000,000 convertible financing facility composed of a $3,000,000 revolving facility and a $1,000,000 term facility. The indebtedness under the facility can be converted to Naturade’s common stock at $0.80 per share, subject to mutually agreed upon amounts of the facility that may be converted from time to time and subject to certain provisions regarding the maximum amount of common stock that can be held by Laurus at any given time.

•	Indebtedness under the revolving facility is based upon 35% of eligible inventory and 90% of eligible accounts receivable.

•	The financing facility has a term of three years ending on July 26, 2008 and carries an interest rate of prime plus 2% per annum (8.25% at July 28, 2005), subject to certain reductions based upon growth of our stock price.

•	The term loan is guaranteed by Peter H. Pocklington, a principal of Quincy, and since August 10, 2005, one of our directors, will be repaid in 33 equal installments of $30,303 commencing November 1, 2005.

•	We are subject to certain reporting covenants such as the timely filing of financial reports with the SEC monthly financial reporting deadlines and collateral reporting.

•	The loans are secured by all of our assets.

•	We used a portion of the proceeds of the facility to payoff our current bank credit facility with Wells Fargo and will utilize the remainder for working capital and future acquisitions.
     In consideration for entering into the Financing Agreement, we issued to Laurus, an option (the “Laurus Option”) and a warrant (the “Laurus Warrant”) to purchase shares of our common stock (subject to certain provisions to protect against dilution). The Laurus Option entitles the holder to purchase up to 8,721,375 shares of common stock, subject to certain limitations on the amount of common stock held by Laurus, at a purchase price of $0.001 per share at any time on or after July 26, 2005. The Laurus Warrant entitles the holder to purchase up to 1,500,000 shares of common stock at a purchase price of $0.80 per share at any time on or after July 26, 2005 through July 26, 2010. The exercise price of the Laurus Option and the Laurus Warrant may be paid, at the option of Laurus, by the cancellation of indebtedness under the financing facility. In conjunction with the Financing Agreement, Health Holdings, Bill D. Stewart and David A. Weil extended the term of the Secured Promissory Notes issued to them pursuant to that certain Loan Agreement dated April 23, 2003, from December 31, 2005 to December 31, 2006.
Acquisitions
     On July 22, 2005, Quincy, Symco and Symbiotics entered into an Asset Purchase Agreement (the “Symco/Symbiotics Agreement”), pursuant to which Quincy had the right to acquire certain assets relating to Symco and Symbiotics’ health-related products retail business.

As consideration for the assets, Quincy would (a) assume current accounts payable and the obligations under certain contracts, (b) pay all outstanding amounts owed under certain credit facilities, (c) issue a promissory note payable to Symco and Symbiotics in the principal amount of $2,000,000, (x) less the amount necessary to repay the credit facilities, and (y) subject to a working capital adjustment, (d) pay an additional $60,000 in cash fifteen (15) days after the closing date and an additional $60,000 every thirty (30) days thereafter until the note is paid in full and (e) for a three (3) year period following the closing date, Quincy would pay to Symco and Symbiotics ten percent (10%) of the amount of the increase in contribution profit over a baseline amount of $2,000,000 based on the sale of products for each 12 month period during the three year period.
     On July 27, 2005, Quincy and Ageless entered into an Asset Purchase Agreement (the “Ageless Agreement”), pursuant to which Quincy had the right to acquire certain assets relating to Ageless’ health-related products retail business. As consideration for the assets, Quincy would (a) assume current accounts payable, (b) assume an obligation to an employee of the company in an amount equal to $600,000 and (c) issue a promissory note payable to Ageless in the principal amount of $700,000, subject to a working capital adjustment.
     On July 22, 2005, pursuant to an Assignment and Assumption Agreement, Quincy assigned to us all of its right, title and interest in and to the Symco/Symbiotics Agreement, and we agreed to perform all of Quincy’s obligations under the Symco/Symbiotics Agreement. Pursuant to an Assignment and Assumption Agreement dated July 28, 2005, Quincy assigned to us all of its right, title and interest in and to the Ageless Agreement, and we agreed to perform all of Quincy’s obligations under the Ageless Agreement. In connection with these transactions, we entered into consulting agreements with certain key employees of Symco/Symbiotics and Ageless. In addition, we are a co-maker on each of the promissory notes described above. Pursuant to the Consulting Agreement entered into by the us and Naomi Balcombe (“Balcombe”), the founder of Ageless, (i) for a three (3) year period following the closing date, we will pay to Balcombe ten percent (10%) of the amount of the increase in contribution profit over a baseline amount of $900,000 based on the sale of products for each 12 month period during the three year period and (ii) issued to Ms. Balcombe 1,800,000 shares of common stock. Pursuant to the Consulting Agreements entered into by us and Douglas Wyatt, the founder of Symco and Symbiotics, and David W. Brown, the President of Symco and Symbiotics, we issued to Messrs. Wyatt and Brown 2,850,000 shares and 150,000 shares, respectively, of Common Stock.
     In connection with the foregoing transactions, Naturade and Doyle & Boissiere LLC terminated that certain Consulting Agreement dated December 17, 1997, Naturade and Westgate Group, LLC terminated that certain Management Services Agreement dated January 2, 2002, and Health Holdings and Westgate terminated that certain Voting Agreement dated January 2, 2002.
Regulatory Matters
     Our products are subject to regulation by numerous governmental agencies, principally the FDA. Our products are also subject to regulation by the Consumer Product Safety Commission, the U.S. Department of Agriculture, and the Environmental Protection Agency. Advertising of our products is subject to regulation by the U.S. Federal Trade Commission.

Various state and local agencies, as well as each foreign country in which we distribute our products also regulate our products.
     Many Naturade products, including Naturade Total Soy® and protein powders, are food products that are not subject to regulation by the FDA’s drug regulations or the DSHEA of 1994. These food products are regulated under the general FDA food regulations and may use “structure/function” claims or health claims under appropriate circumstances, but unlike dietary supplements, are not required to carry a disclaimer regarding an FDA evaluation or disease. Effective October 26, 1999, the FDA approved a health claim for soy protein allowing the following product label claim: “25 grams of soy protein daily, in a diet low in saturated fat and cholesterol, may reduce the risk of heart disease.”
     To carry this claim, one serving of a product must deliver at least 6.25 grams of soy protein with no more than three grams of fat and no more than one gram of saturated fat. We are currently shipping products that carry this heart disease claim under the brand names of Naturade Total Soy®, Naturade 100% Soy™, Naturade Veg™, Naturade N-R-G™, and Power Shake®.
     We believe that our products currently are in substantial compliance with the latest regulations in product labeling, including food (Nutritional Labeling Education Act of 1991 or NLEA), dietary supplement (DSHEA), over-the-counter drug (OTC Monographs) and cosmetic packaging guidelines. In addition, we have implemented registration and compliance procedures as required by the recently enacted FDA Bioterrorism Act. We retain control of all labels in-house and manages label development and usage as an element of quality assurance. In addition, all formula specifications are developed under the direction of our management.
Backlog
     We typically do not carry significant backlog orders and generally maintain a sufficient supply of our products to meet customer demands. Our policy is to ship product within seven days of the order being placed.
Product Research and Development
     We devote substantial resources to new product development and reformulation. We initiate new product development efforts with third-party manufacturers who create product formulations, test and develop sample production runs of prototype products. Due to industry practice, the third-party manufacturers who then negotiate with us on final lot sizes and production costs often absorb these costs. Consequently, our direct expenses in this area do not reflect the full cost of product research and development.
     Our direct product research and development expenses were $274,057, $216,185 and $210,985 in the fiscal years ended December 31, 2004, 2003 and 2002, respectively.
     We introduced a carbohydrate blocker in September 2003 under the brand name Diet Lean™. Diet Lean Carb Blocker is intended to be the first in a series of products to target the weight loss category and to be marketed by us under the Diet Lean name. In 2004, we introduced a body fat regulator incorporating Tenalin® brand Conjugated Linoleic Acid (CLA)

that reduces the number of fat cells in the body. Diet Lean® Body Fat Regulator is intended to assists low carbohydrate dieters.
     We introduced in late 2004, the ReVivex™ family of products containing Celadrin™. Celadrin™, a proprietary compound owned by an unrelated party, is a dietary supplement ingredient comprised of novel, targeted cetylated fatty acid esters, Celadrin™ enhances cell membranes throughout the body and restores fluids that cushions bones and joints to promote flexibility and mobility.
     We also introduced ReVivex™ lotion in late 2004. Containing menthol, ReVivex™ lotion is an OTC product that is designed to temporarily relieve pain from arthritis, backache and injuries.
Employees
     As June 30, 2005, we employed 22 people, including 3 in administration, 8 in sales and marketing, 1 in product development, 7 in finance, accounting and information technology and 3 in warehouse and distribution. We consider our relations with our employees to be good.
Properties
     In December 1998, we signed a 7 1/2 year lease for a facility including new executive offices, sales and marketing offices and warehouse located in Irvine, California. This 50,000 square foot facility includes a 40,000 square foot finished goods warehouse area configured with a high-density steel rack and frame storage floor plan. This maximum cubic space utilization provides us with reasonably sufficient warehousing capacity for the term of the lease, specifically in light of our decision to outsource production, thereby eliminating the need for any manufacturing space. The rent expense related to this lease for fiscal year ended December 31, 2004 was $388,704. The lease agreement includes an approximate 9% rent increase after the second, fourth and sixth year of the lease period, with a 60-month extension after the initial lease term at the prevailing market rental rate. We have not begun an evaluation of alternative facilities to replace this facility at the end of its lease. We believe this facility is sufficient for its needs for the foreseeable future.
Legal Proceedings
     From time to time, we are party to various claims and litigation that arise in the ordinary course of business. While any litigation contains an element of uncertainty, management believes that the ultimate outcome of any pending claims and litigation will not have a material effect on our results of operations or financial condition.

MANAGEMENT
Directors and Executive Officers
     The names and ages of the directors and executive officers of the Company as of August 15, 2005, are as follows:

Name	Age	Position	Since
Bill D. Stewart	62	Director and Chief Executive Officer	1998
Peter H. Pocklington	62	Director and Chairman of the Board	2005
Stephen M. Kasprisin	51	Chief Financial Officer, Chief Operating Officer and Director (since 2005)	2003
Marwan Zreik	31	Executive Vice President of Sales	2003
     The directors serve until the next annual meeting of stockholders, or until their successors are elected.
Bill D. Stewart. Mr. Stewart served from 1989 to 1997 as President of The Thompson’s Minwax Company. Mr. Stewart served as Vice President of Sales with Thompson’s from 1986 to 1989. Prior to joining Thompson’s, Mr. Stewart served for 16 years with pharmaceutical company Richardson Vicks in various capacities.
Peter H. Pocklington. Mr. Pocklington joined the board on August 10, 2005. Mr. Pocklington is a principal stockholder of Quincy Investments Corp., our largest stockholder. Mr. Pocklington has owned and managed numerous companies including the Edmonton Oilers of the National Hockey League, GolfGear, Inc., Swift-Canadian, and Canbra Foods. He currently serves on the board of directors of the internationally-renown Betty Ford Center.
Stephen M. Kasprisin. Mr. Kasprisin served as Chief Financial Officer of Outsource Merchandising Corporation, a distributor of consumer products to grocery and drug stores, from 1999 to 2001. From 1989 to 1999, he served as Chief Financial Officer of Acorn Products, Inc., a public consumer products manufacturer. Mr. Kasprisin is a Certified Public Accountant and was on the audit staff of Coopers & Lybrand, now PriceWaterhouseCoopers, from 1976 to 1980. He has a Bachelor of Arts from Baldwin-Wallace College, with a major in Business Administration.
Marwan Zreik. A Certified Clinical Nutritionist, Mr. Zreik joined Naturade in 1997 and is responsible for all aspects of the Company’s distribution, purchasing, customer service, research & development and quality control. He was previously Research Coordinator for Gero Vita International, Inc. and was a Research Assistant at the University of California, San Diego while attending school there. He received his Bachelor of Science degree in animal physiology and neuroscience from UC San Diego and a Master of Science degree in physiology and biophysics from Georgetown University. He received his MBA from the University of Southern California in June 2004.
     None of the directors or executive officers were selected pursuant to any arrangement or understanding, other than with our directors and executive officers of the Company acting within their capacity as such. There are no family relationships among our directors or executive officers of the Company and no directorships are held by any director in any company which has a class of securities registered pursuant to Section 12 of the Securities and Exchange Act of 1934, as amended (“the Exchange Act”), or subject to requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940. Officers serve at the discretion of the Board.
Code of Ethics
     The Company has adopted a Code of Ethics applicable to the principal executive officer and senior financial executives, including the chief financial officer and the controller, as well as all employees of the Company. The Code of Ethics of the Company is available on request by writing to the Secretary of the Company.
Audit Committee
     The members of the Audit Committee during 2004 were composed of Lionel P. Boissiere, Jr., Robert V. Vitale and David Weil. The Company had determined that Robert V. Vitale qualifies as an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K. Each member of the Audit Committee during 2004 was “independent” within the meaning of Rule 4200(a)(15) of the National Association of Securities Dealers.
Nominating Procedures and Criteria
     The Company does not have a nominating committee. The Board of Directors has determined that this is appropriate in light of the fact that the two principal stockholders of the Company have sufficient voting power to elect all of the directors of the Company and, like all stockholders of the Company, have the power to nominate candidates at meetings of stockholders. Each of the directors takes part in the nomination of candidates for election as directors at the annual meeting.
Executive Compensation
     The following table sets forth, as to the Chief Executive Officer and as to the two other most highly compensated officers whose compensation exceeded $100,000 during the last fiscal year (the “Named Executive Officers”), information concerning all cash and non-cash compensation awarded, earned or paid for services to the Company in all capacities for each of the three years ended December 31, 2004, 2003 and 2002.
Summary Compensation Table

					Long Term Compensation
		Annual Compensation			Awards
				Other	Restricted	Securities	Payouts	All
				Annual	Stock	Underlying	LTIP	Other
Name and Principal Position	Year	Salary	Bonus	Compensation	Award(s)	Options/SAR	Payouts	Compensation
		($)	($)	($)	($)	($)	($)
Bill Stewart, Chief Executive Officer (1), (4)	12/31/02	225,000	-0-	-0-	-0-	-0-	-0-	15,114	(5)
	12/31/03	236,755	-0-	-0-	-0-	-0-	-0-	15,096	(5)
	12/31/04	225,000	-0-	-0-	-0-	-0-	-0-	15,096	(5)

Stephen M. Kasprisin, Chief Financial Officer and Chief Operating Officer (1), (2), (4)	12/31/03	114,586	-0-	-0-	-0-	-0-	-0-	186	(6)
	12/31/04	177,049	-0-	-0-	-0-	-0-	-0-	4,915	(8)

Marwan Zreik, Executive Vice President of Sales (1), (3), (4)	12/31/02	98,241	-0-	-0-	-0-	-0-	-0-	30,943	(7)
	12/31/03	119,247	-0-	-0-	-0-	-0-	-0-	21,338	(7)
	12/31/04	142,620	-0-	-0-	-0-	-0-	-0-	16,350	(9)

(1)	For a description of the employment agreements between certain Named Executive Officers and the Company, see “Employment Contracts, Termination of Employment and Change in Control Arrangements.”

(2)	Mr. Kasprisin was appointed Chief Financial Officer on March 25, 2003 and promoted to Chief Operating Officer in June of 2004.

(3)	Mr. Zreik was appointed Chief Operating Officer on February 1, 2003 and promoted to Executive Vice President of Sales in June 2004.

(4)	Mr. Stewart, Mr. Kasprisin and Mr. Zreik participated with other full-time employees in the Company’s group health and life insurance program.

(5)	Such amount represents automobile lease payments ($14,400 in 2004,2003 and 2002) and life insurance premiums ($696 in 2004 and 2003, and $716 in 2002), respectively, paid on behalf of Mr. Stewart.

(6)	Such amount represents life insurance premiums paid on behalf of Mr. Kasprisin.

(7)	Such amount represents Company contributions to the Company’s 401(k) Plan ($1,903 in 2003, and $1,567 in 2002), tuition reimbursement ($19,000 in 2003 and $29,000 in 2002) and life insurance premiums ($435 in 2003 and $376 in 2002), paid on behalf of Mr. Zreik.

(8)	Such amount represents automobile allowance ($1,800), Company contributions to the Company’s 401(k) ($2,530) and life insurance premiums ($585), paid on behalf of Mr. Kasprisin.

(9)	Such amount represents automobile allowance ($1,800), Company contributions to the Company’s 401(k) Plan ($2,094), tuition reimbursement ($12,000) and life insurance premiums ($456), paid on behalf of Mr. Zreik.
Options/SAR Grants In Last Fiscal Year
     The following table sets forth common stock options issued to named executives during 2003:

				Potential realizable
	Individual Grants			value at assumed
	Number of	Percent of total		annual rates of stock
	securities	options/SAR’s		price appreciation for
	underlying	granted to	Exercise	option term
	options/SAR’s	employees in	price	Expiration	5%	10%
Name	granted (#)	fiscal year	($/Sh)	Date	($)	($)
Bill Stewart	-0-	-0-	-0-		-0-	-0-
Stephen M. Kasprisin	50,000	50%	$0.08	5/31/11	$5,628	$7,795
Marwan Zreik	50,000	50%	$0.08	5/31/11	$5,628	$7,795
Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year End Option/SAR Values

Value of
Unexercised In-
the-Money
			Number of Securities	Options/SAR’s at
	Shares		Underlying Unexercised	FY-End
	Acquired on		Options/SAR’s at FY-End (#)	($)(1)
Name	Exercise (#)	Value Realized ($)	Exercisable/Unexercisable	Exercisable/Unexercisable
Bill Stewart	-0-	-0-	502,500/162,500	$5,250/$5,250
Stephen M. Kasprisin	-0-	-0-	200,000/90,000	$5,250/$1,750
Marwan Zreik	-0-	-0-	125,000/75,000	$3,938/$1,313

(1)	The value of unexercised “in-the-money” options is the difference between the closing sale price of Common Stock on December 31, 2004 ($0.06 per share) and the exercise price of the option, multiplied by the number of shares subject to the option.
The following table sets forth certain information as of December 31, 2004 with respect to all compensation plans under which equity securities of the Company may be issued.
Equity Compensation Plan Information

			Number of securities
			remaining available
			for future issuance
	Number of securities		under equity
	to be	Weighted-average	compensation plans
	issued upon exercise of	exercise price of	(excluding securities
	outstanding options,	outstanding options,	reflected in column
Plan category	warrants and rights	warrants and rights	(a)).
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,543,500	$0.14	369,000
Equity compensation plans not approved by security holders	87,500	1.03	0
Total	1,631,000	$0.19	369,000
Employment Contracts, Termination of Employment and Change-In-Control Arrangements
     On February 18, 1998, we and Bill D. Stewart entered into an employment agreement under which we retained Mr. Stewart as Chief Executive Officer and a member of our Board of Directors for an initial term of 48 months. Under the employment agreement, as amended, Mr. Stewart receives an annual salary of $225,000, automobile lease payments and life insurance payable as directed by Mr. Stewart.
     On March 2, 1998, we granted to Mr. Stewart, pursuant to our 1998 Incentive Stock Option Plan, options to acquire up to 255,000 shares of Common Stock at $4.00 per share (the average closing bid price of the shares of Common Stock on the NASD OTC Bulletin Board as quoted by Bloomberg, LP for the five (5) day trading period ending on March 2, 1998). These options were repriced to 110% of the market price of the Common Stock on October 14, 1999 ($1.13). On February 1, 2000, the Company granted to Mr. Stewart, pursuant to the Company’s 1998 Incentive Stock Option Plan, options to acquire up to 60,000 shares of Common Stock at $0.875 per share (the closing bid price of the shares of Common Stock on the NASD OTC Bulletin Board, as quoted by Bloomberg, LP). Furthermore, on January 26, 2001, we granted to Mr. Stewart, pursuant to the Company’s 1998 Incentive Stock Option Plan, options to acquire up to 50,000 shares of Common Stock at $0.44 per share (the closing bid price of the shares of Common Stock on the NASD OTC Bulletin Board, as quoted by Bloomberg, LP). All options will vest in four equal portions on each of the first four anniversaries of the grant date, subject to any limitations on exercise contained in the 1998 Incentive Stock Option Plan and provided that the term of Mr. Stewart’s employment with the Company shall not have ended prior to such anniversary. In the event of any sale (including, pursuant to either a tender offer or a merger of

Naturade which results in our shareholders holding less than fifty percent (50%) of the stock of the surviving corporation) of Naturade during such term, subject to certain limitations, all of Mr. Stewart’s options not then vested shall immediately vest.
     The employment agreement with Mr. Stewart was amended and restated in January 2002 to extend the term until December 31, 2003 and allow for the immediate vesting of options to purchase 365,000 shares of Common Stock, 297,500 of which would have vested by March 2, 2002, the four-year anniversary of the original employment agreement, at an exercise price reduced to $0.1477 per share. The amended and restated employment agreement also reconfirmed the understanding that all options become fully vested in the event of any sale of us and extended the term of employment to December 31, 2003 which in turn, has been extended to December 31, 2005.
     In July 2003, Mr. Kasprisin, Chief Financial Officer, entered into an employment agreement with the Company that can be terminated without cause by either party upon 30 days’ notice. Mr. Kasprisin is entitled to severance equal to six month’s base pay should he be terminated without cause by the Company. Pursuant to the employment agreement, Mr. Kasprisin was entitled to a base salary of $160,000 per year and a bonus based upon his base salary. In addition, Mr. Kasprisin has been granted options to purchase up to 150,000 shares of Common Stock, which options vest in equal quarterly amounts on each of the first eight quarters of his employment. In June 2004, Mr. Kasprisin’s employment agreement was amended in connection with his promotion to Chief Operating Officer, increasing the base compensation to $178,000 per year, adding a vehicle allowance of $300 per month and granting options to purchase an additional 50,000 of Common Stock, which options vest in eight equal quarterly amounts.
     In June 2004, Mr. Zreik, Chief Operating Officer, was promoted to Executive Vice President of Sales. In connection therewith, Mr. Zreik entered into an employment agreement with the Company, which can be terminated without cause by either party upon 30 days’ notice. Mr. Zreik is entitled to severance equal to six month’s base pay should he be terminated without cause by the Company. Pursuant to the employment agreement, Mr. Zreik is entitled to a base salary of $160,000 per year, a vehicle allowance of $300 per month and a bonus based upon his base salary. In addition, Mr. Zreik has been granted options to purchase up to 50,000 shares of Common Stock, which options vest in eight equal quarterly amounts.
Incentive Stock Option Plan
     In 1998, we adopted the 1998 Incentive Stock Option Plan (the “Incentive Plan”). The Incentive Plan provides for the issuance of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). The purpose of the Incentive Plan is to enable us to attract, retain and motivate its employees by providing for performance-based benefits. At the 2000 annual stockholders’ meeting, the number of shares of our Common Stock that may be subject to awards granted under the Incentive Plan was increased to 850,000. At the 2001 annual stockholders’ meeting, the number was further increased to 2,000,000. As of December 31, 2004 options to purchase 1,543,500 shares of the Company’s Common Stock were outstanding under the Incentive Plan, of which options to purchase 1,146,375 shares (subject to adjustment to prevent dilution) had vested, and 369,000 shares were available for future awards under the Incentive Plan.
     The Incentive Plan is administered by a committee consisting of three members of the Board of Directors or administered by the full Board of Directors. The administrator has the power to construe and interpret the Incentive Plan and, subject to provisions of the Incentive Plan, to determine the persons to whom and the dates on which awards will be granted, the number of shares to be subject to each award, the times during the term of each award within which all or a portion of the award may be exercised, the exercise price, the type of consideration and other terms and conditions of the award. The exercise price of stock options under the Incentive Plan may not be less than the fair market value of the Common Stock subject to the option on the date of the option grant and in some cases may not be less that 110% of fair market value. The maximum term of the Incentive Plan is ten years, except that the Board may terminate the Incentive Plan earlier. The term of each individual award will depend upon the written agreement between us and the grantee setting forth the terms of the awards.
     In addition to options issued under the Incentive Stock Option Plan, options to purchase 87,500 shares of Common Stock have been issued to directors and a consultant of Naturade under individual agreements.
401(k) Plan
     We maintain a 401(k) profit sharing plan (“401(k) Plan”) for the benefit of all employees who meet certain age and length of service requirements. The 401(k) Plan provides for Company matching contributions equal to 25% of each employee participant’s contribution not to exceed 6% of the employee participant’s compensation.
REPORT OF THE MANAGEMENT COMPENSATION COMMITTEE
     The Report of the Management Compensation Committee of the Board of Directors shall not be deemed filed under the Securities Act of 1933, as amended or under the Securities Exchange Act of 1934, as amended.
     The Management Compensation Committee (the “Committee”) reviews and recommends to the Board of Directors the compensation and other terms and conditions of employment of the executive officers of the Company, as well as incentive plan guidelines for Company employees generally.
     The policies underlying the Committee’s compensation decisions are designed to attract and retain the best-qualified management personnel available. The Company compensates its executive officers primarily through salaries. The Company, at its discretion, may, as it has in other years, reward executive officers through bonus programs based on profitability and other objectively measurable performance factors. Additionally, the Company uses stock options to compensate its executives and other key employees.
     The compensation of the Chief Executive Officer is determined in accordance his employment agreement, which was negotiated between Mr. Stewart and the non-employee members of the Board of Directors. Mr. Stewart’s employment agreement is described above under the caption “Employment Contracts, Termination of Employment and Change-In-Control Arrangements.”
     In establishing executive compensation, the Committee evaluates individual performance as it affects overall Company performance with particular focus on an individual’s contribution to the realization of operating profits and the achievement of strategic business goals, including the timely development and introduction of products and the creation of markets in new geographic territories. The Committee further attempts to rationalize a particular executive’s compensation with that of other executive officers of the Company in an effort to distribute compensation fairly among the executive officers.
     Although the components of executive compensation (salary, bonus and option grants) are reviewed separately, compensation decisions are made based on a review of total compensation. The number of shares covered by option grants is determined in the context of this review.
     The Committee held one meeting during fiscal 2004 whereby stock options were granted to key management employees. There were no modifications to existing executive employment agreements, and no bonuses or extraordinary compensation was paid.

THE MANAGEMENT COMPENSATION COMMITTEE

William B. Doyle, Jr.
Jay W. Brown
Bill D. Stewart
Compensation Committee Interlocks and Insider Participation
     During 2004, Bill Stewart, William B. Doyle, Jr. and Jay W. Brown served on the Company’s Compensation Committee.
     Except for Mr. Stewart, none of the members of the Management Compensation Committee is or has been an employee of the Company.
     Mr. Doyle, who served on the Management Compensation Committee, and Mr. Boissiere are managers and members of Doyle & Boissiere LLC (“D&B”). Under a Consulting Agreement between D&B and the Company, as long as affiliates of D&B own at least 25% of the outstanding equity interests of the Company, D&B will provide consulting services to the Company and receive a total annual fee of $300,000, payable quarterly. D&B has deferred receipt of $165,000 of its fees for fiscal 2002 for an indefinite period, and has permanently waived the payment of its entire consulting fee for fiscal 2003 and 2004 as services under the contract were not required or performed for these periods. This agreement was terminated as part of the recapitalization, see “Business-Recapitalization.”
     Mr. Brown, who also serves on the Management Compensation Committee, and Mr. Vitale are managers and members of Westgate Group, LLC (“Westgate Group”), which is the general partner of Westgate. Under a Management Services Agreement between Westgate

Group and the Company, as long as Westgate owns 10% or more of the voting stock of the Company, Mr. Vitale and Mr. Brown and two other principals of Westgate Group are to provide management services to the Company and the Company is to pay Westgate Group an annual fee of $100,000, payable quarterly. Westgate Group has agreed to permanently waive its fees for fiscal 2003 and 2004 as services under the contract were not required or performed for these periods. This agreement was terminated as part of the recapitalization, see “Business-Recapitalization.”
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
     On April 14, 2003, we entered into a loan agreement (the “Loan Agreement”) with Health Holdings and Botanicals, LLC, a principal stockholder of Naturade, and David A. Weil, a director and stockholder of the Company (the “Lender Group”), pursuant to which the Lender Group has agreed to lend the Company $450,000 and, subject to the discretion of the Lender Group, up to an additional $300,000. All advances under the Loan Agreement bear interest at the rate of 15% per annum, are due on December 31, 2004, are secured by substantially all of our assets, and are subordinated to our indebtedness to Wells Fargo. This due date was extended as discussed below. The advances under the Loan Agreement will be used for working capital and general corporate purposes. In consideration of the extension of credit under the Loan Agreement, Wells Fargo waived all our defaults as of December 31, 2002 under the Credit and Security Agreement dated as of February 27, 2000 and amended the agreement to, among other things, reduce the covenants regarding minimum net income and minimum book net worth and increased the interest rate.
     On April 14, 2004, the terms of the Loan Agreement were modified by the Joinder of Bill D. Stewart, our Chief Executive Officer as a member of the Lender Group, subject to all of the terms and conditions of the Loan Agreement, and the Lender Group advanced an additional $200,000, of which Bill D. Stewart advanced $100,000. Further, on May 3, 2004, the Lender Group advanced us an additional $100,000. Further, on August 16, 2004, advances allowed under the Loan Agreement were increased to a total of $950,000 and the Lender Group advanced an additional $200,000 to us. There are no additional amounts available to advance under the Loan Agreement. Proceeds of the advances have been used for working capital. On January 26, 2005, the terms of the Loan Agreement were modified to extend the due date to December 31, 2005. Pursuant to the recapitalization in July, 2005, Health Holdings, Stewart and Weil agreed to extend the term of the Secured Promissory Notes issued to them under the Loan Agreement from December 31, 2005 to December 31, 2006.

PRINCIPAL AND SELLING STOCKHOLDERS
     The following table sets forth information regarding beneficial ownership, as of the date of this prospectus, of our outstanding common stock by (i) any person who is known to us to be the beneficial owner of more than 5% of our voting securities, (ii) each director and each of the named executive officers, and (iii) by our directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or will become exercisable within 60 days are deemed outstanding but are not deemed to be outstanding as to any other person.
     Our Series C Convertible Preferred Stock votes with the common stock on all matters presented to the stockholders, on as as-converted-to-common stock basis. Each share of Series C Convertible Preferred Stock is convertible into one share of Common Stock (subject to adjustment for antidilution), at any time at the option of the holder.

		Amount and
		Nature		Percent
Name and Address of Beneficial Owner(1)	Class of Stock	of Beneficial Owner		of Class (2)
Peter H. Pocklington	Common	30,972,345	(3)	78.9%
Quincy Investments Corp 47-111 Vintage Drive East Indian Wells, CA 92210	Series C Preferred	4,200,000	(3)	20.0%
Health Holdings and Botanicals, LLC Suite 500 330 Primrose Rd. Burlingame, CA 94010	Series C Preferred	12,600,000	(4)	60.0%
Bill D. Stewart	Common	595,000	(5)	*
Stephen M. Kasprisin	Common	200,000	(6)	*
Marwan Zreik		290,000	(7)	*
Executive Officers and directors as a group (4 persons)	Common	36,257,345	(8)	81.9%

*	Less than 1%

(1)	Except as otherwise indicated, the address of each person named in the above table is in care of Naturade, Inc., 14370 Myford Road, Irvine, CA 92606.

(2)	Common Stock excludes Series C Convertible Preferred Stock.

(3)	Peter H. Pocklington was elected as one of our directors on August 10, 2005. Mr. Pocklington is the principal stockholder of Quincy Investments Corp. Mr. Pocklington disclaims beneficial ownership of the Company’s Common Stock and Preferred Stock held by Quincy Investments Corp., except to the extent of his indirect pecuniary interest in the shares. The Common Stock and Series C Convertible Preferred Stock were acquired as part of the capitalization, see “Business—Recapitalization.” Quincy Investments Corp. also acquired a warrant exercisable for 14,000,000 shares of Common Stock beginning after July 22, 2006.

(4)	Acquired as part of the recapitalization, see “Business — Recapitalization.” Health Holdings also acquired a warrant exercisable for 10,000,000 shares of Common Stock beginning after July 22, 2006.

(5)	Total includes 595,000 shares of Common Stock which can be purchased under presently exercisable options.

(6)	Total includes 200,000 shares of Common stock which can be purchased under presently exercisable options.

(7)	Total includes 290,000 shares of Common Stock which can be purchased under presently exercisable options.

(8)	Total includes shares of Common stock beneficially owned by Quincy Investments Corp., see note 3 above. See also notes 5, 6 and 7 above with respect to additional shares of Common stock included in this total.
     The following table shows the name of the selling stockholder, and lists the number of shares of our common stock registered for sale by it under this prospectus. It also shows the total number of shares of common stock owned by it before and after the offering, and the percentage of our total outstanding shares represented by these amounts. The table assumes that the selling stockholder will sell all of the common stock being offered by this prospectus for their account. However, the selling stockholder has no obligation to sell any of its shares, so we cannot determine the exact number of shares it actually will sell. The selling stockholder has or had a material relationship with us within the past three years other than as a result of the selling stockholder’s ownership of our securities.
     We have been informed by the selling security holder that it acquired the securities offered by this prospectus for its own account or the accounts of its affiliates in the ordinary course of their business, and that, at the time it acquired the securities, it had no agreement or understanding, direct or indirect, with any person to distribute the securities.
     The table is based on information provided by the selling stockholder, and does not necessarily indicate beneficial ownership for any other purpose. The number of shares of common stock beneficially owned by the selling stockholder is determined in accordance with the rules of the SEC. The term “selling stockholder” includes the stockholder listed below and its transferees, assignees, pledgees, donees or other successors. The percent of beneficial ownership for the selling stockholder is based on 39,251,964 shares of common stock outstanding as of August 15, 2005.

Percent of
	Number of		Percent of	Number of		Number of	Outstanding
	Shares of		Outstanding	Shares of		Shares of	Shares of
	Common		Shares of	Common		Common	Common
	Stock		Common	Stock to be		Stock	Stock
	Beneficially		Stock	Offered		Beneficially	Beneficially
	Owned Prior		Beneficially	Pursuant to		Owned After	Owned After
	to		Owned Prior	this		the	the
Name of Selling Stockholder	Offering (1)		to Offering (1)	Prospectus		Offering (2)	Offering (2)
Laurus Master Fund, Ltd. c/o Laurus Capital Management LLC 875 Third Avenue New York, New York 10022	1,958,673	(3)	4.99%	12,096,375	(4)	—	—

(1)	The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under Rule 13d-3, the number of shares beneficially owned includes any shares as to which a person has sole or shared voting power or investment power. Shares that a person has the right to acquire within 60 days of the date of this prospectus are included in the shares owned by that person and are treated as outstanding for purposes of calculating the ownership percentage of that person, but not for any other person.
(2)	Assumes that all shares being offered by the selling stockholder under this prospectus are sold, that the selling stockholder acquires no additional shares of common stock before the completion of this offering, and that the selling stockholder disposes of no shares of common stock other than those offered under this prospectus.
(3)	Total reflects maximum number of shares permitted to be held by Laurus at any one time, subject to certain exceptions.
(4)	Subject to the limitation discussed in note 3 above, upon the exercise and/or conversion in full of the warrant (exercisable for 1,500,000 shares of Common Stock), the option (exercisable for 8,721,375 shares of Common Stock), the term note (exercisable for 1,250,000 shares of Common Stock) and the convertible note (exercisable for 625,000 shares of Common Stock), Laurus has a right to acquire no less than 12,096,375 shares of Common Stock. These were all acquired as part of the financing provided to Naturade by Laurus, see “Business — Financing.”

DESCRIPTION OF CAPITAL STOCK
     The following is a summary of the rights of our common stock and preferred stock and related provisions of our certificate of incorporation and bylaws. Pursuant to our certificate of incorporation, our authorized capital stock consists of 152,000,000 shares, of which:
•	100,000,000 shares are designated as common stock, each with a par value of $.0001;

•	2,000,000 shares are designated as non-voting common stock, each with a par value of $.0001; and

•	50,000,000 shares are designated as preferred stock, each with a par value of $.0001.
Common Stock and Non-voting Common Stock
     Each holder of common stock is entitled to one vote for each share held of record on each matter submitted to a vote of stockholders. The holders of non-voting common stock have no voting rights, except as otherwise required by law. Subject to preferences which may be granted to the holders of preferred stock, each holder of common stock and non-voting common stock is entitled to share ratably in distributions to stockholders and to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available, subject to any preferential dividend rights of any outstanding preferred stock. No dividends are to be declared or paid with respect to the common stock unless dividends in the same per share amount are also declared and paid with respect to the non-voting common stock. In the event of our liquidation, dissolution or winding up, each holder of common stock and non-voting common stock is entitled to share ratably in all our assets remaining after payment of liabilities and the liquidation preference of any shares of preferred stock that are outstanding at that time. Holders of common stock have no conversion, preemptive or other rights to subscribe for additional shares, and there are no redemption rights or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock with we may designate and issue in the future without further stockholder approval.
Preferred Stock
     Our Board of Directors is authorized to issue, without further stockholder approval, shares of preferred stock in one or more series, and may fix or alter the relative, participating, optional or other rights, preferences, privileges and restrictions, including the voting rights, redemption provisions (including sinking fund provisions), dividend rights, dividend rates, liquidation preferences and conversion rights, and the description of and number of shares constituting any wholly unissued series of preferred stock. Our Board of Directors, without further stockholder approval, can issue preferred stock with voting and conversion rights that could adversely affect the voting power of the holders of common stock, including the loss of voting control to the holder of preferred stock issued in the future. No shares of preferred stock presently are outstanding. The issuance of preferred stock in certain circumstances may delay, defer or prevent our change in control without further action by our stockholders, may discourage bids for the Common Stock at a premium over the market price of the common stock and may adversely affect the market price, and the voting and other rights of the holders, of common stock.
Section 203 of Delaware General Corporation Law
     Section 203 of the Delaware General Corporation Law prohibits certain transactions between a Delaware corporation and an “interested stockholder,” which is defined as a person who, together with any affiliates or associates, beneficially owns, directly or indirectly, 15% or more of the outstanding voting shares of a Delaware corporation. This provision prohibits certain business combinations between an interested stockholder and a Delaware corporation for a period of three years after the date the stockholder becomes an interested stockholder, unless:
•	either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder is approved by the corporation’s board of directors prior to the date the interested stockholder becomes an interested stockholder;

•	the interested stockholder acquired at least 85% of the voting stock of the corporation (other than stock held by directors who are also officers or by certain employee stock plans) in the transaction in which the stockholder became an interested stockholder; or

•	the business combination is approved by a majority of the board of directors and by the affirmative vote of 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.
     For this purpose, business combinations include mergers, consolidations, sales or other dispositions of assets having an aggregate value in excess of 10% of the aggregate market value of the consolidated assets or outstanding stock of the corporation, and certain transactions that would increase the interested stockholder’s proportionate share ownership in the corporation.

PLAN OF DISTRIBUTION
     The selling stockholder and its successors, including its transferees, pledgees or donees, may sell the shares covered by this prospectus from time to time for its own accounts. They will act independently of us in making decisions regarding the timing, manner and size of each sale. It may sell its shares in the over-the-counter market or in privately negotiated transactions. It may sell its shares directly or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions, or commissions from the selling stockholder or from the purchasers of the shares. The compensation received by a particular underwriter, broker, dealer or agent might exceed customary commissions.
     The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices.
     The selling stockholder may sell its shares through any of the following methods or any combination of these methods:
•	purchases by a broker or dealer as a principal and resale by that broker or dealer for its own account under this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers, which may include long or short sales made after the effectiveness of the registration statement of which this prospectus is a part;

•	cross trades or block trades in which the broker or dealer engaged to make the sale will attempt to sell the securities as an agent, but may position and resell a portion of the block as a principal to facilitate the transaction;

•	through the writing of options;

•	in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales made through agents;

•	any combination of the above transactions; or

•	any other lawful method.
     In addition, any securities covered by this prospectus that qualify for sale in compliance with Rule 144 promulgated under the Securities Act of 1933 may be sold under Rule 144 rather than under this prospectus.
     The selling stockholder may enter into hedging transactions with broker-dealers in connection with distributions of the shares or otherwise. In these transactions, broker-dealers may engage in short sales of common stock in the course of hedging the positions they assume with the selling stockholder.

     The selling stockholder also may sell shares short and redeliver the shares to close out these short positions. The selling stockholder may enter into options or other transactions with broker-dealers that require the delivery to the broker-dealer of the shares. The broker-dealer may then resell or otherwise transfer the shares covered by this prospectus (which may be amended or supplemented to reflect the transaction). The selling stockholder also may loan or pledge the shares to a broker-dealer or another financial institution. If the selling stockholder defaults on the loan or the obligation secured by the pledge, the broker-dealer or institution may sell the shares so loaned or pledged under this prospectus (which may be amended or supplemented to reflect the transaction).
     Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the selling stockholder. Broker-dealers or agents may also receive compensation from the purchasers for whom they act as agents or to whom they sell as principals, or both. Compensation received by a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with the sale.
     Broker-dealers or agents and any other participating broker-dealers may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act in connection with sales of shares. Accordingly, any such commission, discount or concession received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act.
     The selling stockholder has advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities and that there is no underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling stockholder.
     We have agreed to maintain the effectiveness of the registration statement of which this prospectus is a part until the earliest to occur of the following:
•	the date on which all of the shares offered have been sold by the selling stockholder; or

•	the date on which the selling stockholder can sell the shares offered in this prospectus without registration under Rule 144(k).
     We may suspend the selling stockholder’s rights to resell shares under this prospectus for limited periods if required to do so by regulatory action or because material information or events affecting us are not adequately disclosed in the then available prospectus.
     We have agreed to pay the expenses of registering the shares under the Securities Act, including registration and filing fees, printing expenses, administrative expenses and specified legal and accounting fees. The selling stockholder will bear all discounts, commissions or other amounts payable to underwriters, dealers or agents as well as fees and disbursements for legal counsel retained by any selling stockholder. We have also agreed to indemnify the selling stockholder against liabilities, including certain liabilities under the Securities Act.

     The selling stockholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of shares against liabilities, including liabilities arising under the Securities Act.
     The selling stockholder will be subject to the prospectus delivery requirements of the Securities Act. If we are required to supplement this prospectus or post-effectively amend the registration statement to disclose a specific plan of distribution of the selling stockholder, the supplement or amendment will describe the particulars of the plan of distribution, including the shares of common stock, purchase price and names of any agent, broker, dealer, or underwriter or arrangements relating to any such entity or applicable commissions.
     Under applicable rules and regulations under the Exchange Act, no person engaged in the distribution of the shares may simultaneously engage in market making activities with respect to our common stock for a restricted period before the commencement of the distribution. In addition, the selling stockholder will be subject to applicable provisions of the Exchange Act and the associated rules and regulations under the Exchange Act, including Regulation M, the provisions of which may limit the timing of purchases and sales of the shares by the selling stockholder.
     We will make copies of this prospectus available to the selling stockholder and have informed the selling stockholder of the need to deliver copies of this prospectus to purchasers at or before the time of any sale of the shares.
     Our common stock is traded in the over-the-counter market under the symbol “NRDC.OB.” The transfer agent for our shares of common stock is Registrar & Transfer Company, 10 Commerce Drive, Cranford, NJ 07106.
LEGAL MATTERS
     The validity of the issuance of the shares of common stock in this offering will be passed on for us by Sheppard, Mullin, Richter & Hampton LLP, Los Angeles, California.
EXPERTS
     The financial statements included elsewhere in this prospectus have been audited by BDO Seidman, LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their reports (which contain an explanatory paragraph regarding the Company’s ability to continue as a going concern) included herein and are given upon the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
     Because we are subject to the informational requirements of the Exchange Act, we file reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the public reference room maintained by the SEC at the following address:

Public Reference Room
100 F Street, N.E.
Washington, D.C. 20549
You may obtain information on the operation of the public reference room by calling the SEC at (800) SEC-0330. In addition, we are required to file electronic versions of those materials with the SEC through the SEC’s EDGAR system. The SEC maintains a web site at http://www.sec.gov, which contains reports, proxy statements and other information regarding registrants that file electronically with the SEC.
     We have filed with the SEC a registration statement on Form SB-2 under the Securities Act with respect to the securities offered with this prospectus. This prospectus does not contain all of the information in the registration statement, parts of which we have omitted, as allowed under the rules and regulations of the SEC. You should refer to the registration statement for further information with respect to us and our securities. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of each contract or document filed as an exhibit to the registration statement. Copies of the registration statement, including exhibits, may be inspected without charge at the SEC’s principal office in Washington, D.C., and you may obtain copies from that office on payment of the fees prescribed by the SEC.
     We will furnish without charge a copy of this prospectus, on written or oral request. You should direct any requests for copies to: Investor Relations, Naturade, Inc., 14370 Myford Road, Irvine, California 92606, telephone number (714) 573-4800.

Report of Independent Registered Public Accounting Firm
To the Board of Directors and Stockholders of
Naturade, Inc.
Irvine, California
     We have audited the accompanying balance sheets of Naturade, Inc. (the “Company”) as of December 31, 2004 and 2003 and the related statements of operations, stockholders’ deficit, and cash flows for each of the three years in the period ended December 31, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
     We conducted our audits in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal controls over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
     In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2004 and 2003 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.
     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s recurring losses from operations, net working capital deficit and stockholders’ capital deficiency raise substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BDO Seidman, LLP
Los Angeles, California
March 25, 2005

NATURADE, INC.
Balance Sheets
As of December 31, 2004 and December 31, 2003

	December 31,	December 31,
	2004	2003
ASSETS

Current assets:
Cash and cash equivalents	$210,573	$144,102
Accounts receivable, net	2,186,431	2,333,394
Inventories, net	1,598,685	1,246,371
Prepaid expenses and other current assets	268,810	148,503

Total current assets	4,264,499	3,872,370
Property and equipment, net	94,890	161,885
Other assets	42,002	42,302

Total assets	$4,401,391	$4,076,557

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK, WARRANT AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$2,666,425	$2,310,317
Accrued expenses	513,544	475,286
Current portion of Notes Payable to Related Parties	1,067,954	644,471
Current portion of long-term debt	1,875,897	2,231,778

Total current liabilities	6,123,820	5,661,852
Long-term debt, less current maturities	—	5,609

Total Liabilities	6,123,820	5,667,461

COMMITMENTS AND CONTINGENCIES

REDEEMABLE CONVERTIBLE PREFERRED STOCK
Redeemable convertible preferred stock, Series B including accumulated preferred stock dividends of $686,578 at December 31, 2004 and $433,908 at December 31, 2003, less discount of $1,142,858 at December 31, 2004, and $1,428,572 at December 31, 2003, par value $0.0001 per share: authorized 50,000,000 shares; issued and outstanding, 13,540,723 at December 31, 2004 and 2003 ($2,000,000 redemption value)	1,309,119	770,734
WARRANT	—	500,000
STOCKHOLDERS’ DEFICIT:
Preferred stock, Series A, par value $0.0001 per share; authorized, 2,000,000 shares; issued and outstanding, 0 at December 31, 2004 and 2003	0	0
Common stock, par value $0.0001 per share; authorized, 100,000,000 shares; issued and outstanding, 44,533,886 at December 31, 2004 and 2003	4,453	4,453
Non-Voting Common stock, par value $0.0001 per share; authorized, 2,000,000 shares; issued and outstanding, 117,284 at December 31, 2004 and 2003	12	12
Additional paid-in capital	18,987,458	18,987,458
Accumulated deficit	(22,023,471)	(21,853,561)

Total stockholders’ deficit	(3,031,548)	(2,861,638)

Total liabilities, redeemable convertible preferred stock, warrant and stockholders’ deficit	$4,401,391	$4,076,557

See accompanying notes to financial statements.

NATURADE, INC
Statements of Operations for the Years Ended December 31, 2004, 2003 and 2002

	Year Ended	Year Ended	Year Ended
	December 31, 2004	December 31, 2003	December 31, 2002
Net sales	$14,141,481	$16,326,296	$14,416,351
Cost of sales	7,802,802	8,662,299	8,157,607

Gross profit	6,338,679	7,663,997	6,258,744

Costs and expenses:
Selling, general and administrative expenses	7,216,930	7,883,398	8,069,382

Total operating costs and expenses	7,216,930	7,883,398	8,069,382

Operating loss	(878,251)	(219,401)	(1,810,638)
Other expense:
Interest expense	305,265	189,462	113,480
Gain on sale of brand	(1,055,647)	—	—
Gain on retirement of warrant	(500,000)	—	—
Other expense (Income)	2,857	(7,948)	(28,300)

Income (loss) before provision for income taxes	369,274	(400,915)	(1,895,818)
Provision for income taxes	800	800	800

Net income (loss)	$368,474	$(401,715)	$(1,896,618)

Less:
Preferred Stock Dividends	$(252,670)	$(228,908)	$(205,000)
Deemed Dividend	(285,714)	(285,714)	(285,714)

Net Loss Attributable to Common Shareholders	$(169,910)	$(916,337)	$(2,387,332)
Basic and Diluted Net Loss per share	$(0.00)	$(0.02)	$(0.05)

Weighted Average Number of Shares used in Computation of Basic and Diluted Net Loss per share	44,651,170	44,651,170	44,117,284

NATURADE, INC.
Statements of Stockholders’ Deficit for the Years Ended December 31, 2004, 2003 and 2002

							Additional
	Common		Common(Non-Voting)		Preferred		Paid-In	(Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit)	Total
BALANCE, DECEMBER 31, 2001	7,823,639	$783			1,250,024	$125	11,539,611	$(18,549,892)	$(7,009,373)
Conversion of debt into common stock and exercise of warrants	36,710,247	3,670	117,284	12	(1,250,024)	(125)	5,410,070		5,413,627
Issuance of common stock options							37,777		37,777
Preferred stock dividends								(205,000)	(205,000)
Preferred stock discount							2,000,000		2,000,000
Accretion of preferred stock								(285,714)	(285,714)
Net loss for the year								(1,896,618)	(1,896,618)

BALANCE, DECEMBER 31, 2002	44,533,886	4,453	117,284	12	0	$—	18,987,458	(20,937,224)	(1,945,301)
Preferred stock dividends								(228,908)	(228,908)
Accretion of preferred stock								(285,714)	(285,714)
Net loss for the year								(401,715)	(401,715)

BALANCE, DECEMBER 31, 2003	44,533,886	4,453	117,284	12	0	$0	18,987,458	(21,853,561)	(2,861,638)
Preferred stock dividends								(252,670)	(252,670)
Accretion of preferred stock								(285,714)	(285,714)
Net income for the year								368,474	368,474

BALANCE, DECEMBER 31, 2004	44,533,886	$4,453	117,284	$12	0	$0	$18,987,458	($22,023,471)	($3,031,548)

See accompanying notes to financial statements.

NATURADE, INC
Statements of Cash Flows for the Years Ended December 31, 2004, 2003 and 2002

	Year Ended	Year Ended	Year Ended
	December 31, 2004	December 31, 2003	December 31, 2002
Cash flows from operating activities:
Net income (loss)	$368,475	$(401,715)	$(1,896,618)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	66,995	75,436	86,218
Provision for bad debt expense	—	—	60,260
Provision for excess and obsolete inventories	59,197	21,168	17,062
Loss from retirement of property & equipment	—	1,118	—
Expense for stock options, warrants and convertible debt	—	—	37,777
Gain on expiration of warrant	(500,000)	—	—
Gain on sale of brand	(1,055,647)	—	—
Changes in assets and liabilities:
Accounts receivable	171,963	(906,336)	552,298
Inventories	(614,284)	421,592	(527,674)
Prepaid expenses and other current assets	(115,307)	(43,368)	252,711
Other assets	300	7,292	5,169
Accounts payable and accrued expenses	394,365	(569,068)	(54,734)

Net cash used in operating activities:	(1,223,943)	(1,393,881)	(1,467,531)
Cash flows from investing activities:
Purchase of property and equipment	—	(9,716)	(7,579)
Proceeds from sale of brand	1,228,420	—	—

Net cash provided by (used in) investing activities:	1,228,420	(9,716)	(7,579)
Cash flows from financing activities:
Net borrowings (repayment) under line of credit	(355,881)	444,780	(142,011)
Proceeds from issuance of debt to related party	500,000	450,000	—
Payments of long-term debt	(82,125)	(69,663)	(28,583)
Proceeds from issuance of preferred stock	—	—	1,850,318
Proceeds from issuance of warrant	—	—	462,580

Net cash provided by financing activities:	61,994	825,117	2,142,304
Net increase (decrease) in cash and cash equivalents	66,471	(578,480)	667,194
Cash and cash equivalents, beginning of period	144,102	722,582	55,388

Cash and cash equivalents, end of period	$210,573	$144,102	$722,582

Supplemental Disclosures of Cash Flow Information
Cash paid during the period for:
Interest	$177,876	$148,728	$116,433
Income taxes	$800	$800	$800
Non-cash financing transactions:
Conversion of notes payable and accrued interest to related party into common stock	$—	$—	$5,413,627
Surrender of preferred stock for cancellation without conversion in exchange for common stock	$—	$—	$125
Discount related to redeemable convertible preferred stock	$—	$—	$2,000,000
Preferred stock dividend accrued	$252,670	$228,908	$205,000
Deemed dividend	$285,714	$285,714	$285,714
Issuance of non-voting common stock in connection with private equity transaction	$—	$—	$47,500
See accompanying notes to financial statements.

NATURADE, INC.
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002
1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES
Organization — Naturade, Inc., a Delaware corporation (the “Company” or “Naturade”), is a branded nutraceuticals marketing company focused on high growth, innovative natural products that nourish the health and well being of consumers. The Company’s products include low carbohydrate, high protein powders, nutritional supplements, joint health and arthritis pain relief products, and soy protein based powders. Its products are sold to the health food and mass market channels through distributors and directly to retailers in the United States and overseas.
Basis of Presentation — The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.
Going Concern — The accompanying financial statements have been prepared on a going-concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. At December 31, 2004, the Company has an accumulated deficit of $22,023,470, a net working capital deficit of $1,859,320, a stockholders’ capital deficiency of $3,031,547 and has incurred recurring net losses. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.
The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company’s continuation as a going concern depends on its ability to generate sufficient cash flow to meet its obligations on a timely basis, to comply with the terms and covenants of its financing agreements, to obtain additional financing or refinancing as may be required and ultimately to attain successful operations.
In response to these conditions, the Company amended its loan agreement with the majority shareholder and other investors during 2004 to include Bill D. Stewart, CEO of the Company, as a party to the Loan Agreement and the total borrowing limit was increased to $950,000. During 2004, the Company made draws totaling $500,000 on this line. This additional financing helped the Company meet its obligations and sustain operations. In addition management has made certain financial and organizational changes and updated the detailed analysis of the Company’s core competencies, the nutraceutical market, competitors and specific product categories in light of the softening economy during the year. Based on this analysis, the management team has focused its sales force on the growth-oriented mass market retail segment and stabilizing the health food segment, taken action to reduce overhead costs and expanded the sales of previously-developed product line extensions in the rapidly growing soy protein category, sports nutrition and safe, ephedra free weight loss segments. No assurance can be given that management’s plans will be successful.
Cash and Cash Equivalents — The Company considers all highly liquid investments with maturities of three months or less when purchased to be cash equivalents.
Use of Estimates and Assumptions — The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ materially from those estimates.
Concentration of Credit Risk — Financial instruments that subject Naturade to concentration of credit risk consist primarily of cash and accounts receivable. Credit risk with respect to trade accounts receivable is generally diversified due to the large number of entities comprising the Company’s customer base and their geographic dispersion. Naturade performs ongoing credit evaluations of its customers and maintains an allowance for estimated credit losses. The Company maintains cash balances with financial institutions that are in excess of federally insured limits.

Fair Value of Financial Instruments — The Company’s balance sheets include the following financial instruments: cash and cash equivalents, trade accounts receivable, trade accounts payable and long-term debt. The Company considers the carrying amounts in the financial statements to approximate fair value of these financial instruments due to the relatively short period of time between the origination of the instruments and their expected realization or the interest rates which approximate current market rates.
Accounts Receivable — Accounts receivable are presented net of an allowance for doubtful accounts of $9,740 and $9,740 at December 31, 2004 and December 31, 2003, respectively, and net of an allowance for returns and allowances of $ 322,299 and $685,945 at December 31, 2004 and December 31, 2003, respectively. The allowance for doubtful accounts and returns and allowances includes the following:

Balance as of December 31, 2001	$948,450
Provision for doubtful accounts and returns and allowances	342,418
Deductions	(403,826)
Balance as of December 31, 2002	887,042
Provision for doubtful accounts and returns and allowances	239,744
Deductions	(431,101)
Balance as of December 31, 2003	695,685
Provision for doubtful accounts and returns and allowances	745,660
Deductions	(1,109,306)

Balance as of December 31, 2004	$332,039

Inventories — Inventories are valued at the lower of cost or market. The weighted average method is used to determine cost. The reserve for excess and obsolete inventories includes the following:

Balance as of December 31, 2001	$357,918
Provision for excess and obsolete inventory	17,062
Write-offs	(302,879)
Balance as of December 31, 2002	72,101
Provision for excess and obsolete inventory	21,168
Write-offs	(16,018)
Balance as of December 31, 2003	77,251
Provision for excess and obsolete inventory	59,197
Write-offs	(55,137)

Balance as of December 31, 2004	$81,311

Property and Equipment — Property and equipment are stated at cost, less accumulated depreciation and amortization computed using the straight-line method over the estimated useful lives of the related assets ranging from five to ten years. Leasehold improvements are amortized on a straight-line basis over the lesser of the lease term or estimated useful life. Expenditures for maintenance and repairs are charged to operations as incurred.
Impairment of Long-Lived Assets — In accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, the Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of such assets may not be recoverable. If long-lived assets become impaired, the Company recognizes an impairment loss measured as the amount by which the carrying value of the assets exceeds the estimated fair value of the assets.
Income Taxes — The Company accounts for income taxes under the provisions of SFAS 109, Accounting for Income Taxes. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
Revenue Recognition — Sales are recognized upon shipment and passage of title. This is when the customer has made the fixed commitment to purchase the goods, the products are shipped per the customers’ instructions, the sales price is determinable, and collection is reasonably assured. The Company accrues for estimated returns at the time of sale. The Company accounts for certain promotional allowances such as consumer coupons and rebates, $20,800 in 2004, and customer slotting fees $83,300 in 2004, as a reduction of sales and new store opening costs, $38,700 in 2004, are recorded as cost of goods sold in the period incurred in accordance with Emerging Issues Task Force (“EITF”) issue No. 01-09.
Net Income (Loss) Per Share — Basic earnings (loss) per share (EPS) excludes dilution and is computed by dividing net income or loss attributable to common stockholders by the weighted average of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock (i.e. convertible preferred stock, warrants to purchase common stock and common stock options using the treasury stock method) were exercised or converted into common stock. Potentially dilutive securities, representing warrants and options to purchase 2,231,000, 35,948,548, and 35,073,548 shares of common stock for the years ended December 31, 2004, 2003 and 2002 are excluded in EPS as their effect would be anti-dilutive.
Research and Development — Research and development costs are expensed when incurred and amounted to $274,057, $216,185 and $210,985 for the years ended December 31, 2004, 2003 and 2002.
Advertising and Promotion — The Company complies with Emerging Issues Task Force (“EITF”) issue No. 01-9, Accounting for Consideration Given by a Vendor to a Customer or a Reseller of the Vendor’s Products (EITF 01-9), whereby certain payments to customers are presented as a reduction of sales. These payments amounted to $1,735,300 in 2004.
Advertising — The Company expenses the cost of advertising as incurred. Advertising expenses amounted to $346,372, $491,374, and $559,797 for the years ended December 31, 2004, 2003 and 2002.
Deferred Rent — Deferred rent totaling $81,727 and $98,471 at December 31, 2004 and 2003, respectively, is included in accrued expenses. Deferred rent represents rental expense (recorded on a straight-line basis) in excess of actual rental payments to date.
Warrants — On December 31, 2004, the Warrant to purchase Series B Convertible Preferred Stock was not exercised and accordingly, expired. As the Warrants were initially classified outside of equity and were recorded at fair value, the subsequent expiration of the warrants should be classified as charge to earnings in accordance with Statement of Financial Accounting Standards No. 150: “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity.” Paragraph 45 of Statement of Financial Accounting Standards No. 150 states that because the contract gives the counterparty the choice of cash settlement or settlement in shares, public companies should report the proceeds from the issuance of put warrants as liabilities and subsequently measure the put warrants at fair value with changes in fair value reported in earnings.”
As the value of the Warrants did not fluctuate during their existence and if exercised, would have generated a fixed cash investment in the company, no charge to earnings was required in previous periods.
Guarantees — In November 2002, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation Number (“FIN”) 45 “Guarantor’s Accounting and Disclosure Requirements for Guarantees, including Indirect Guarantees of Indebtedness of Others — an interpretation of FASB Statements No. 5, 57 and 107 and rescission of FIN 34.” The following is a summary of the Company’s agreements that the Company has determined are within the scope of FIN 45.
Under its bylaws, the Company has agreed to indemnify its officers and directors for certain events or occurrences arising as a result of an officer’s or director’s serving in such capacity. The term of the indemnification period is the officer’s or director’s lifetime. The maximum potential amount of future payments the Company could be required to make under these indemnification agreements is unlimited. However, the Company has a directors’ and officers’ liability insurance policy that limits its exposure and enables it to recover a portion of any future amounts paid. As a result of its insurance policy coverage, the Company believes the estimated fair value of these indemnification agreements is minimal and has no liability recorded for these agreements as of December 31, 2004.

The Company enters into indemnification provisions under (i) its agreements with other companies in its ordinary course of business, typically business partners, contractors, customers and landlords and (ii) its agreements with investors. Under these provisions the Company generally agrees to indemnify and hold harmless the indemnified party for losses suffered or incurred by the indemnified party as a result of the Company’s activities or, in some cases, as a result of the indemnified party’s activities under the agreement. These indemnification provisions often include indemnifications relating to representations made by the Company with regard to intellectual property rights. These indemnification provisions generally survive the termination of the underlying agreement. In addition, in some cases, the Company has agreed to reimburse employees for certain expenses and to provide salary continuation during short-term disability. The maximum potential amount of future payments the Company could be required to make under these indemnification provisions is unlimited. The Company has not incurred material costs to defend lawsuits or settle claims related to these indemnification provisions. As a result, the Company believes the estimated fair value of these provisions is minimal. Accordingly, the Company has no liabilities recorded for these agreements as of December 31, 2004.
Major Customers — During the fiscal years ended December 31, 2004, 2003 and 2002, the Company had sales to four customers in excess of 10% of the Company’s total net sales as shown in the following table.
Major Customers Table

	Customer One		Customer Two		Customer Three		Customer Four
		Accounts		Accounts		Accounts		Accounts
		Receivable		Receivable		Receivable		Receivable
		Balance		Balance		Balance		Balance
	Sales	Year-end	Sales	Year-end	Sales	Year-end	Sales	Year-end
December 31, 2004	$3,231,200	$722,295	$2,603,800	$174,538	$1,795,500	$81,628	$279,100	$227,001
December 31, 2003	$3,722,900	$229,501	$2,393,000	$189,512	$2,185,900	$101,260	$1,749,500	$1,502,459
December 31, 2002	$2,547,000	$438,200	$2,342,400	$185,439	$2,352,500	$241,539	$882,100	$754,799
The loss of any one of these customers could have a material adverse effect on the Company’s results of operations. The Company does not have long-term contracts with any of its customers and, accordingly, there can be no assurance that any customer will continue to place orders with the Company to the same extent it has in the past, or at all.
Sale of Brand — During 2004, the Company sold all of the assets related to its aloe vera based product lines in an all cash transaction. The sale included two product lines sold primarily through health food stores and natural food supermarkets including aloe vera gel concentrate drinks and Aloe Vera 80® brand topical products. The transaction was completed on November 2, 2004 for a purchase price of approximately $1,285,787 and included all inventory, tangible and intangible personal property related to these two brands and resulted in a gain of approximately $1,055,647. The proceeds on the sale were used to reduce borrowings under the Credit Agreement.
Accounting for Stock-Based Compensation — SFAS 123, Accounting for Stock-Based Compensation, requires disclosure of the fair value method of accounting for stock options and other equity instruments. Under the fair value method, compensation cost is measured at the grant date based on the fair value of the award and is recognized over the service period which is usually the vesting period. The Company has chosen, under the provisions of SFAS 123, to continue to account for employee stock-based transactions using the intrinsic value method under Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees.

Pursuant to SFAS 123, the Company has elected to continue using the intrinsic value method of accounting for stock-based awards granted to employees and directors in accordance with APB Opinion No. 25 and related interpretations in accounting for its stock option plan. Had the compensation cost for the Company stock option plan been determined based on the fair value at the grant dates for awards under the plan consistent with the method of SFAS 123, the Company’s net loss and loss per share would have been the pro forma amounts presented below:

	Year Ended	Year Ended	Year Ended
	December 31, 2004	December 31, 2003	December 31, 2002
Net income (loss): As reported Add: Stock-based employee compensation expense included in reported net loss	0	0	0
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards	(5,704)	(8,066)	(333,710)

Pro forma	$362,770	$(409,781)	$(2,230,328)

Basic and Diluted net income (loss) per share:
As reported	$0.00	$(0.02)	$(0.05)
Pro forma	$0.00	$(0.02)	$(0.06)
     The fair value for each option grant was estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions:

	Year Ended	Year Ended	Year Ended
	December 31, 2004	December 31, 2003	December 31, 2002
Weighted Average Risk-Free Interest Rate	4.41 to 5.21%	4.41 to 5.21%	not applicable
Expected Life of an Option	5 years	5 years	not applicable
Expected Stock Volatility	76%	76%	not applicable
New Accounting Pronouncements
In December 2004, the FASB issued Statement of Financial Accounting Standard (“SFAS”) No. 123R “Share Based Payment.” This statement is a revision of SFAS Statement No. 123, “Accounting for Stock-Based Compensation” and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and its related implementation guidance. SFAS 123R addresses all forms of share based payment (“SBP”) awards including shares issued under employee stock purchase plans, stock options, restricted stock and stock appreciation rights. Under SFAS 123R, SBP awards result in a cost that will be measured at fair value on the awards’ grant date, based on the estimated number of awards that are expected to vest. Under this method, compensation expense is recognized for all share-based payments granted after July 1, 2005 and also for all awards granted prior to July 1, 2005 that remain unvested on the effective date. The adoption of this pronouncement will increase compensation expense under the modified prospective approach (e.g., the impact of outstanding grants which continue to vest plus future grants will result in more compensation expense relative to their previous approach under APB 25). The Company is still evaluating the amount of the increase to compensation expense.
In November 2004, the FASB issued SFAS No. 151 “Inventory Costs” (SFAS 151). This statement amends the guidance in ARB No. 43, Chapter 4, “Inventory Pricing,” to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). SFAS 151 requires that those items be recognized as current-period charges. In addition, this Statement requires that allocation of fixed production overheads to costs of conversion be based upon the normal capacity of the production facilities. The provisions of SFAS 151 are effective for inventory cost incurred in fiscal years beginning after June 15, 2005. As such, the Company is required to adopt these provisions at the beginning of fiscal 2006. The adoption of this pronouncement is not expected to have material effect on the Company’s financial statements.
In December 2004, the FASB issued Statement Accounting Standard (“SFAS”) No. 153 “Exchanges of Nonmonetary Assets.” This Statement amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of this Statement are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in fiscal periods beginning after December 16, 2004. The provisions of this Statement should be applied prospectively. The adoption of this pronouncement is not expected to have material effect on the Company’s financial statements.
In October 2004, the American Jobs Creation Act of 2004 (Act) became effective in the U.S. Two provisions of the Act may impact the Company’s provision (benefit) for income taxes in future periods, namely those related to the Qualified Production Activities Deduction (QPA) and Foreign Earnings Repatriation (FER).
The QPA will be effective for the Company’s U.S. federal tax return year beginning after December 31, 2004. In summary, the Act provides for a percentage deduction of earnings from qualified production activities, as defined, commencing with an initial deduction of three percent for tax years beginning in 2005 and increasing to nine percent for tax years beginning after 2009, with the result that the Statutory federal tax rate currently applicable to the Company’s qualified production activities of 35 percent could be reduced initially to 33.95 percent and ultimately to 31.85 percent. However, the Act also provides for the phased elimination of the Extraterritorial Income Exclusion provisions of the Internal Revenue Code. Due to the interaction of the law provisions noted above as well as the particulars of the Company’s tax position, the ultimate effect of the QPA on the Company’s future provision (benefit) for income taxes has not been determined at this time. The FASB issued FASB Staff Position FAS 109-1, Application of FASB Statement No.109, Accounting for Income Taxes, to the Tax Deduction on Qualified Production Activities Provided by the American Jobs Creation Act of 2004, (FSP 109-1) in December 2004. FSP 109-1 requires that tax benefits resulting from the QPA should be recognized no earlier than the year in which they are reported in the entity’s tax return, and that there is to be no revaluation of recorded deferred tax assets and liabilities as would be the case had there been a change in an applicable statutory rate.
The FER provision of the Act provides generally for a one-time 85 percent dividends received deduction for qualifying repatriations of foreign earnings to the U.S. Qualified repatriated funds must be reinvested in the U.S. in certain qualifying activities and expenditures, as defined by the Act. In December 2004, the FASB issued FASB Staff Position FAS 109-2, Accounting and Disclosure Guidance for the Foreign Earnings Repatriation Provision within the American Jobs Creation Act of 2004 (FSP 109-2). FSP 109-2 allows additional time for entities potentially impacted by the FER provision to determine whether any foreign earnings will be repatriated under said provisions. The Company has no foreign earnings at this time and accordingly, has not undertaken an evaluation of the application of the FER provision and any potential benefits of effecting repatriations under said provision. Numerous factors, including previous actual and deemed repatriations under federal tax law provisions, are factors impacting the availability of the FER provision to the Company and its potential benefit to the Company, if any. The Company will examine this issue prior to undertaking any operations resulting in foreign source earnings.
2. INVENTORIES
Inventories are stated at the lower of weighted average cost or market. Weighted average cost is determined on a first-in, first-out basis. Inventories at December 31, 2004 and December 31, 2003 consisted of the following:

	December 31, 2004	December 31, 2003
Raw Materials	$203,610	$208,615
Finished Goods	1,476,386	1,115,007

Subtotal	1,679,996	1,323,622
Less: Reserve for Excess and Obsolete Inventories	(81,311)	(77,251)

	$1,598,685	$1,246,371

3. PROPERTY AND EQUIPMENT
Property and equipment at December 31, 2004 and December 31, 2003 consisted of the following:

	December 31, 2004	December 31, 2003
Building and improvements	$160,196	$160,196
Machinery and equipment	477,185	477,185
Automobiles	83,980	83,980

Total	721,361	721,361
Less accumulated depreciation and amortization	(626,471)	(559,476)

Property and equipment, net	$94,890	$161,885

Depreciation expenses amounted to $66,995, $75,436 and $86,218 for the fiscal years ended December 31, 2004, 2003 and 2002.
4. DEBT
Long-term debt consists of the following at December 31, 2004 and 2003.

	December 31, 2004	December 31, 2003
Line of Credit	$1,875,897	$2,231,778
Investor Notes with majority shareholder and other investors	112,345	162,345
Notes Payable due to a former stockholder’s estate; borrowings bear interest at 8% and are due in monthly installments of $2,832	5,609	37,735
Loan Agreement with majority shareholder and other investors	950,000	450,000

Total	2,943,851	2,881,858
Less line of credit and current portion of long-term debt	(2,943,851)	(2,876,249)

Long-term debt	$-0-	$5,609

Line of Credit — On January 27, 2000, the Company entered into a three year Credit and Security Agreement (the “Credit Agreement”) with Wells Fargo Business Credit, Inc. (“Wells Fargo”), which initially allowed for maximum borrowings of up to $3,000,000, based on certain percentages of eligible accounts receivable and inventories as defined. In consideration of the extension of credit under the Loan Agreement on April 14, 2003, Wells Fargo waived all defaults of the Company as of December 31, 2002 under the Credit Agreement and amended the agreement to, among other things, reduce the covenants regarding minimum net income and minimum book net worth and increased the interest rate to the prime rate plus 4.5%. On November 6, 2003, the terms of the Credit Agreement were modified to extend the maturity date until March 31, 2004 and on March 29, 2004; the terms of the Credit Agreement were modified to extend the maturity date until December 31, 2005 . Borrowings under the Credit Agreement, which totaled $1,875,897 at December 31, 2004, are collateralized by substantially all assets of the Company. At December 31, 2004 the prime rate was 5.25% and the interest charge under the Credit Agreement was 9.75%. The Credit Agreement contains covenants, which, among other things, require that certain financial ratios be met. As of December 31, 2004, the Company was in compliance with all covenants. Available borrowings under the Credit Agreement were $278,434 at December 31, 2004.
Loan Agreement with Majority Shareholder and Other Investors — In August 2000, the Company entered into a Loan Agreement (the “Investor Notes”) with Health Holdings and other investors (the “Lender Group”). The Investor Notes allowed for advances (the “Loan Advances”) of up to $1.2 million at an interest rate of 8% per annum with due dates of September 11, 2002 for $50,000 and August 31, 2003 for the remaining balance outstanding.
The Loan Agreement further provided that the Lender Group could elect to convert all or any part of the Loan Advances into shares of the Company’s Common Stock at a conversion price equal to the lower of (a) the average closing bid of the Company’s Common Stock for the ten trading days prior to the making of a Loan Advance or (b) the average closing bid of the Company’s common stock for the ten trading days prior to the date of receipt of notice of conversion. On June 13, 2001, two investors converted their total debt of $150,000 plus accrued interest of $2,400 into Common Stock, receiving a total of 476,250 shares of the Company’s Common Stock based on the then fair market value of $0.32. As part of the Private Equity Transaction on January 2, 2002 as described more fully in Note 5, Health Holdings converted into Common Stock all of the Company’s Investor Notes due to Health Holdings, plus accrued interest of $11,051 for a total debt conversion of $752,496. On August 8, 2002, one investor (a member of the Board of Directors) converted debt of $50,000 which was due September 11, 2002 plus accrued interest of $427 into Common Stock, receiving a total of 720,392 shares of the Company’s Common Stock based on the then fair market value of $0.07.
On August 21, 2003, the terms of the remaining outstanding Investor Notes totaling $202,345 were modified to include increasing the interest rate to 15% per annum paid in quarterly increments and setting a principal repayment schedule of $20,000 each on September 15, 2003 and October 15, 2003, installments of $10,000 per month from January 15, 2004 through July 15, 2004 and a final payment of $92,345 on August 15, 2004. On September 23, 2004 payment terms on these Notes were modified to December 31, 2004. As of December 31, 2004, there is $112,345 outstanding on the Investor Notes and the Company was in default of the payment provisions of the Notes. On March 25, 2005, the payment provisions of the Investor Notes was amended to require a principal payment of $20,000 plus accrued interest on July 15, 2005 with the remaining principal of $92,345 plus accrued interest due December 31, 2005. In addition, the conversion provision of the Investor Note allowing the holder to convert outstanding Notes to the Company’s Common Stock and a predetermined price was eliminated. See Note 12, Subsequent Event.
On April 14, 2003, the Company entered into a loan agreement (the “Loan Agreement”) with Health Holdings and certain other lenders (the “Lender Group”), pursuant to which the Lender Group agreed to lend the Company $450,000 and, subject to the discretion of the Lender Group, up to an additional $300,000. All advances under the Loan Agreement bear interest at the rate of 15% per annum, are secured by substantially all of the assets of the Company, and are subordinated to the Company’s indebtedness to Wells Fargo Business Credit, Inc. (“Wells Fargo”). In consideration of the extension of credit under the Loan Agreement, Wells Fargo waived all defaults of the Company as of December 31, 2003 under the Credit and Security Agreement dated as of January 27, 2000.
On April 14, 2004, the terms of the Loan Agreement were modified by the Joinder of Bill D. Stewart, the Chief Executive officer of the Company, as a member of the Lender Group, subject to all of the terms and conditions of the Loan Agreement, and the Lender Group advanced an additional $200,000, of which Bill D. Stewart advanced $100,000. Further, on May 3, 2004, the Lender Group advanced the Company an additional $100,000. On August 16, 2004, advances allowed under the Loan Agreement were increased to a total of $950,000 and the Lender Group advanced an additional $200,000 to the Company. There are no additional amounts available to advance under the Loan Agreement. Proceeds of the advances have been used for working capital. On January 26, 2005, the terms of the Loan Agreement were modified to extend the due date to December 31, 2005. As of December 31, 2004 there is $950,000 outstanding under the Loan Agreement.
5. PRIVATE EQUITY TRANSACTION
On January 2, 2002, the Company privately sold 13,540,723 shares of Series B Convertible Preferred Stock (the “Shares”) for $2 million, and warrants, which expire on December 31, 2004, to purchase an additional 33,641,548 shares of Series B Convertible Preferred Stock at an aggregate exercise price of $3.5 million (the “Warrants”), for $500,000. The Shares and Warrants were purchased by Westgate Equity Partners, L.P. (“Westgate”). The Series B Convertible Preferred Stock bears dividends at a rate of 10% per annum, which will accumulate and compound semi-annually if not paid in cash. The Series B Convertible Preferred Stock may be converted into Common Stock at any time at the option of the holder. On the seventh anniversary of its issuance, any unconverted shares of Series B Convertible Preferred Stock will be automatically redeemed by the Company at the original issuance price plus accrued and unpaid dividends, provided the Company is legally able to do so. Two members of the Board of Directors of the Company are elected exclusively by the holders of the Series B Convertible Preferred Stock voting as a separate class.
The Company had the right to redeem the Series B Convertible Preferred Stock at any time prior to December 31, 2004 if the Company received a bona fide offer from a third party to invest equity capital in the Company and the holders of the Series B Convertible Preferred Stock did not make a counter offer satisfying certain price requirements. No bona fide offer was made and the Company did not redeem the Series B Convertible Preferred

Stock. The Series B Convertible Preferred Stock has a beneficial conversion feature of $2,000,000, which was recorded as a discount and is being amortized over seven years.
As part of this transaction (the “Private Equity Transaction”), the Company entered into a Management Services Agreement under which certain principals of Westgate or its affiliates will provide management and consulting services to the Company.
On December 31, 2004, the Warrants were not exercised and accordingly expired. As the Warrants were initially classified outside of equity and were recorded at fair value, the subsequent expiration of the warrants was classified as charge to earnings in accordance with Statement of Financial Accounting Standards No. 150: “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity”
After the completion of the Private Equity Transaction, to accommodate the market rate conversion ratio of certain outstanding notes, the Company and Westgate agreed to adjust the conversion formula for the Series B Convertible Preferred Stock. In addition, Westgate and Health Holdings agreed that (i) the Company may grant additional options to purchase up to 1,250,000 shares of Common Stock to employees in accordance with the Naturade, Inc. 1998 Incentive Stock Option Plan, and (ii) Health Holdings would grant to Westgate a proxy to vote 1.041 shares of Common Stock owned by Health Holdings for each share of Common Stock issued on exercise of the new options.
The Company has used the net proceeds of the transactions for working capital and general corporate purposes.
6. STOCKHOLDERS’ EQUITY
Employee Stock Option Plan — In February 1998, the Company adopted an Incentive Stock Option Plan (the “Plan”) to enable participating employees to acquire shares of the Company’s common stock. The Plan provided for the granting of incentive stock options up to an aggregate of 850,000 shares, as amended. In October 2001, the Company amended the Plan by increasing to 2,000,000 the number of shares of the Company’s common stock which may be subject to awards granted pursuant to the Plan. The actual amount of incentive stock options that may be granted to employees is determined by the Compensation Committee based on the parameters set forth in the Plan. Under the terms of the Plan, incentive stock options may be granted at not less than 100% of the fair market value at the date of the grant (110% in the case of 10% shareholders). Incentive options granted under the Plan vest over a four-year period from the date of grant. The Company has granted 1,543,500 incentive options under the Plan at the weighted average exercise price per share of $0.14 as of December 31, 2004. These options expire seven years from the date of grant.
Director Stock Options — In October 1999, 87,500 options were issued to each of two then new board members at an exercise price of $1.03.
Warrants — On January 2, 2002, the Company sold warrants to purchase 33,641,548 shares of Series B Convertible Common Stock. The aggregate purchase price of the warrants was $500,000 and the aggregate exercise price is $3.5 million. These warrants expired on December 31, 2004. This transaction is described more fully in Note 5, Private Equity Transaction.
In 1999, the Company granted 600,000 warrants in conjunction with certain financing agreements. These warrants expire ten years from the date of grant. As part of the Private Equity Transaction described in Note 5, the holders of the warrants agreed they would be exercisable for Non-Voting Common Stock.

A summary of the Company’s outstanding stock options activity is as follows:

		Weighted
		Average		Weighted Average
	Number of	Exercise Price	Number	Exercise
	Shares	per Share	Exercisable	Price
January 1, 2002	1,515,000	$0.98	1,052,750	$1.08
Granted	-0-	$
Exercised	-0-
Expired	(683,000)	$1.01

Outstanding at December 31, 2002	832,000	$0.58	679,875	$0.56
Granted	1,025,000	$0.03
Exercised	-0-
Expired	(150,000)	$1.25

Outstanding at December 31, 2003	1,707,000	$0.19	771,000	$0.35
Granted	100,000	$0.08
Exercised	-0-
Expired	(176,000)	$0.08

Outstanding at December 31, 2004	1,631,000	$0.19	1,233,875	$0.24

The following table summarizes information about stock options outstanding at December 31, 2004

		Weighted
		Average	Weighted		Weighted Average
		Remaining	Average		Exercise Price
	Options	Contract Life	Exercise	Options	for Exercisable
Range of Exercise Prices	Outstanding	In Years	Price	Exercisable	Options
$0.025-0.100	975,000	6	$0.03	606,250	$0.03
$0.15-0.875	533,500	3	$0.29	505,125	$0.29
$1.03 - 1.13	122,500	2	$1.04	122,500	$1.04

	1,631,000		$0.19	$1,233,875	$0.24

     A summary of the Company’s outstanding warrant activity is as follows:

		Weighted
		Average		Weighted Average
	Number of	Exercise Price	Number	Exercise
	Shares	per Share	Exercisable	Price
Outstanding at January 1, 2002	600,000	$1.00	600,000	$1.00
Granted	33,641,548	$0.10
Exercised	-0-	$-0-
Expired	-0-	$-0-

Outstanding at December 31, 2002	34,241,548	$0.12	34,241,548	$0.12
Granted	-0-	$-0-
Exercised	-0-	$-0-
Expired	-0-	$-0-

Outstanding at December 31, 2003	34,241,548	$0.12	34,241,548	$0.12
Granted	-0-	$-0-
Exercised	-0-	$-0-
Expired	(33,641,548)	$0.10

Outstanding at December 31, 2004	600,000	$1.00	600,000	$1.00

The following table summarizes information about warrants outstanding at December 31, 2004

Weighted
		Average	Weighted		Weighted Average
		Remaining	Average		Exercise Price
	Warrants	Contract Life	Exercise	Warrants	for Exercisable
Range of Exercise Prices	Outstanding	In Years	Price	Exercisable	Warrants
$1.00	600,000	5	$1.00	600,000	$1.00

7. INCOME TAXES
The provision for income taxes for the years ended December 31, 2004, 2003 and 2002 consists of the following:

	Year Ended	Year Ended	Year Ended
	December 31, 2004	December 31, 2003	December 31, 2002
Current
Federal	$0	$0	$0
State	800	800	800

Total current	$800	$800	$800

Deferred
Federal	0	0	0
State	0	0	0

Total deferred	0	0	0

Total provision	$800	$800	$800

The Company has no foreign operations and all international sales are transacted in the United States and paid in U.S. Dollars. As a result, the Company has no provision for foreign taxes.
The income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate to income before income taxes due to the following:

	Year Ended	Year Ended	Year Ended
	December 31, 2004	December 31, 2003	December 31, 2002
Computed tax (benefit) expense	$125,281	$(136,651)	$(644,578)
Increase (decrease) in income taxes resulting from:
Nondeductible expenses	9,209	6,674	1,783
Effect of gain on retirement of warrants	(204,027)	-0-	-0-
State income taxes, net of federal tax benefit	22,108	528	528
Federal/State true ups	44,095	-0-	-0-
State NOL disallowance and others	82,985	(32,124)	(285,207)
Change in valuation allowance	(79,651)	161,573	927,474
State minimum franchise tax	800	800	800

	$800	$800	$800

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The significant components of the net deferred tax assets and liabilities were as follows:

	Year Ended	Year Ended
	December 31, 2004	December 31, 2003
Current deferred tax assets (liabilities) Uniform capitalization	$48,475	$46,872
Accounts Receivable	132,816	278,274
Accrued vacation	33,686	29,403
Inventory reserve	32,524	30,900
State taxes	272	272
Other	109,698	48,601
Valuation allowance	(357,470)	(434,322)

Total current	—	—

Non-current deferred tax assets (liabilities):
Net operating losses and credit carry forwards	6,944,652	6,954,058
Depreciation	8,604	17,790
Stock option	0	0
Other	0	0
Valuation allowance	(6,953,256)	(6,971,848)

Total non-current	—	—

Total	$—	$—

As of December 31, 2004, the Company had federal net operating loss carry forwards of approximately $19,500,000 that begin expiring in December 2017 and state net operating loss carry forwards of $5,400,000, which begin expiring in December 2005. A valuation allowance for the full amount of net deferred taxes has been provided because it is more likely than not that the deferred taxes will not be realized. Under Federal Tax Law IRC Section 382, certain significant changes in ownership that the Company may undertake may restrict the future utilization of these tax loss carry forwards.
8. COMMITMENTS, CONTINGENCIES, AND RELATED PARTY TRANSACTIONS
Employment Agreements — The Company has an employment agreement with its chief executive officer (CEO) that began in March 1998 with an original four year term. As amended, the agreement provides for an annual salary of $225,000. As part of the Private Equity Transaction on January 2, 2002 as described more fully in Note 5, the employment agreement with the Company’s CEO was amended to allow for the immediate vesting of options to purchase 365,000 shares of Common Stock, 297,500 of which would have vested by March 2, 2002, at an exercise price reduced to $0.1477 per share, which equals the terms of the Private Equity Transaction. In addition, the employment agreement was extended to December 31, 2003 and subsequently, extended to December 31, 2005.
In July 2003, Mr. Kasprisin, Chief Financial Officer, entered into an employment agreement with the Company, which can be terminated without cause by either party upon 30 days’ notice. Mr. Kasprisin is entitled to severance equal to six months base pay should he be terminated without cause by the Company. Pursuant to the employment agreement, Mr. Kasprisin is entitled to a base salary of $160,000 per year and a bonus based upon his base salary. In addition, Mr. Kasprisin has been granted options to purchase up to 150,000 shares of Common Stock, which options vest in equal quarterly amounts on each of the first eight quarters of his employment. In June 2004, Mr. Kasprisin’s employment agreement was amended in connection with his promotion to Chief Operating Officer, increasing the base compensation to $178,000 per year, adding a vehicle allowance of $300 per month and granting options to purchase an additional 50,000 of Common Stock, which options vest in eight equal quarterly amounts.
In June 2004, Mr. Zreik, Chief Operating Officer, was promoted to Executive Vice President of Sales. In connection therewith, Mr. Zreik entered into an employment agreement with the Company that can be terminated without cause by either party upon 30 days’ notice. Mr. Zreik is entitled to severance equal to six month’s base pay should he be terminated without cause by the Company. Pursuant to the employment agreement, Mr. Zreik is entitled to a base salary of $150,000 per year, a vehicle allowance of $300 per month and a bonus based upon his base salary. In addition, Mr. Zreik has been granted options to purchase up to 50,000 shares of Common Stock, which options vest in eight equal quarterly amounts.
Consulting Agreements — The Company is a party to a consulting agreement with an affiliate of its majority stockholder, Health Holdings, for $300,000 per year payable quarterly. The agreement is automatically renewable for successive one-year terms so long as Health Holdings or any of its affiliates owns 25% or more of the Company. As part of the Private Equity Transaction on January 2, 2002 as described more fully in Note 5, the Company entered into a management and consulting services agreement with Westgate, a principal stockholder, or its affiliates for $100,000 per year payable quarterly for an initial period of five years ending December 31, 2006. Both Health Holdings and Westgate elected to permanently forego payments on these consulting agreements in fiscal 2004 and 2003 as services under these agreements was not required during these periods.
Operating Leases — The Company rents property and equipment under certain noncancellable operating leases expiring in various years through 2006. Future minimum commitments under operating leases as of December 31, 2004 are as follows:

Year Ending December 31	Amount
2005	$441,813
2006	298,428

Total	$740,241

Rent expense charged to operations was $421,383, $458,687 and $457,230 for the years ended December 31, 2004, 2003 and 2002, respectively.
Legal Proceedings.
From time to time, the Company is party to various other claims and litigation that arise in the normal course of business. While any litigation contains an element of uncertainty, management believes that the ultimate outcome of these claims and litigation will not have a material adverse effect on the Company’s results of operations or financial condition.
9. 401(k) PLAN
The Company has a 401(k) plan that is available to all employees of the Company who meet certain age and length of service requirements. The plan provides for Company matching contributions equal to 25% of each employee participant’s contribution not to exceed 6% of the employee participant’s compensation. The Company’s contribution to the plan was $17,016, $14,538 and $13,763 for the years ended December 31, 2004, 2003 and 2002, respectively.
10. SEGMENT REPORTING
Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the Company’s chief operating decision-maker, or decision-making group, in deciding how to allocate resources and in assessing performance. The Company’s chief operating decision maker is the CEO.
The Company’s reportable operating segments include health food specialty stores and mass market categories. The Company does not allocate operating expenses to these segments, nor does it allocate specific assets to these segments. Therefore, segment information reported includes only sales, cost of sales and gross profit. Operating segment data for the years ended December 31, 2004, 2003 and 2002 are as follows:

Distribution Channels

	Health Food	Mass	Total
Year ended December 31, 2004
Sales	$7,220,283	$6,921,198	$14,141,481
Cost of Sales	3,947,949	3,854,853	7,802,802

Gross Profit	$3,272,334	$3,066,345	$6,338,679

	Health Food	Mass	Total
Year ended December 31, 2003
Sales	$7,576,727	$8,749,569	$16,326,296
Cost of Sales	4,049,706	4,612,593	8,662,299

Gross Profit	$3,527,021	$4,136,976	$7,663,997

	Health Food	Mass	Total
Year ended December 31, 2002
Sales	$7,366,133	$7,050,218	$14,416,351
Cost of Sales	4,067,120	4,090,487	8,157,607

Gross Profit	$3,299,013	$2,959,731	$6,258,744

Sales are attributed to geographic areas based on the location of the entity to which the products were sold. Geographic segment data for the years ended December 31, 2004, 2003 and 2002 are as follows:

	United States	International	Total
Year ended December 31, 2004
Sales	$13,747,244	$394,237	$14,141,481
Cost of Sales	7,570,658	232,144	7,802,802

Gross Profit	$6,176,586	$162,093	$6,338,679

Year ended December 31, 2003
Sales	$16,091,995	$234,301	$16,326,296
Cost of Sales	8,515,755	146,544	8,662,299

Gross Profit	$7,576,240	$87,757	$7,663,997

Year ended December 31, 2002
Sales	$14,194,058	$222,293	$14,416,351
Cost of Sales	8,011,004	146,603	8,157,607

Gross Profit	$6,183,054	$75,690	$6,258,744

11. QUARTERLY FINANCIAL DATA (UNAUDITED)
Summary unaudited quarterly financial data from continuing operations for 2004 and 2003 is as follows:

	First	Second	Third	Fourth
Fiscal year ended December 31, 2004	Quarter	Quarter	Quarter	Quarter
Net Sales	$3,552,624	$3,343,906	$3,654,751	$3,590,200
Gross Profit	1,609,009	1,498,853	1,735,026	1,495,791
Operating Income (Loss)	(405,211)	(309,710)	59,535	(222,865)
Net Income (Loss)	(468,467)	(386,364)	(17,477)	1,240,782
Net Income (Loss) per share, basic	$(0.01)	$(0.01)	$(0.00)	$0.03
Net Income (Loss) per share, diluted	$(0.01)	$(0.01)	$(0.00)	$0.02
Weighted average shares outstanding, basic	44,651,170	44,651,170	44,651,170	44,651,170
Weighted average shares outstanding, diluted	44,651,170	44,651,170	44,651,170	60,927,793

	First	Second	Third	Fourth
Fiscal year ended December 31, 2003	Quarter	Quarter	Quarter	Quarter
Net Sales	$3,866,055	$4,082,684	$3,767,767	$4,609,790
Gross Profit	1,787,819	1,840,616	1,793,076	2,242,486
Operating Loss	(164,508)	(187,589)	(183,902)	316,598
Net loss	(192,659)	(234,437)	(236,375)	261,756
Net loss per share, basic and diluted	$(0.01)	$(0.01)	$(0.01)	$0.00
Weighted average shares outstanding, basic and diluted	44,651,170	44,651,170	44,651,170	44,651,170
12. Subsequent Event
On March 25, 2005, the Company completed an amendment to the Investor Notes between Naturade, Inc and Other Investors dated August 2000. This amendment extended the payment terms of the Investor Notes requiring a principal payment of $20,000 plus accrued interest on July 15, 2005 with the remaining principal of $92,345 plus accrued interest payable on December 31, 2005. In addition, the conversion provision of the Investor Note allowing the holder to convert outstanding Notes to the Company’s Common Stock at a predetermined price was eliminated.

NATURADE, INC.
Balance Sheets
As of June 30, 2005 and December 31, 2004

	June 30, 2005	December 31, 2004
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash and cash equivalents	$260,428	$210,573
Accounts receivable, net	1,576,366	2,186,431
Inventories, net	951,042	1,598,685
Prepaid expenses and other current assets	313,965	268,810

Total current assets	3,101,801	4,264,499

Property and equipment, net	64,587	94,890
Other assets	42,002	42,002

Total assets	$3,208,390	$4,401,391

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Accounts payable	$2,608,775	$2,666,425
Accrued expenses	595,635	513,544
Current portion of Notes Payable to Related Parties	1,237,345	1,067,954
Revolving Credit Facility	1,170,739	1,875,897

Total current liabilities	5,612,494	6,123,820

Total Liabilities	5,612,494	6,123,820

COMMITMENTS AND CONTINGENCIES

REDEEMABLE CONVERTIBLE PREFERRED STOCK
Redeemable convertible preferred stock, Series B including accumulated preferred stock dividends of $822,586 at June 30, 2005 and $686,578 at December 31, 2004, less discount of $1,000,001 at June 30, 2005, and $1,142,858 at December 31, 2004, par value $0.0001 per share: authorized 50,000,000 shares; issued and outstanding, 13,540,723 at June 30, 2005 and December 31, 2004 ($2,000,000 redemption value)	1,587,984	1,309,119

STOCKHOLDERS’ DEFICIT:
Common stock, par value $0.0001 per share; authorized, 100,000,000 shares; issued and outstanding, 44,533,886 at June 30, 2005 and December 31, 2004	4,453	4,453
Preferred stock, Series A, par value $0.0001 per share; authorized, 2,000,000 shares; issued and outstanding, 0 at June 30, 2005 and December 31, 2004	0	0
Non-Voting Common stock, par value $0.0001 per share; authorized, 2,000,000 shares; issued and outstanding, 117,284 at June 30, 2005 and December 31, 2004	12	12

Additional paid-in capital	18,987,458	18,987,458
Accumulated deficit	(22,984,011)	(22,023,471)

Total stockholders’ deficit	(3,992,088)	(3,031,548)

Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$3,208,390	$4,401,391

See accompanying notes to financial statements.

NATURADE, INC
Statements of Operations for the Three Months and Six Months
Ended June 30, 2005 and June 30, 2004

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	June 30, 2005	June 30, 2004	June 30, 2005	June 30, 2004
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net sales	$2,761,811	$3,343,906	$5,675,342	$6,896,530
Cost of sales	1,549,520	1,845,053	3,087,034	3,788,668

Gross profit	1,212,291	1,498,853	2,588,308	3,107,862

Costs and expenses:
Selling, general and administrati ve expenses	1,476,538	1,790,986	3,068,951	3,787,305
Depreciation and amortization	15,033	17,577	30,303	35,478

Total operating costs and expenses	1,491,571	1,808,563	3,099,254	3,822,783

Operating loss	(279,280)	(309,710)	(510,946)	(714,921)

Interest expense	87,568	77,277	173,375	144,198
Other expense (income)	(1,772)	(1,423)	(3,446)	(5,088)

Loss before provision for income taxes	(365,076)	(385,564)	(680,875)	(854,031)
Provision for income taxes	-0-	800	800	800

Net loss	(365,076)	(386,364)	(681,675)	(854,831)
Less: Preferred stock dividend	(68,844)	(62,369)	(136,008)	(123,217)
Deemed dividend	(71,429)	(71,428)	(142,857)	(142,857)

Net loss applicable to common shares	$(505,349)	$(520,161)	$(960,540)	$(1,120,905)

Basic and diluted loss per share	$(0.01)	$(0.01)	$(0.02)	$(0.03)

Weighted average number of shares used in computation of basic and diluted loss per share	44,651,170	44,533,886	44,651,170	44,533,886

See accompanying notes to financial statements

NATURADE, INC
Statements of Cash Flows for the Six Months
Ended June 30, 2005 and June 30, 2004

	Six Months Ended	Six Months Ended
	June 30, 2005	June 30, 2004
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net loss	($681,675)	($854,831)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	30,303	35,478
Changes in assets and liabilities:
Accounts receivable	610,065	1,011,030
Inventories	647,643	(143,972)
Prepaid expenses and other current assets	(45,155)	(126,097)
Other assets	0	(12,000)
Accounts payable and accrued expenses	24,441	463,174

Net cash provided by operating activities:	585,622	372,782

Cash flows from financing activities:
Net borrowings under line of credit	(705,158)	(732,754)
Proceeds from issuance of debt to related parties	175,000	300,000
Payments of long-term debt	(5,609)	(65,743)

Net cash used in financing activities:	(535,767)	(498,497)
Net increase (decrease) in cash and cash equivalents	49,855	(125,715)
Cash and cash equivalents, beginning of period	210,573	144,102

Cash and cash equivalents, end of period	$260,428	$18,387

Supplemental Disclosures of Cash Flow Information Cash paid during the period for:
Interest	$69,656	$90,843
Taxes	$800	$800

Non-cash financing activities:
Preferred stock dividend accrued	$136,008	$123,217
Deemed dividend	$142,857	$142,857
See accompanying notes to financial statements

NATURADE, INC.
Notes to Financial Statements
1.	Basis of Presentation — The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

The results of operations for the interim periods shown in this report are not necessarily indicative of results to be expected for the fiscal year. In the opinion of management, the information contained herein includes all adjustments necessary for the fair presentation of the financial statements. All such adjustments are of a normal recurring nature. These financial statements do not include all disclosures associated with the Company’s annual audited financial statements included in the Company’s Annual Report on Form 10-K and, accordingly, should be read in conjunction with such statements.

The Company’s financial statements have been prepared based upon the assumption that the Company will continue as a going concern. The Company’s independent registered public accounting firm has qualified their report on the Company’s financial statements for the fiscal year ended December 31, 2004 with a statement that substantial doubt exists as to the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from a negative outcome of this uncertainty.

2.	Inventories — Inventories are stated at the lower of weighted average cost or market. Weighted average cost is determined on a first-in, first-out basis. Inventories at June 30, 2005 and December 31, 2004 consisted of the following:

	June 30, 2005	December 31, 2004
	(Unaudited)	(Audited)
Raw Materials	$216,017	$203,610
Finished Goods	816,336	1,476,386

Subtotal	1,032,353	1,679,996
Less: Reserve for Excess and Obsolete Inventories	(81,311)	(81,311)

	$951,042	$1,598,685

3.	Leases — The Company rents property and equipment under certain non-cancelable operating leases expiring in various years through 2006. Future minimum commitments under operating leases as of June 30, 2005 are as follows:

Year	Amount
2005 (July-December)	$241,150
2006	299,588
2007	15,320

Total	$556,028

4.	Loan Agreement with Majority Shareholders and Other Investors — In August 2000, the Company entered into a Loan Agreement (the “Investor Notes”) with Health Holdings and Botanicals, LLC (“ Health Holdings”), a principal shareholder of the Company, and other investors (the “Lender Group”). The Investor Notes allowed for advances (the “Loan Advances”) of up to $1.2 million at an interest rate of 8% per annum with due dates of September 11, 2002 for $50,000 and August 31, 2003 for the remaining balance outstanding.

The Loan Agreement further provided that the Lender Group could elect to convert all or any part of the Loan Advances into shares of the Company’s Common Stock at a conversion price equal to the lower of (a) the average closing bid of the Company’s Common Stock for the ten trading days prior to the making of a Loan Advance or (b) the average closing bid of the Company’s Common Stock for the ten trading days prior to the date of receipt of notice of conversion. On June 13, 2001, two investors converted their total debt of $150,000 plus accrued interest of $2,400 into Common Stock, receiving a total of 476,250 shares of the Company’s Common Stock based on the then fair market value of $0.32. As part of the Private Equity Transaction on January 2, 2002 as described more fully in Note 6, Health Holdings converted into Common Stock all of the Company’s Investor Notes due to Health Holdings, plus accrued interest of $11,051 for a total debt conversion of $752,496. On August 8, 2002, one investor (a member of the Board of Directors) converted debt of $50,000 which was due September 11, 2002 plus accrued interest of $427 into Common Stock, receiving a total of 720,392 shares of the Company’s Common Stock based on the then fair market value of $0.07.

On August 21, 2003, the terms of the remaining outstanding Investor Notes totaling $202,345 were modified to include increasing the interest rate to 15% per annum paid in quarterly increments and setting a principal repayment schedule of $20,000 each on September 15, 2003 and October 15, 2003, installments of $10,000 per month from January 15, 2004 through July 15, 2004 and a final payment of $92,345 on August 15, 2004. On September 23, 2004 payment terms on these Notes were modified to December 31, 2004. On March 25, 2005, the payment provisions of the Investor Notes was amended to require a principal payment of $20,000 plus accrued interest on July 15, 2005 with the remaining principal of $92,345 plus accrued interest due December 31, 2005. In addition, the conversion provision of the Investor Note allowing the holder to convert outstanding Notes to the Company’s Common Stock at a predetermined price was eliminated. At June 30, 2005, there was $112,345 outstanding under the Investor Notes.

On April 14, 2003, the Company entered into a loan agreement (the “Loan Agreement”) with Health Holdings and certain other lenders (the “Lender Group”), pursuant to which the Lender Group agreed to lend the Company $450,000 and, subject to the discretion of the Lender Group, up to an additional $300,000. All advances under the Loan Agreement bear interest at the rate of 15% per annum, are secured by substantially all of the assets of the Company, and are subordinated to the Company’s indebtedness to Wells Fargo Business Credit, Inc. (“Wells Fargo”). In consideration of the extension of credit under the Loan Agreement, Wells Fargo waived all defaults of the Company as of December 31, 2003 under the Credit and Security Agreement dated as of January 27, 2000.

On April 14, 2004, the terms of the Loan Agreement were modified by the joinder of Bill D. Stewart, the Chief Executive Officer of the Company, as a member of the Lender Group, subject to all of the terms and conditions of the Loan Agreement, and the Lender Group advanced an additional $200,000, of which Bill D. Stewart advanced $100,000. Further, on May 3, 2004, the Lender Group advanced the Company an additional $100,000. On August 16, 2004, advances allowed under the Loan Agreement were increased to a total of $950,000 and the Lender Group advanced an additional $200,000 to the Company. On January 26, 2005, the terms of the Loan Agreement were modified to extend the due date to December 31, 2005.

On June 3, 2005, the terms of the Loan Agreement were modified to increase the maximum advance to $1,550,000, and the Lender Group advanced an additional $175,000. Proceeds of the advances have been used for working capital. On July 27, 2005, the terms of the Loan Agreement were modified to extend the due date to December 31, 2006. As of June 30, 2005, there is $1,125,000 outstanding under the Loan Agreement. (See Note 10). On July 22, 2005, the due date on the Loan Agreement was extended from December 31, 2005 to December 31, 2006. (See Note 10.)

5.	Line of Credit — On January 27, 2000, the Company entered into a three year Credit and Security Agreement (the “Credit Agreement”) with Wells Fargo Business Credit, Inc. (“Wells Fargo”), which initially allowed for maximum borrowings of up to $3,000,000, based on certain percentages of eligible accounts receivable and inventories as defined. In consideration of the extension of credit under the Loan Agreement on April 14, 2003, Wells Fargo waived all defaults of the Company as of December 31, 2002 under the Credit Agreement and amended the agreement to, among other things, reduce the covenants regarding minimum net income and minimum book net worth and increased the interest rate to the prime rate plus 4.5%. On November 6, 2003, the terms of the Credit Agreement were modified to extend the maturity date until March 31, 2004 and on March 29, 2004; the terms of the Credit Agreement were modified to extend the maturity date until December 31, 2005.

Borrowings under the Credit Agreement, which totaled $1,170,739 at June 30, 2005, are collateralized by substantially all assets of the Company. At June 30, 2005 the prime rate was 6.00% and the interest charge under the Credit Agreement was 10.50%. The Credit Agreement contains covenants, such as reporting requirements, maximum capital expenditures and restrictions on ownership change of control... As of June 30, 2005, the Company was in compliance with all covenants. Available borrowings under the Credit Agreement were $192,364 at June 30, 2005. On July 26, 2005, the Credit Agreement was paid in full (See Note 10).

6.	Private Equity Transaction — On January 2, 2002, the Company privately sold 13,540,723 shares of Series B Convertible Preferred Stock (the “Shares”) for $2 million, and warrants, which expire on December 31, 2004, to purchase an additional 33,641,548 shares of Series B Convertible Preferred Stock at an aggregate exercise price of $3.5 million (the “Warrants”), for $500,000. The Shares and Warrants were purchased by Westgate Equity Partners, L.P. (“Westgate”). The Series B Convertible Preferred Stock bears dividends at a rate of 10% per annum, which will accumulate and compound semi-annually if not paid in cash. The Series B Convertible Preferred Stock may be converted into Common Stock at any time at the option of the holder. On the seventh anniversary of its issuance, any unconverted shares of Series B Convertible Preferred Stock will be automatically redeemed by the Company at the original issuance price plus accrued and unpaid dividends, provided the Company is legally able to do so. Two members of the Board of Directors of the Company are elected exclusively by the holders of the Series B Convertible Preferred Stock voting as a separate class.

The Company had the right to redeem the Series B Convertible Preferred Stock at any time prior to December 31, 2004 if the Company received a bona fide offer from a third party to invest equity capital in the Company and the holders of the Series B Convertible Preferred Stock did not make a counter offer satisfying certain price requirements. No bona fide offer was made and the Company did not redeem the Series B Convertible Preferred Stock. The Series B Convertible Preferred Stock has a beneficial conversion feature of $2,000,000, which was recorded as a discount and is being amortized over seven years.

As part of this transaction (the “Private Equity Transaction”), the Company entered into a Management Services Agreement under which certain principals of Westgate or its affiliates will provide management and consulting services to the Company.

On December 31, 2004, the Warrants were not exercised and accordingly expired. As the Warrants were initially classified outside of equity and were recorded at fair value, the subsequent expiration of the warrants was classified as charge to earnings in accordance with Statement of Financial Accounting Standards No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity.

After the completion of the Private Equity Transaction, to accommodate the market rate conversion ratio of certain outstanding notes, the Company and Westgate agreed to adjust the conversion formula for the Series B Convertible Preferred Stock. In addition, Westgate and Health Holdings agreed that (i) the Company may grant additional options to purchase up to 1,250,000 shares of Common Stock to employees in accordance with the Naturade, Inc. 1998 Incentive Stock Option Plan, and (ii) Health Holdings would grant to Westgate a proxy to vote 1.041 shares of Common Stock owned by Health Holdings for each share of Common Stock issued on exercise of the new options.

On July 22, 2005 Westgate surrendered the Series B Convertible Preferred Stock for 4,200,000 shares of Series C Convertible Preferred Stock. (See Note 10).

7.	Stock-Based Compensation

Employee Stock Option Plan — In February 1998, the Company adopted an Incentive Stock Option Plan (the “Plan”) to enable participating employees to acquire shares of the Company’s Common Stock. The Plan provided for the granting of incentive stock options up to an aggregate of 850,000 shares, as amended. In October 2001, the Company amended the Plan by increasing to 2,000,000 the number of shares of the Company’s Common Stock that may be subject to awards granted pursuant to the Plan. The actual number of incentive stock options that may be granted to employees is determined by the Compensation Committee based on the parameters set forth in the Plan. Under the terms of the Plan, incentive stock options may be granted at not less than 100% of the fair market value at the date of the grant (110% in the case of 10% shareholders). Incentive options granted under the Plan vest over a four-year period from the date of grant. The Company has granted 1,540,00 incentive options under the Plan at the weighted average exercise price per share of $0.18 as of June 30, 2005. These options expire seven years from the date of grant.

Director Stock Options — In October 1999, 87,500 options were issued to each of two then new board members at an exercise price of $1.03. These options expire on October 14, 2006.

Warrants — In 1999, the Company granted 600,000 warrants in conjunction with certain financing agreements. These warrants expire ten years from the date of grant. As part of the Private Equity Transaction described in Note 6, the holders of the warrants agreed they would be exercisable for Non-Voting Common Stock. On December 31, 2004, the Warrants issued to Westgate in conjunction with the Private Equity Transaction described in Note 6, were not exercised and accordingly expired.

A summary of the Company’s outstanding stock options is as follows:

		Weighted
		Average		Weighted
		Exercise		Average
	Number of	Price per	Number	Exercise
	Shares	Share	Exercisable	price
Outstanding at December 31, 2004	1,631,000	$0.19	1,233,875	$0.24
Granted	0	$0
Excercised	0	$0
Expired	3,500	$0.025

Outstanding at June 30, 2005	1,627,500	$0.18	1,627,500	$0.18

The following table summarizes information about stock options outstanding at June 30, 2005:

				Weighted			Weighted
				Average	Weighted		Average
				Remaining	Average		Exercise Price
			Options	Contract Life	Exercise	Options	for Exercisable
Range of Exercise Prices			Outstanding	In Years	Price	Exercisable	Options
$ 0.025	-	$0.08	1,230,000	6	$0.04	1,230,000	$0.04
$ 0.15	-	$0.50	170,000	3	$0.21	170,000	$0.21
$ 0.75	-	$1.13	227,500	1	$0.91	227,500	$0.91

			1,627,500	4	$0.18	1,627,500	$0.18

A summary of the Company’s outstanding warrants is as follows:

		Weighted
		Average		Weighted
		Exercise		Average
	Number of	Price per	Number	Exercise
	Shares	Share	Exercisable	price
Outstanding at December 31, 2004	600,000	$1.00	600,000	$1.00
Granted	0	0	0	0
Exercised	0	0	0	0
Expired	0	0	0	0

Outstanding at June 30, 2005	600,000	$1.00	600,000	$1.00

The following table summarizes information about warrants outstanding at June 30, 2005:

		Weighted			Weighted
		Average	Weighted		Average
		Remaining	Average		Exercise Price
	Warrants	Contract Life	Exercise	Warrants	for Exercisable
Range of Exercise Prices	Outstanding	In Years	Price	Exercisable	Warrants
$1.00	600,000	5	$1.00	600,000	$1.00
     Pursuant to SFAS 123, Accounting for Stock Based Compensation, the Company has elected to continue using the intrinsic value method of accounting for stock-based awards granted to employees and directors in accordance with APB Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations in accounting for its stock option plan. Had the compensation cost for the Company stock option plan been determined based on the fair value at the grant dates for awards under the plan consistent with the method of SFAS 123, the Company’s net loss and loss per share would have been the pro forma amounts presented below:

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2005	2004	2005	2004
Net loss: As reported	$(365,076)	$(386,364)	$(681,675)	$(854,831)
Add: Stock-based employee compensation expense included in reported net loss
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards	(599)	(280)	(1,198)	(560)

Pro forma	$(365,675)	$(386,644)	$(682,873)	$(855,391)

Basic and Diluted net loss per share:
As reported	$(0.01)	$(0.01)	$(0.02)	$(0.03)
Pro forma	$(0.01)	$(0.01)	$(0.02)	$(0.03)
8.	Segment Reporting — Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the Company’s chief decision-maker, or decision-making group, in deciding how to allocate resources and in assessing performance.

The Company has two reportable operating segments: health food specialty stores and mass market stores. The Company does not allocate operating expenses to these segments, nor does it allocate specific assets to these segments. Therefore, segment information reported includes only sales, cost of sales and gross profit.

Operating segment data for the three and six months ended June 30, 2005 and June 30, 2004 was as follows:

	Distribution Channels
	Health Food	Mass Market	Total
Three months ended June 30, 2005
Sales	$1,328,956	$1,432,855	$2,761,811
Cost of sales	707,697	841,823	1,549,520

Gross profit	$621,259	$591,032	$1,212,291

Three months ended June 30, 2004
Sales	$1,831,140	$1,512,766	$3,343,906
Cost of sales	1,044,872	800,181	1,845,053

Gross profit	$786,268	$712,585	$1,498,853

Six months ended June 30, 2005
Sales	$2,868,758	$2,806,584	$5,675,342
Cost of sales	1,499,975	1,587,059	3,087,034

Gross profit	$1,368,783	$1,219,525	$2,588,308

Six months ended June 30, 2004
Sales	$3,768,343	$3,128,187	$6,896,530
Cost of sales	2,106,255	1,682,413	3,788,668

Gross profit	$1,662,088	$712,585	$3,107,862

Sales are attributed to geographic areas based on the location of the entity to which the products were sold. Geographic segment data for the three and six months ended June 30, 2005 and June 30, 2004 was as follows:

	United States	International	Total
Three months ended June 30, 2005
Sales	$2,722,719	$39,092	$2,761,811
Cost of sales	1,528,632	20,888	1,549,520

Gross profit	$1,194,087	$18,204	$1,212,291

Three months ended June 30, 2004 Sales	$3,282,367	$61,539	$3,343,906
Cost of sales	1,807,222	37,831	1,845,053

Gross profit	$1,475,145	$23,708	$1,498,853

Six months ended June 30, 2005
Sales	$5,595,552	$79,790	$5,675,342
Cost of sales	3,041,925	45,108	3,087,034

Gross profit	$2,553,627	$34,681	$2,588,308

Six months ended June 30, 2004
Sales	$6,649,189	$247,341	$6,896,530
Cost of sales	3,651,426	137,242	3,788,688

Gross profit	$2,997,763	$100,759	$3,107,862

During the three and six months ended June 30, 2005 and 2004, the Company had sales to three customers whose purchases exceed 10% of the Company’s total net sales as shown in the table below.

Major Customer Table

	Customer One		Customer Two		Customer Three
		Accounts		Accounts		Accounts
		Receivable		Receivable		Receivable
		Balance		Balance		Balance
	Sales	Quarter-end	Sales	Quarter-end	Sales	Quarter-end
Three Months ended June 30, 2005.	$688,058	$443,691	$518,829	$362,473	$351,952	$126,956
Six Months ended June 30, 2005	$1,485,321	$443,691	$1,181,257	$362,473	$663,929	$126,956
Three Months ended June 30, 2004	$670,970	$347,595	$732,614	$244,603	$465,217	$255,620
Six Months ended June 30, 2004	$1,365,700	$347,595	$1,507,700	$244,603	$887,200	$255,620
9.	Guarantees — In November 2002, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation Number (“FIN”) 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, including Indirect Guarantees of Indebtedness of Others-an interpretation of FASB Statements No. 5,57 and /07 and rescission of FIN 34. The following is a summary of the Company’s agreements that the Company has determined are within the scope of FIN 45.

Under its bylaws, the Company has agreed to indemnify its officers and directors for certain events or occurrences arising as a result of an officer’s or director’s serving in such capacity. The term of the indemnification period is the officer’s or director’s lifetime. The maximum potential amount of future payments the Company could be required to make under these indemnification agreements is unlimited. However, the Company has a directors’ and officers’ liability insurance policy that limits its exposure and enables it to recover a portion of any future amounts paid. As a result of its insurance policy coverage, the Company believes the estimated fair value of these indemnification agreements is minimal and has no liability recorded for these agreements as of June 30, 2005.

The Company enters into indemnification provisions under (i) its agreements with other companies in its ordinary course of business, typically business partners, contractors, customers and landlords and (ii) its agreements with investors. Under these provisions the Company generally agrees to indemnify and hold harmless the indemnified party for losses suffered or incurred by the indemnified party as a result of the Company’s activities or, in some cases, as a result of the indemnified party’s activities under the agreement. These indemnification provisions often include indemnifications relating to representations made by the Company with regard to intellectual property rights. These indemnification provisions generally survive the termination of the underlying agreement. In addition, in some cases, the Company has agreed to reimburse employees for certain expenses and to provide salary continuation during short-term disability. The maximum potential amount of future payments the Company could be required to make under these indemnification provisions is unlimited. The Company has not incurred material costs to defend lawsuits or settle claims related to these indemnification provisions. As a result, the Company believes the estimated fair value of these provisions is minimal. Accordingly, the Company has no liabilities recorded for these agreements as of June 30, 2005.

10.	Subsequent Events —
Master Investment Agreement
On July 22, 2005, the Company entered into a Master Investment Agreement (the “Master Investment Agreement”), by and among the Company, Health Holdings and Botanicals, LLC (“HHB”), Westgate Equity Partners, L.P. (“Westgate”), Quincy Investments Corp. (“Quincy”), Bill D. Stewart (“Stewart”) and David A. Weil (“Weil”), pursuant to which :

•	Quincy will negotiate, and arrange the financing for, the acquisition by the Company of selected assets of The Ageless Foundation, Inc. (“Ageless”), Symco, Inc. (“Symco”) and Symbiotics, Inc. (“Symbiotics”);

•	Quincy will remain a co-obligor on, and a principal of Quincy will personally guarantee, the payment of a portion of the purchase price of each such acquisition;

•	The Company will issue to Quincy (i) 30,972,345 shares of Common Stock, (ii) warrants to purchase 14,000,000 shares of Common Stock (the “Quincy Warrants”), and (iii) 4,200,000 shares of Series C Convertible Preferred Stock (the “Series C”) all in consideration of Quincy negotiating, and arranging the financing for the Company’s acquisition of the selected assets of Ageless, Symco and Symbiotics and guaranteeing the payment of a portion of the purchase price of each such transaction;

•	HHB will surrender the 41,054,267 shares of Common Stock held by it for conversion into (i) 12,600,000 shares of Series C and (ii) a warrant to purchase 10,000,000 shares of Common Stock (the “HHB Warrant”);

•	Westgate will surrender the 13,540,723 shares of Series B Convertible Preferred Stock (the “Series B”) held by it, including any accrued and unpaid dividends, for conversion into 4,200,000 shares of Series C;

•	HHB, Stewart and Weil (the “Noteholders”) will extend the term of the Secured Promissory Notes issued to them pursuant to that certain Loan Agreement dated April 23, 2003, from December 31, 2005 to December 31, 2006;

•	The Company will grant to HHB, Westgate and Quincy certain registration rights with respect to the Common Stock issuable upon conversion of the Series C or exercise of the HHB Warrant or the Quincy Warrants; and

•	Quincy will grant to HHB and Westgate certain co-sale rights.
On a liquidation or sale of the Company, the holders of Series C will be entitled to receive a preferential payment equal to $1.00 per share (subject to adjustment), plus accrued but unpaid dividends.
For each fiscal year, the holders of Series C will be entitled to receive a cash dividend equal to 20% of the amount, if any, by which the Company’s pre-tax profits for such year exceed $10 million, which dividend will be distributed within 120 days of the end of such fiscal year.
The Company will have the right to require the conversion of all shares of Series C into Common Stock at any time within ten days following a period of 20 consecutive trading days for which the closing bid price of the Common Stock equals or exceeds $1.50 per share (as adjusted).
Each holder of Series C will have the right, at such holder’s option, at any time after July 22, 2006, to convert any such shares initially into one share of Common stock at $1.00 per share. The number of shares of Common Stock will be increased to protect the holder against dilution in the event of a stock dividend, stock split, combination or reclassification or the issuance of Common Stock at a price less tha $1.00 per share (as adjusted).
On December 31, 2012, the Company will redeem the Series C for $1.00 per share (subject to adjustment), plus accrued but unpaid dividends, provided the Company is then legally able to do so.
Before the transactions contemplated by the Master Investment Agreement:
•	HHB owned 41,054,267 shares of Common Stock (or 92.2% of the outstanding Common Stock) and warrants to purchase 600,000 shares of Non-Voting Common Stock, none of which are outstanding. In addition, William B. Doyle, Jr. and Lionel P. Boissiere, each of whom is a director of the Company, is a principal and a managing member of Doyle & Boissiere Fund I, LLC, a controlling shareholder of HHB.

•	Westgate owned 13,540,723 shares of Series B (or 100% of the outstanding Series B), which was convertible into 13,540,723 shares of Common Stock. In addition, Jay W. Brown and Robert V. Vitale, each of whom is a director of the Company, is a principal with Westgate Group, LLC, the general partner of Westgate. Bill D. Stewart is the Chairman of the Board and the Chief Executive Officer of the Company, and David A. Weil is a director of the Company.

•	The Company was indebted to HHB, Stewart and Weil in the amount of $1,075,000, $100,000, and $75,000, respectively, under the Loan Agreement dated April 23, 2003.
Laurus Master Fund, Ltd.
On July 26, 2005, the Company entered into a Security and Purchase Agreement (the “Agreement”), by and between the Company, and Laurus Master Fund, LTD (“Laurus”), pursuant to which:
•	Laurus provided the Company a $4,000,000 convertible financing facility composed of a $3,000,000 revolving facility and a $1,000,000 term facility. The Indebtedness under the facility can be converted to the Company’s Common Stock at $0.80 per share, subject to mutually agreed upon amounts of the facility that may be converted from time to time and subject to certain provisions regarding the maximum amount of Common Stock that can be held by Laurus at any given time.

•	Indebtedness under the revolving facility are based upon 35% of eligible inventory and 90% of eligible accounts receivable.

•	The financing facility has a term of three years ending on July 26, 2008 and carries an interest rate of prime plus 2% per annum (8.25% at July 28, 2005), subject to certain reductions based upon growth of the Company’s stock price.

•	The term loan is guaranteed by Peter H. Pocklington, a principal of Quincy, and will be repaid in 33 equal installments of $30,303 commencing November 1, 2005.

•	The Company is subject to certain reporting covenants such as the timely filing of financial reports with the Securities and Exchange Commission, monthly financial reporting deadlines and collateral reporting.

•	The loans are secured by all of the assets of the Company.

•	The Company used a portion of the proceeds of the facility to payoff its current bank credit facility and will utilize the remainder for working capital and future acquisitions.
In consideration for entering into the Agreement, the Company issued to Laurus, an option (the “Laurus Option”) and a warrant (the “Laurus Warrant”) to purchase shares of the Company’s Common Stock (subject to certain provisions to protect against dilution). The Laurus Option entitles the holder to purchase up to 8,721,375 shares of Common Stock, subject to certain limitations on the amount of Common Stock held by Laurus, at a purchase price of $0.001 per share at any time on or after July 26, 2005. The Laurus Warrant entitles the holder to purchase up to 1,500,000 shares of Common Stock at a purchase price of $0.80 per share at any time on or after July 26, 2005 through July 26, 2010. The exercise price of the Laurus Option and the Laurus Warrant may be paid, at the option of Laurus, by the cancellation of indebtedness under the financing facility. In conjunction with the Agreement, Health Holdings and Botanicals, LLP, Bill D. Stewart and David A. Weil extended the term of the Secured Promissory Notes issued to them pursuant to that certain Loan Agreement dated April 23, 2003, from December 31, 2005 to December 31, 2006.
Acquisitions
On July 22, 2005, Quincy, Symco and Symbiotics entered into an Asset Purchase Agreement (the “Symco/Symbiotics Agreement”), pursuant to which Quincy has the right to acquire certain assets relating to Symco and Symbiotics’ health-related products retail business. As consideration for the assets, Quincy would (a) assume current accounts payable and the obligations under certain contracts, (b) pay all outstanding amounts owed under certain credit facilities, (c) issue a promissory note payable to Symco and Symbiotics in the principal amount of $2,000,000, (x) less the amount necessary to repay the credit facilities, and (y) subject to a working capital adjustment, (d) pay an additional $60,000 in cash fifteen (15) days after the closing date and an additional $60,000 every thirty (30) days thereafter until the note is paid in full and (e) for a three (3) year period following the closing date, Quincy would pay to Symco and Symbiotics ten percent (10%) of the amount of the increase in contribution profit over a baseline amount of $2,000,000 based on the sale of products for each 12 month period during the three year period.
On July 27, 2005, Quincy and Ageless entered into an Asset Purchase Agreement (the “Ageless Agreement”), pursuant to which Quincy has the right to acquire certain assets relating to Ageless’ health-related products retail business. As consideration for the assets, Quincy would (a) assume current accounts payable, (b) assume an obligation to an employee of the company in an amount equal to $600,000 and (c) issue a promissory note payable to Ageless in the principal amount of $700,000, subject to a working capital adjustment.
On July 28, 2005, pursuant to an Assignment and Assumption Agreement, Quincy assigned to the Company all of its right, title and interest in and to the Symco/Symbiotics Agreement and the Ageless Agreement, and the Company agreed to perform all of Quincy’s obligations under the Symco/Symbiotics Agreement and the Ageless Agreement. In connection with these transactions, the Company entered into consulting agreements with certain key employees of Symco/Symbiotics and Ageless. In addition, the Company is a co-maker on each of the promissory notes described above. Pursuant to the Consulting Agreement entered into by the Company and Naomi Balcombe (“Balcombe”), the founder of Ageless, (i) for a three (3) year period following the closing date, the Company shall pay to Balcombe ten percent (10%) of the amount of the increase in contribution profit over a baseline amount of $900,000 based on the sale of products for each 12 month period during the three year period and (ii) issued to Ms. Balcombe 1,800,000 shares of Common Stock. Pursuant to the Consulting Agreements entered into by the Company and Douglas Wyatt, the founder of Symco and Symbiotics, and David W. Brown, the President of Symco and Symbiotics, the Company issued to Messrs. Wyatt and Brown 2,850,000 shares and 150,000 shares, respectively, of Common Stock.
In connection with the foregoing transactions, the Company and Doyle & Boissiere LLC terminated that certain Consulting Agreement dated December 17, 1997, the Company and Westgate Group, LLC terminated that certain Management Services Agreement dated January 2, 2002, and HHB and Westgate terminated that certain Voting Agreement dated January 2, 2002.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 24. Indemnification of Directors and Officers.
     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation or a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe their conduct was unlawful.
     A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.
          As permitted by Section 145 of the Delaware General Corporation Law, Article 7 of our certificate of incorporation, as amended, provides:
     “The corporation shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have the power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.”
          In addition, Article 10 of our certificate of incorporation, as amended, provides:
     “No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the director’s duty of loyalty to the

Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article 10 shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.”
     Our by-laws provide for indemnification of officers and directors to the fullest extent permitted by Delaware law.
     We maintain an insurance policy pursuant to which our directors and officers are insured, within the limits and subject to the limitations of the policy, against specified expenses in connection with the defense of claims, actions, suits or proceedings, and liabilities which might be imposed as a result of such claims, actions, suits or proceedings, that may be brought against them by reason of their being or having been directors or officers.
Item 25. Other Expenses of Issuance and Distribution.
     The following table sets forth the costs and expenses payable by us in connection with the sale of common stock being registered. All amounts are estimates except the SEC registration fee.

SEC registration fee	$370
Accounting fees and expenses	10,000
Legal fees and expenses	40,000
Transfer agent fees	1,000
Printing and engraving expenses	2,000
Miscellaneous	2,630
Total	$56,000
Item 26. Recent Sales of Unregistered Securities.
     The information required this item with respect to all securities that we sold within the past three years without registering the securities under the Securities Act is contained in the reports we have filed from time to time with the SEC and is incorporated herein by this reference.

Item 27. Exhibits.

Exhibit Number	Document
2	Stock Purchase Agreement, dated as of December 15, 1997 (the “Stock Purchase Agreement”), by and among Naturade, Inc. (the “Company”), Allan Schulman, L.S. Smith, Dallas Gold & Silver Exchange, Inc. (“DGSE”), Barry M. Zwick and Health Holdings and Botanicals, Inc., incorporated by reference to Exhibit 2 to the Company’s Current Report on Form 8-K filed on December 23, 1997.

3.1	Certificate of Incorporation of Naturade, Inc., together with amendments and Certificates of Designation relating thereto, incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 1997.

3.2	Certificate of Amendment to Certificate of Incorporation of Naturade, Inc., filed with the Delaware Secretary of State on December 20, 2001, incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K filed on January 3, 2002.

3.3	Certificate of Designation of Series B Convertible Preferred Stock of Naturade, Inc., filed with the Delaware Secretary of State on December 20, 2001, incorporated by reference to Exhibit 3.5 to the Company’s Current Report on Form 8-K filed on January 3, 2002.

3.4	Certificate of Amendment to Certificate of Incorporation of Naturade, Inc., filed with the Delaware Secretary of State on December 28, 2001, incorporated by reference to Exhibit 3.4 to the Company’s Current Report on Form 8-K filed on January 3, 2002.

3.5**	Certificate of Elimination of Series A Convertible Preferred Stock of Naturade, Inc., filed with the Delaware Secretary of State on January 3, 2002.

3.6**	Certificate of Amendment of Certificate of Incorporation of Naturade, Inc., filed with the Delaware Secretary of State on May 15, 2003.

3.7**	Certificate of Amendment of Certificate of Designation of Series B Convertible Preferred Stock of Naturade, Inc., filed with the Delaware Secretary of State on May 15, 2003.

3.8**	Certificate of Decrease of Series B Convertible Preferred Stock of Naturade, Inc., filed with the Delaware Secretary of State on July 28, 2005.

3.9	Certificate of Designation of Series C Convertible Preferred Stock of Naturade, Inc., filed with the Delaware Secretary of State on July 28, 2005, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on July 28, 2005.

3.10	Certificate of Elimination of Series B Convertible Preferred Stock of Naturade, Inc., filed with the Delaware Secretary of State on July 28, 2005, incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on July 28, 2005.

3.11	Amended and Restated Bylaws of Naturade, Inc., as amended December 7, 2001, incorporated by reference to Exhibit 3.6 to the Company’s Current Report on Form 8-K filed on January 3, 2002.

4.1**	Form of certificate of common stock, par value $0.0001 per share.

4.2	Form of certificate of Series C Convertible Preferred Stock, par value $0.0001 per share, incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on July 28, 2005.

5.1***	Opinion of Sheppard, Mullin, Richter & Hampton LLP.

10.1*	Consulting Agreement dated as of December 12, 1997, by and between the Company and Doyle & Boissiere LLC, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed December 23, 1997.

10.2	Form of Option Agreement for Purchase of Naturade, Inc. Common Stock for Directors, incorporated by reference to Exhibit M to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 1995.

10.3	Registration Rights Agreement, dated as of December 15, 1997, by and between the Company and Health Holdings & Botanicals, Inc., incorporated by reference to Exhibit 4 to the Company’s

Exhibit Number	Document
Current Report on Form 8-K filed on December 23, 1997.

10.4*	Naturade, Inc. 1998 Incentive Stock Option Plan, as amended, incorporated by reference to Exhibit 10.17 to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 1998.

10.5*	Incentive Stock Option Plan with Bill D. Stewart dated March 2, 1998, incorporated by reference to Exhibit 10.18 to the Company’s Quarterly Report on Form 10-Q filed for the period ended March 31, 1998.

10.6	Finance Agreement by and between the Company and Health Holdings and Botanicals, Inc., dated as of March 17, 1999, incorporated by reference to Exhibit 10. 2 to the Company’s Quarterly Report on Form 10-Q filed for the period ended March 31, 1999.

10.7	Amendment No. 1 to Finance Agreement by and between the Company and Health Holdings and Botanicals, Inc., dated June 1, 1999, incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed for the period ended June 30, 1999.

10.8	Credit Agreement by and between the Company and Health Holdings and Botanicals, Inc., dated as of August 9, 1999, incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed for the period ended June 30, 1999

10.9	Credit and Security Agreement by and between the Company and Wells Fargo Business Credit, Inc., dated as of January 27, 2000, incorporated by reference to Exhibit 10.24 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

10.10	Amendment No. 2 to Finance Agreement by and between the Company and Health Holdings and Botanicals, LLC, dated as of March 17, 2000, incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed for the period ended March 31, 2000.

10.11	Industrial Lease dated as of December 23, 1998, between the Company and The Irvine Company, incorporated by reference to Exhibit 10.25 to the Company’s Quarterly Report on Form 10-Q filed for the period ended June 30, 2000.

10.12	Loan Agreement among the Company, Health Holdings and Botanicals, LLC and Wald Holdings, LLC, dated as of August 31, 2000, incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on September 20, 2000.

10.13	Securities Purchase Agreement among the Company, Westgate Equity Partners, L.P. and Health Holdings & Botanicals, LLC, dated as of December 20, 2001, incorporated by reference to Exhibit 10.28 to the Company’s Current Report on Form 8-K filed January 3, 2002.

10.14	Registration Rights Agreement between the Company and Westgate Equity Partners, L.P., dated as of January 2, 2002, incorporated by reference to Exhibit 10.29 to the Company’s Current Report on Form 8-K filed January 3, 2002.

10.15*	Management Services Agreement between the Company and Westgate Group, LLC, dated as of January 2, 2002, incorporated by reference to Exhibit 10.30 to the Company’s Current Report on Form 8-K filed January 3, 2002.

10.16	Voting Agreement between Westgate Equity Partners, L.P. and Health Holdings & Botanicals, LLC, dated as of January 2, 2002, incorporated by reference to Exhibit 10.31 to the Company’s Current Report on Form 8-K filed January 3, 2002.

10.17*	Amended and Restated Employment Agreement between the Company and Bill D. Stewart, dated as of January 2, 2002, incorporated by reference to Exhibit 10.31 to the Company’s Current Report on Form 8-K filed January 3, 2002.

10.18	Fourth Amendment to Credit and Security Agreement and Waiver of Defaults between the Company and Wells Fargo Business Credit, Inc., dated as of December 20, 2001, incorporated by reference to Exhibit 10.33 to the Company’s Current Report on Form 8-K filed January 3, 2002.

10.19	Amendment No. 3 to Finance Agreement between the Company and Health Holdings & Botanicals, LLC, dated as of January 2, 2002, incorporated by reference to Exhibit 10.34 to the Company’s Current Report on Form 8-K filed January 3, 2002.

10.20	Letter agreement of Wells Fargo Business Credit, Inc. waiving rights arising from the Company’s defaults of covenants under the Credit and Security Agreement dated as of January 27, 2000,

Exhibit Number	Document
incorporated by reference to Exhibit 10.35 to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2000.

10.21	Sixth Amendment to Credit and Security Agreement between the Company and Wells Fargo Business Credit Inc., dated as of March 24, 2003, incorporated by reference to Exhibit 10.36 to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2003.

10.22	Consent and Mutual Release dated as of April 14, 2003, among the Company, Westgate Equity Partners, LLP and Health Holdings and Botanicals, LLC, incorporated by reference to Exhibit 10.37 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

10.23	Fifth Amendment to Credit and Security Agreement between the Company and Wells Fargo Business Credit Inc., dated as of September 19, 2002 incorporated by reference to Exhibit 10.38 to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2002.

10.24	Irrevocable Proxy between Health Holdings and Botanicals, LLC and Westgate Equity Partners, LLP, dated April 14, 2003, incorporated by reference to Exhibit 10.39 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

10.25	Loan Agreement by and among the Company, Health Holdings and Botanicals, LLC and David A. Weil, dated April 14, 2003, incorporated by reference to Exhibit 10.40 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

10.26	Waiver of Preferential Dividends by Holders of Series B Convertible Preferred Stock by Westgate Equity Partners, L.P., dated April 14, 2003, incorporated by reference to Exhibit 10.41 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

10.27	Seventh Amendment to Credit and Security Agreement between the Company and Wells Fargo Business Credit Inc., dated as of April 15, 2003, incorporated by reference to Exhibit 10.42 to the Company’s Current Report on Form 8-K filed on April 25, 2003.

10.28	Eighth Amendment to Credit and Security Agreement between the Company and Wells Fargo Business Credit Inc., dated as of November 6, 2003, incorporated by reference to Exhibit 10.43 to the Company’s Current Report on Form 8-K filed on November 6, 2003.

10.29	Ninth Amendment to Credit and Security Agreement between the Company and Wells Fargo Business Credit Inc., dated as of March 29, 2004, incorporated by reference to Exhibit 10.44 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

10.30*	First Amendment to Amended and Restated Employment Agreement between the Company and Bill D. Stewart, dated March 29, 2004, incorporated by reference to Exhibit 10.45 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

10.31	Joinder to Loan Agreement of Naturade, Inc. dated as of April 13, 2003, by and among Bill D. Stewart and the lenders listed therein, incorporated by reference to Exhibit 10.46 to the Company’s Current Report on Form 8-K filed on April 22, 2004.

10.32	Subordination Agreement dated as of April 14, 2004, by Bill D. Stewart for the benefit of Wells Fargo Business Credit, Inc., incorporated by reference to Exhibit 10.47 to the Company’s Current Report on Form 8-K filed on April 22, 2004.

10.33	Secured Promissory Note for $100,000 by the Company payable to Bill D. Stewart, dated April 14, 2004, incorporated by reference to Exhibit 10.48 to the Company’s Current Report on Form 8-K filed on April 22, 2004.

10.34	Secured Promissory Note for $100,000 by the Company payable to Health Holdings & Botanicals, LLC, dated April 14, 2004, incorporated by reference to Exhibit 10.49 to the Company’s Current Report on Form 8-K filed on April 22, 2004.

10.35	Secured Promissory Note for $25,000 by the Company payable to David Weil, dated May 3, 2004, incorporated by reference to Exhibit 10.50 to the Company’s Current Report on Form 8-K filed on May 5, 2004.

10.36	Secured Promissory Note for $75,000 by the Company payable to Health Holdings & Botanicals, LLC, dated May 3, 2004, incorporated by reference to Exhibit 10.51 to the Company’s Current Report on Form 8-K filed on May 5, 2004.

Exhibit Number	Document
10.37	Tenth Amendment to Credit and Security Agreement between the Company and Wells Fargo Business Credit Inc., dated May 10, 2004 , incorporated by reference to Exhibit 10.52 to the Company’s Current Report on Form 10-Q filed on May 13, 2004.

10.38*	Revised Employment Agreement between the Company and Stephen M. Kasprisin, dated as of June 1, 2004, incorporated by reference to Exhibit 10.53 to the Company’s Current Report on Form 8-K filed on June 11, 2004.

10.39*	Revised Employment Agreement between the Company and Marwan Zreik, dated as of June 1, 2004, incorporated by reference to Exhibit 10.54 to the Company’s Current Report on Form 8-K filed on June 11, 2004.

10.40	Asset Purchase Agreement dated November 2, 2004, between the Company and L.O.D.C. Group, LTD, incorporated by reference to Exhibit 10.55 to the Company’s Current Report on Form 8-K filed on November 81, 2004.

10.41	Eleventh Amendment to Credit and Security Agreement between the Company and Wells Fargo Business Credit Inc., dated November 2, 2004, incorporated by reference to Exhibit 10.56 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

10.42	First Amendment dated as of January 26, 2005, to Secured Promissory Note dated April 13,2003, between the Company and Health Holdings & Botanicals, LLC, incorporated by reference to Exhibit 10.57 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

10.43	First Amendment dated as of January 26, 2005, to Secured Promissory Note dated April 14,2004, between the Company and Health Holdings & Botanicals, LLC, incorporated by reference to Exhibit 10.58 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

10.44	First Amendment dated as of January 26, 2005, to Secured Promissory Note dated May 13,2004, between the Company and Health Holdings & Botanicals, LLC, incorporated by reference to Exhibit 10.59 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

10.45	First Amendment dated as of January 26, 2005, to Secured Promissory Note dated August 16, 2004, between the Company and Health Holdings & Botanicals, LLC, incorporated by reference to Exhibit 10.60 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

10.46	First Amendment dated as of January 26, 2005, to Secured Promissory Note dated April 13, 2003, between the Company and David A. Weil, incorporated by reference to Exhibit 10.61 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

10.47	First Amendment dated as of January 26, 2005, to Secured Promissory Note dated May 3, 2004, between the Company and David A. Weil, incorporated by reference to Exhibit 10.62 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

10.48	First Amendment dated as of January 26, 2005, to Secured Promissory Note dated May 3, 2004, between the Company and Bill D. Stewart, incorporated by reference to Exhibit 10.63 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

10.49	Third Amendment to Loan Agreement dated March 25, 2005, between the Company and Howard Shao, incorporated by reference to Exhibit 10.64 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

10.50	Master Investment Agreement dated as of July 22, 2005, by and among the Company, Health Holdings and Botanicals, LLC, Westgate Equity Partners, L.P., Quincy Investments Corp., Bill D. Stewart and David A. Weil, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on July 28, 2005.

10.51	Common Stock Purchase Warrant dated as of July 22, 2005, entitling Health Holdings and Botanicals, LLC to purchase up to 10,000,000 shares of common stock at $1.00 per share, incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on

Exhibit Number	Document
July 28, 2005.

10.52	Common Stock Purchase Warrant dated as of July 22, 2005, entitling Quincy Investments Corp. to purchase up to 7,000,000 shares of common stock at $0.80 per share, incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on July 28, 2005.

10.53	Common Stock Purchase Warrant dated as of July 22, 2005, entitling Quincy Investments Corp. to purchase up to 7,000,000 shares of common stock at $1.02 per share, incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on July 28, 2005.

10.54	Registration Rights Agreement dated as of July 22, 2005, by and among the Company, Health Holdings and Botanicals, LLC, Westgate Equity Partners, L.P. and Quincy Investments Corp., incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on July 28, 2005.

10.55	Asset Purchase Agreement dated as of July 22, 2005, by and among Quincy Investments Corp., Symco, Inc. and Symbiotics, Inc., incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed on July 28, 2005.

10.56	Assignment and Assumption Agreement dated as of July 22, 2005, by and among the Company, Quincy Investments Corp., Symco, Inc. and Symbiotics, Inc., incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K filed on July 28, 2005.

10.57	Asset Purchase Agreement dated as of July 27, 2005, by and between Quincy Investments Corp. and The Ageless Foundation, Inc., incorporated by reference to Exhibit 10.8 to the Company’s Current Report on Form 8-K filed on July 28, 2005.

10.58	Assignment and Assumption Agreement dated as of July 28, 2005, by and among the Company, Quincy Investments Corp. and The Ageless Foundation, Inc., incorporated by reference to Exhibit 10.9 to the Company’s Current Report on Form 8-K filed on July 28, 2005.

10.59	Security and Purchase Agreement, by and between the Company and Laurus Master Fund, Ltd., dated July 26, 2005, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 1, 2005.

10.60	Common Stock Purchase Option dated as of July 26, 2005, entitling Laurus Master Fund, Ltd. to purchase up to 8,721, 375 shares of common stock at $0.001 per share, incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on August 1, 2005.

10.61	Common Stock Purchase Warrant dated as of July 26, 2005, entitling Laurus Master Fund, Ltd. to purchase up to 1,500,000 shares of common stock at $0.80 per shares, incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on August 1, 2005.

10.62	Secured Convertible Term Note in the amount of $1,000,000, by and between the Company and Laurus Master Fund, Ltd., dated July 26, 2005, incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on August 1, 2005.

10.63	Secured Revolving Note in the amount of $3,000,000, by and between the Company and Laurus Master Fund, Ltd., dated July 26, 2005, incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on August 1, 2005.

10.64	Registration Rights Agreement dated as of July 26, 2005, by and between the Company and Laurus Master Fund, Ltd., incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed on August 1, 2005.

10.65	Secured Convertible Minimum Borrowing Note in the amount of $500,000, by and between the Company and Laurus Master Fund, Ltd., dated July 26, 2005, incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K filed on August 1, 2005.

10.66	Promissory Note in the amount of $1,775, 687.46, dated August 3, 2005, by Quincy Investments Corp. and the Company payable to Symbiotics, Inc., incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on August 9, 2005.

10.67	Promissory Note in the amount of $648,234.00, dated August 5, 2005, by Quincy Investments Corp. and the Company payable to The Ageless Foundation, Inc., incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on August 9, 2005.

Exhibit Number	Document
10.68	Guaranty of Promissory Note dated as of August 3, 2005, by Peter H. Pocklington for the benefit of each of Symco Inc. and Symbiotics, Inc., incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 9, 2005.

10.69	Guaranty of Promissory Note dated as of August 5, 2005, by Peter H. Pocklington for the benefit of The Ageless Foundation, Inc., incorporated by reference to Exhibit 10.10 to the Company’s Current Report on Form 8-K filed on August 9, 2005.

10.70	Consulting Agreement dated as of August 5, 2005, by and between Naomi Balcombe and the Company, incorporated by reference to Exhibit 10.11 to the Company’s Current Report on Form 8-K filed on August 9, 2005.

10.71	Independent Contractor Proprietary Information and Inventions Agreement dated August 5, 2005, by and between the Company and Naomi Balcombe, incorporated by reference to Exhibit 10.12 to the Company’s Current Report on Form 8-K filed on August 9, 2005.

10.72	Transition Agreement entered into as of August 3, 2005, by and between the Company, Symco, Inc. and Symbiotics, Inc., incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on August 9, 2005.

10.73	Consulting Agreement dated as of August 3, 2005, by and between Douglas Wyatt and the Company, incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on August 9, 2005.

10.74	Independent Contractor Proprietary Information and Inventions Agreement dated August 3, 2005, by and between the Company and Douglas Wyatt, incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on August 9, 2005.

10.75	Consulting Agreement dated as of August 3, 2005, by and between the Company and David Brown, incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on August 9, 2005.

10.76	Independent Contractor Proprietary Information and Inventions Agreement dated August 3, 2005, by and between the Company and David Brown, incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed on August 9, 2005.

10.77	Common Stock Lock Up Agreement dated August 3, 2005, by and between the Company and Douglas Wyatt, incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K filed on August 9, 2005.

10.78	Common Stock Lock Up Agreement dated August 3, 2005, by and between the Company and David Brown, incorporated by reference to Exhibit 10.8 to the Company’s Current Report on Form 8-K filed on August 9, 2005.

10.79	Trademark License Agreement dated August 3, 2005, by and among the Company, Symco, Inc. and Symbiotics, Inc., incorporated by reference to Exhibit 10.9 to the Company’s Current Report on Form 8-K filed on August 9, 2005.

14.1	Code of Financial Ethics incorporated by reference to Exhibit 14 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003

23.1	Consent of Sheppard, Mullin, Richter & Hampton LLP (included in its opinion filed as Exhibit 5.1).

23.2**	Consent of BDO Seidman, LLP.

24.1	Power of Attorney (see page II-11).

*	Management contracts or compensatory plan or arrangement.

**	Filed herewith.

***	To be filed by amendment.

Item 28. Undertakings.
a.	The undersigned small business issuer will:
1.	File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:
(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	Reflect in the prospectus any facts or events arising which, individually or together, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	Include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required in a post-effective amendment is incorporated by reference from periodic reports filed by the small business issuer under the Exchange Act.
2.	For the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3.	File a post-effective amendment to remove from registration any of the securities that remain unsold at the termination of the offering.
b.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Irvine, State of California, on August 29, 2005.

NATURADE, INC.

By	/s/ Stephen M. Kasprisin

Stephen M. Kasprisin
Chief Financial Officer
(Principal Financial and Accounting Officer)
POWER OF ATTORNEY
FILING OF REGISTRATION STATEMENT ON FORM SB-2
     KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and officers of Naturade, Inc., a Delaware corporation (the “Company”), hereby nominate and appoint Bill D. Stewart and Stephen M. Kasprisin, and each of them acting or signing singly, as his or her agents and attorneys-in-fact (the “Agents”), for the undersigned and in the undersigned’s name, place and stead, in any and all capacities (including the undersigned’s capacity as a director or officer of Naturade, Inc.), to sign a Registration Statement on Form SB-2 of Naturade, Inc. to be filed under the Securities Act of 1933, as amended, for the registration of the resale of 12,096,375 shares of common stock of Naturade, Inc. by the selling stockholder named herein, and any and all amendments (including post-effective amendments) to such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto the Agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully cause to be done by virtue hereof.
     This Power of Attorney shall remain in full force and effect until revoked or superseded by written notice filed with the SEC.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Bill D. Stewart	President, Chief Executive	August 29, 2005
Bill D. Stewart	Officer, Chairman and
Director (Principal
Executive Officer)

/s/ Stephen M. Kasprisin	Chief Financial Officer and	August 29, 2005
Stephen M. Kasprisin	Director (Principal
Financial and Accounting
Officer)

/s/ Peter H. Pocklington	Director	August 29, 2005
Peter H. Pocklington

EXHIBIT INDEX

Exhibit
Number	Document
2	Stock Purchase Agreement, dated as of December 15, 1997 (the “Stock Purchase Agreement”), by and among Naturade, Inc. (the “Company”), Allan Schulman, L.S. Smith, Dallas Gold & Silver Exchange, Inc. (“DGSE”), Barry M. Zwick and Health Holdings and Botanicals, Inc., incorporated by reference to Exhibit 2 to the Company’s Current Report on Form 8-K filed on December 23, 1997.

3.1	Certificate of Incorporation of Naturade, Inc., together with amendments and Certificates of Designation relating thereto, incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 1997.

3.2	Certificate of Amendment to Certificate of Incorporation of Naturade, Inc., filed with the Delaware Secretary of State on December 20, 2001, incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K filed on January 3, 2002.

3.3	Certificate of Designation of Series B Convertible Preferred Stock of Naturade, Inc., filed with the Delaware Secretary of State on December 20, 2001, incorporated by reference to Exhibit 3.5 to the Company’s Current Report on Form 8-K filed on January 3, 2002.

3.4	Certificate of Amendment to Certificate of Incorporation of Naturade, Inc., filed with the Delaware Secretary of State on December 28, 2001, incorporated by reference to Exhibit 3.4 to the Company’s Current Report on Form 8-K filed on January 3, 2002.

3.5**	Certificate of Elimination of Series A Convertible Preferred Stock of Naturade, Inc., filed with the Delaware Secretary of State on January 3, 2002.

3.6**	Certificate of Amendment of Certificate of Incorporation of Naturade, Inc., filed with the Delaware Secretary of State on May 15, 2003.

3.7**	Certificate of Amendment of Certificate of Designation of Series B Convertible Preferred Stock of Naturade, Inc., filed with the Delaware Secretary of State on May 15, 2003.

3.8**	Certificate of Decrease of Series B Convertible Preferred Stock of Naturade, Inc., filed with the Delaware Secretary of State on July 28, 2005.

3.9	Certificate of Designation of Series C Convertible Preferred Stock of Naturade, Inc., filed with the Delaware Secretary of State on July 28, 2005, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on July 28, 2005.

3.10	Certificate of Elimination of Series B Convertible Preferred Stock of Naturade, Inc., filed with the Delaware Secretary of State on July 28, 2005, incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on July 28, 2005.

3.11	Amended and Restated Bylaws of Naturade, Inc., as amended December 7, 2001, incorporated by reference to Exhibit 3.6 to the Company’s Current Report on Form 8-K filed on January 3, 2002.

4.1**	Form of certificate of common stock, par value $0.0001 per share.

4.2	Form of certificate of Series C Convertible Preferred Stock, par value $0.0001 per share, incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on July 28, 2005.

5.1***	Opinion of Sheppard, Mullin, Richter & Hampton LLP.

10.1*	Consulting Agreement dated as of December 12, 1997, by and between the Company and Doyle & Boissiere LLC, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed December 23, 1997.

10.2	Form of Option Agreement for Purchase of Naturade, Inc. Common Stock for Directors, incorporated by reference to Exhibit M to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 1995.

10.3	Registration Rights Agreement, dated as of December 15, 1997, by and between the Company and Health Holdings & Botanicals, Inc., incorporated by reference to Exhibit 4 to the Company’s

Exhibit
Number	Document
Current Report on Form 8-K filed on December 23, 1997.

10.4*	Naturade, Inc. 1998 Incentive Stock Option Plan, as amended, incorporated by reference to Exhibit 10.17 to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 1998.

10.5*	Incentive Stock Option Plan with Bill D. Stewart dated March 2, 1998, incorporated by reference to Exhibit 10.18 to the Company’s Quarterly Report on Form 10-Q filed for the period ended March 31, 1998.

10.6	Finance Agreement by and between the Company and Health Holdings and Botanicals, Inc., dated as of March 17, 1999, incorporated by reference to Exhibit 10. 2 to the Company’s Quarterly Report on Form 10-Q filed for the period ended March 31, 1999.

10.7	Amendment No. 1 to Finance Agreement by and between the Company and Health Holdings and Botanicals, Inc., dated June 1, 1999, incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed for the period ended June 30, 1999.

10.8	Credit Agreement by and between the Company and Health Holdings and Botanicals, Inc., dated as of August 9, 1999, incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed for the period ended June 30, 1999

10.9	Credit and Security Agreement by and between the Company and Wells Fargo Business Credit, Inc., dated as of January 27, 2000, incorporated by reference to Exhibit 10.24 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

10.10	Amendment No. 2 to Finance Agreement by and between the Company and Health Holdings and Botanicals, LLC, dated as of March 17, 2000, incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed for the period ended March 31, 2000.

10.11	Industrial Lease dated as of December 23, 1998, between the Company and The Irvine Company, incorporated by reference to Exhibit 10.25 to the Company’s Quarterly Report on Form 10-Q filed for the period ended June 30, 2000.

10.12	Loan Agreement among the Company, Health Holdings and Botanicals, LLC and Wald Holdings, LLC, dated as of August 31, 2000, incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on September 20, 2000.

10.13	Securities Purchase Agreement among the Company, Westgate Equity Partners, L.P. and Health Holdings & Botanicals, LLC, dated as of December 20, 2001, incorporated by reference to Exhibit 10.28 to the Company’s Current Report on Form 8-K filed January 3, 2002.

10.14	Registration Rights Agreement between the Company and Westgate Equity Partners, L.P., dated as of January 2, 2002, incorporated by reference to Exhibit 10.29 to the Company’s Current Report on Form 8-K filed January 3, 2002.

10.15*	Management Services Agreement between the Company and Westgate Group, LLC, dated as of January 2, 2002, incorporated by reference to Exhibit 10.30 to the Company’s Current Report on Form 8-K filed January 3, 2002.

10.16	Voting Agreement between Westgate Equity Partners, L.P. and Health Holdings & Botanicals, LLC, dated as of January 2, 2002, incorporated by reference to Exhibit 10.31 to the Company’s Current Report on Form 8-K filed January 3, 2002.

10.17*	Amended and Restated Employment Agreement between the Company and Bill D. Stewart, dated as of January 2, 2002, incorporated by reference to Exhibit 10.31 to the Company’s Current Report on Form 8-K filed January 3, 2002.

10.18	Fourth Amendment to Credit and Security Agreement and Waiver of Defaults between the Company and Wells Fargo Business Credit, Inc., dated as of December 20, 2001, incorporated by reference to Exhibit 10.33 to the Company’s Current Report on Form 8-K filed January 3, 2002.

10.19	Amendment No. 3 to Finance Agreement between the Company and Health Holdings & Botanicals, LLC, dated as of January 2, 2002, incorporated by reference to Exhibit 10.34 to the Company’s Current Report on Form 8-K filed January 3, 2002.

10.20	Letter agreement of Wells Fargo Business Credit, Inc. waiving rights arising from the Company’s defaults of covenants under the Credit and Security Agreement dated as of January 27, 2000,

Exhibit
Number	Document
incorporated by reference to Exhibit 10.35 to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2000.

10.21	Sixth Amendment to Credit and Security Agreement between the Company and Wells Fargo Business Credit Inc., dated as of March 24, 2003, incorporated by reference to Exhibit 10.36 to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2003.

10.22	Consent and Mutual Release dated as of April 14, 2003, among the Company, Westgate Equity Partners, LLP and Health Holdings and Botanicals, LLC, incorporated by reference to Exhibit 10.37 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

10.23	Fifth Amendment to Credit and Security Agreement between the Company and Wells Fargo Business Credit Inc., dated as of September 19, 2002 incorporated by reference to Exhibit 10.38 to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2002.

10.24	Irrevocable Proxy between Health Holdings and Botanicals, LLC and Westgate Equity Partners, LLP, dated April 14, 2003, incorporated by reference to Exhibit 10.39 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

10.25	Loan Agreement by and among the Company, Health Holdings and Botanicals, LLC and David A. Weil, dated April 14, 2003, incorporated by reference to Exhibit 10.40 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

10.26	Waiver of Preferential Dividends by Holders of Series B Convertible Preferred Stock by Westgate Equity Partners, L.P., dated April 14, 2003, incorporated by reference to Exhibit 10.41 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

10.27	Seventh Amendment to Credit and Security Agreement between the Company and Wells Fargo Business Credit Inc., dated as of April 15, 2003, incorporated by reference to Exhibit 10.42 to the Company’s Current Report on Form 8-K filed on April 25, 2003.

10.28	Eighth Amendment to Credit and Security Agreement between the Company and Wells Fargo Business Credit Inc., dated as of November 6, 2003, incorporated by reference to Exhibit 10.43 to the Company’s Current Report on Form 8-K filed on November 6, 2003.

10.29	Ninth Amendment to Credit and Security Agreement between the Company and Wells Fargo Business Credit Inc., dated as of March 29, 2004, incorporated by reference to Exhibit 10.44 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

10.30*	First Amendment to Amended and Restated Employment Agreement between the Company and Bill D. Stewart, dated March 29, 2004, incorporated by reference to Exhibit 10.45 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

10.31	Joinder to Loan Agreement of Naturade, Inc. dated as of April 13, 2003, by and among Bill D. Stewart and the lenders listed therein, incorporated by reference to Exhibit 10.46 to the Company’s Current Report on Form 8-K filed on April 22, 2004.

10.32	Subordination Agreement dated as of April 14, 2004, by Bill D. Stewart for the benefit of Wells Fargo Business Credit, Inc., incorporated by reference to Exhibit 10.47 to the Company’s Current Report on Form 8-K filed on April 22, 2004.

10.33	Secured Promissory Note for $100,000 by the Company payable to Bill D. Stewart, dated April 14, 2004, incorporated by reference to Exhibit 10.48 to the Company’s Current Report on Form 8-K filed on April 22, 2004.

10.34	Secured Promissory Note for $100,000 by the Company payable to Health Holdings & Botanicals, LLC, dated April 14, 2004, incorporated by reference to Exhibit 10.49 to the Company’s Current Report on Form 8-K filed on April 22, 2004.

10.35	Secured Promissory Note for $25,000 by the Company payable to David Weil, dated May 3, 2004, incorporated by reference to Exhibit 10.50 to the Company’s Current Report on Form 8-K filed on May 5, 2004.

10.36	Secured Promissory Note for $75,000 by the Company payable to Health Holdings & Botanicals, LLC, dated May 3, 2004, incorporated by reference to Exhibit 10.51 to the Company’s Current Report on Form 8-K filed on May 5, 2004.

Exhibit
Number	Document
10.37	Tenth Amendment to Credit and Security Agreement between the Company and Wells Fargo Business Credit Inc., dated May 10, 2004 , incorporated by reference to Exhibit 10.52 to the Company’s Current Report on Form 10-Q filed on May 13, 2004.

10.38*	Revised Employment Agreement between the Company and Stephen M. Kasprisin, dated as of June 1, 2004, incorporated by reference to Exhibit 10.53 to the Company’s Current Report on Form 8-K filed on June 11, 2004.

10.39*	Revised Employment Agreement between the Company and Marwan Zreik, dated as of June 1, 2004, incorporated by reference to Exhibit 10.54 to the Company’s Current Report on Form 8-K filed on June 11, 2004.

10.40	Asset Purchase Agreement dated November 2, 2004, between the Company and L.O.D.C. Group, LTD, incorporated by reference to Exhibit 10.55 to the Company’s Current Report on Form 8-K filed on November 81, 2004.

10.41	Eleventh Amendment to Credit and Security Agreement between the Company and Wells Fargo Business Credit Inc., dated November 2, 2004, incorporated by reference to Exhibit 10.56 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

10.42	First Amendment dated as of January 26, 2005, to Secured Promissory Note dated April 13,2003, between the Company and Health Holdings & Botanicals, LLC, incorporated by reference to Exhibit 10.57 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

10.43	First Amendment dated as of January 26, 2005, to Secured Promissory Note dated April 14,2004, between the Company and Health Holdings & Botanicals, LLC, incorporated by reference to Exhibit 10.58 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

10.44	First Amendment dated as of January 26, 2005, to Secured Promissory Note dated May 13,2004, between the Company and Health Holdings & Botanicals, LLC, incorporated by reference to Exhibit 10.59 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

10.45	First Amendment dated as of January 26, 2005, to Secured Promissory Note dated August 16, 2004, between the Company and Health Holdings & Botanicals, LLC, incorporated by reference to Exhibit 10.60 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

10.46	First Amendment dated as of January 26, 2005, to Secured Promissory Note dated April 13, 2003, between the Company and David A. Weil, incorporated by reference to Exhibit 10.61 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

10.47	First Amendment dated as of January 26, 2005, to Secured Promissory Note dated May 3, 2004, between the Company and David A. Weil, incorporated by reference to Exhibit 10.62 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

10.48	First Amendment dated as of January 26, 2005, to Secured Promissory Note dated May 3, 2004, between the Company and Bill D. Stewart, incorporated by reference to Exhibit 10.63 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

10.49	Third Amendment to Loan Agreement dated March 25, 2005, between the Company and Howard Shao, incorporated by reference to Exhibit 10.64 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

10.50	Master investment Agreement dated as of July 22, 2005, by and among the Company, Health Holdings and Botanicals, LLC, Westgate Equity Partners, L.P., Quincy Investments Corp., Bill D. Stewart and David A. Weil, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on July 28, 2005.

10.51	Common Stock Purchase Warrant dated as of July 22, 2005, entitling Health Holdings and Botanicals, LLC to purchase up to 10,000,000 shares of common stock at $1.00 per share, incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on

Exhibit
Number	Document
July 28, 2005.

10.52	Common Stock Purchase Warrant dated as of July 22, 2005, entitling Quincy Investments Corp. to purchase up to 7,000,000 shares of common stock at $0.80 per share, incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on July 28, 2005.

10.53	Common Stock Purchase Warrant dated as of July 22, 2005, entitling Quincy Investments Corp. to purchase up to 7,000,000 shares of common stock at $1.02 per share, incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on July 28, 2005.

10.54	Registration Rights Agreement dated as of July 22, 2005, by and among the Company, Health Holdings and Botanicals, LLC, Westgate Equity Partners, L.P. and Quincy Investments Corp., incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on July 28, 2005.

10.55	Asset Purchase Agreement dated as of July 22, 2005, by and among Quincy Investments Corp., Symco, Inc. and Symbiotics, Inc., incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed on July 28, 2005.

10.56	Assignment and Assumption Agreement dated as of July 22, 2005, by and among the Company, Quincy Investments Corp., Symco, Inc. and Symbiotics, Inc., incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K filed on July 28, 2005.

10.57	Asset Purchase Agreement dated as of July 27, 2005, by and between Quincy Investments Corp. and The Ageless Foundation, Inc., incorporated by reference to Exhibit 10.8 to the Company’s Current Report on Form 8-K filed on July 28, 2005.

10.58	Assignment and Assumption Agreement dated as of July 28, 2005, by and among the Company, Quincy Investments Corp. and The Ageless Foundation, Inc., incorporated by reference to Exhibit 10.9 to the Company’s Current Report on Form 8-K filed on July 28, 2005.

10.59	Security and Purchase Agreement, by and between the Company and Laurus Master Fund, Ltd., dated July 26, 2005, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 1, 2005.

10.60	Common Stock Purchase Option dated as of July 26, 2005, entitling Laurus Master Fund, Ltd. to purchase up to 8,721, 375 shares of common stock at $0.001 per share, incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on August 1, 2005.

10.61	Common Stock Purchase Warrant dated as of July 26, 2005, entitling Laurus Master Fund, Ltd. to purchase up to 1,500,000 shares of common stock at $0.80 per shares, incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on August 1, 2005.

10.62	Secured Convertible Term Note in the amount of $1,000,000, by and between the Company and Laurus Master Fund, Ltd., dated July 26, 2005, incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on August 1, 2005.

10.63	Secured Revolving Note in the amount of $3,000,000, by and between the Company and Laurus Master Fund, Ltd., dated July 26, 2005, incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on August 1, 2005.

10.64	Registration Rights Agreement dated as of July 26, 2005, by and between the Company and Laurus Master Fund, Ltd., incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed on August 1, 2005.

10.65	Secured Convertible Minimum Borrowing Note in the amount of $500,000, by and between the Company and Laurus Master Fund, Ltd., dated July 26, 2005, incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K filed on August 1, 2005.

10.66	Promissory Note in the amount of $1,775, 687.46, dated August 3, 2005, by Quincy Investments Corp. and the Company payable to Symbiotics, Inc., incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on August 9, 2005.

10.67	Promissory Note in the amount of $648,234.00, dated August 5, 2005, by Quincy Investments Corp. and the Company payable to The Ageless Foundation, Inc., incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on August 9, 2005.

Exhibit
Number	Document
10.68	Guaranty of Promissory Note dated as of August 3, 2005, by Peter H. Pocklington for the benefit of each of Symco Inc. and Symbiotics, Inc., incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 9, 2005.

10.69	Guaranty of Promissory Note dated as of August 5, 2005, by Peter H. Pocklington for the benefit of The Ageless Foundation, Inc., incorporated by reference to Exhibit 10.10 to the Company’s Current Report on Form 8-K filed on August 9, 2005.

10.70	Consulting Agreement dated as of August 5, 2005, by and between Naomi Balcombe and the Company, incorporated by reference to Exhibit 10.11 to the Company’s Current Report on Form 8-K filed on August 9, 2005.

10.71	Independent Contractor Proprietary Information and Inventions Agreement dated August 5, 2005, by and between the Company and Naomi Balcombe, incorporated by reference to Exhibit 10.12 to the Company’s Current Report on Form 8-K filed on August 9, 2005.

10.72	Transition Agreement entered into as of August 3, 2005, by and between the Company, Symco, Inc. and Symbiotics, Inc., incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on August 9, 2005.

10.73	Consulting Agreement dated as of August 3, 2005, by and between Douglas Wyatt and the Company, incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on August 9, 2005.

10.74	Independent Contractor Proprietary Information and Inventions Agreement dated August 3, 2005, by and between the Company and Douglas Wyatt, incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on August 9, 2005.

10.75	Consulting Agreement dated as of August 3, 2005, by and between the Company and David Brown, incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on August 9, 2005.

10.76	Independent Contractor Proprietary Information and Inventions Agreement dated August 3, 2005, by and between the Company and David Brown, incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed on August 9, 2005.

10.77	Common Stock Lock Up Agreement dated August 3, 2005, by and between the Company and Douglas Wyatt, incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K filed on August 9, 2005.

10.78	Common Stock Lock Up Agreement dated August 3, 2005, by and between the Company and David Brown, incorporated by reference to Exhibit 10.8 to the Company’s Current Report on Form 8-K filed on August 9, 2005.

10.79	Trademark License Agreement dated August 3, 2005, by and among the Company, Symco, Inc. and Symbiotics, Inc., incorporated by reference to Exhibit 10.9 to the Company’s Current Report on Form 8-K filed on August 9, 2005.

14.1	Code of Financial Ethics incorporated by reference to Exhibit 14 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003

23.1	Consent of Sheppard, Mullin, Richter & Hampton LLP (included in its opinion filed as Exhibit 5.1).

23.2**	Consent of BDO Seidman, LLP.

24.1	Power of Attorney (see page II-11).

*	Management contracts or compensatory plan or arrangement.

**	Filed herewith.

***	To be filed by amendment.